PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated as of April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023)	Registration Statement No. 333-257996

Neuberger Berman High Yield
Strategies Fund Inc.

6,482,227 Shares of Common Stock

Issuable Upon the Exercise of

Transferable Subscription Rights to Acquire Common Stock

Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) is issuing transferable subscription rights (“Rights”) to its stockholders of record as of the close of business on May 23, 2023 (the “Record Date”) entitling the holders of these Rights to purchase additional shares of common stock of the Fund, par value $0.0001 per share (each a “share of Common Stock” and collectively, the “Common Stock”). The holders of Common Stock (the “Stockholders”) of record on the Record Date (“Record Date Stockholders”) will receive one Right for each outstanding share of Common Stock owned on the Record Date. The Rights entitle the holders to purchase one new share of Common Stock for every three Rights held (1 for 3). Record Date Stockholders who fully exercise their Rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional Common Stock covered by any unexercised Rights. Any Record Date Stockholder that owns fewer than three shares of Common Stock as of the close of business on the Record Date is entitled to subscribe for one full share of Common Stock in an offering under this registration statement. See “Description of the Rights Offering” for a complete discussion of the terms of the offering.

The offer will expire at 5:00 PM Eastern Time, on June 21, 2023, unless extended as described in this prospectus supplement (the “Expiration Date”). The subscription price per share of Common Stock (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the NYSE American on the Expiration Date, as such date may be extended from time to time, and each of the four (4) immediately preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 89% of the net asset value (“NAV”) per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, the Subscription Price will be 89% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date.

The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to seek high total return (income plus capital appreciation). Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment adviser.

Under normal market conditions, at least 80% of the Fund’s total assets are invested in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations.

The Fund’s outstanding Common Stock is, and the shares of Common Stock issued pursuant to the exercise of the Rights will be, listed on the NYSE American. The Fund’s shares of Common Stock trade under the symbol “NHS.” The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “NHS RT” during the course of the Rights offering.

On May 15, 2023, the last reported NAV per share of Common Stock was $8.37 and the last reported sale price per share of Common Stock on the NYSE American was $8.32, representing a discount to NAV of -0.60%.

The shares of Common Stock are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about June 28, 2023, unless extended.

Investing in the Fund’s Rights and/or Common Stock involves certain risks. You should review the information set forth under “Special Characteristics and Risk of the Rights Offering” below and “Risk Factors” in the accompanying Prospectus before investing in the Fund’s Common Stock.

In addition, you should consider that a Rights offering by the Fund:

•	Will substantially dilute the NAV of shares of Common Stock owned by Stockholders who do not fully exercise their rights and purchase additional Common Stock;
•	Will substantially dilute the voting power of Stockholders who do not fully exercise their Rights since they will own a smaller proportionate interest in the Fund upon completion of the offering; and
•	May increase the discount to NAV of a Stockholder’s Common Stock if the Subscription Price is set at a time when the Common Stock is trading at a discount to NAV.

An investment in the Fund is not appropriate for all investors. There is no assurance that the Fund’s investment objective will be achieved. You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest in the Fund’s Common Stock and retain it for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about the Fund. Material that has been incorporated by reference and other information about the Fund can be obtained by calling (877) 461-1899 or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). For additional information all holders of Rights should contact the Information Agent, AST Fund Solutions, LLC, at (866) 387-9392.

Stockholders who do not exercise their Rights may, at the completion of the offering, own a smaller proportionate interest in the Fund than if they exercised their Rights. As a result of the offering, you may experience dilution of the aggregate NAV of your shares of Common Stock depending upon whether the Fund’s NAV per share of Common Stock is above or below the Subscription Price on the Expiration Date. All costs of the offering will be borne by the Fund, and indirectly by current Stockholders whether they exercise their Rights or not. Rights exercised by a Stockholder are irrevocable.

The Fund has declared a monthly distribution payable on June 30, 2023 with a record date of June 5, 2023.  Any shares of Common Stock issued after June 5, 2023 as a result of the Rights offering will not be record date stock for the Fund’s monthly distribution to be paid on June 30, 2023 and will not be entitled to receive such distribution.

Shares of closed-end management investment companies frequently trade at a discount to their net asset value. The Fund’s Common Stock has historically traded at a discount to net asset value, including during recent periods. If the Fund’s Common Stock trades at a discount to its net asset value, the risk of loss may increase for purchasers in a public offering.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(4)
Estimated subscription price(1)	$8.07	$52,311,572
Estimated Sales Load(2)	$0.28	$1,830,905
Estimated proceeds, before expenses, to the Fund(3)	$7.79	$50,480,667

(1)	Estimated on the basis of 92.5% of the average of the last reported sales price per share of Common Stock at the close of trading on the NYSE American on May 15, 2023 and each of the four (4) preceding trading days.
(2)	UBS Securities LLC, the dealer manager for the Rights offering (the “Dealer Manager”), will receive a fee from the Fund for its financial structuring and solicitation services equal to 3.50% of the Subscription Price per share of Common Stock issued pursuant to the exercise of Rights (including pursuant to the over-subscription privilege). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Stockholders, including those who do not exercise their Rights. See “Plan of Distribution.”

(3)	Before deduction of expenses related to the Rights offering, which are estimated approximately at $482,100, including partial reimbursement of the Dealer Manager for its expenses incurred in connection with the offering in an amount up to $150,000. Certain offering expenses are paid indirectly by Stockholders, including those who do not exercise their Rights. Such fees and expenses will immediately reduce the NAV per share of each outstanding share of Common Stock, including those purchased by an investor in the Rights offering. The amount of proceeds to the Fund net of any fees and expenses of the offering are estimated to be approximately $7.71 per share of Common Stock and approximately $49,998,567 in the aggregate. Stockholders will not directly bear any offering expenses.
(4)	Assumes all Rights are exercised at the estimated Subscription Price. All of the Rights offered may not be exercised.

You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The Fund’s shares of Common Stock do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

UBS INVESTMENT BANK

The date of this Prospectus Supplement is May 23, 2023.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither the Fund nor the Dealer Manager have authorized anyone to provide you with different information. The Fund is not, and the Dealer Manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” refers to Neuberger Berman High Yield Strategies Fund Inc.

Prospectus Supplement

Prospectus

v

Cautionary notice regarding forward-looking statements

This Prospectus Supplement, the accompanying Prospectus and statement of additional information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Stock will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risk Factors” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Common Stock. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the SAI, especially the information set forth under the headings “Investment Objective and Principal Investment Strategy” and “Risk Factors.” Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Terms of the Rights Offering

One Right will be issued for each share of Common Stock of the Fund held on the Record Date. Rights are expected to trade on the NYSE American under the symbol “NHS RT.” The Rights will allow Stockholders to subscribe for new shares of Common Stock. 19,446,679 shares of Common Stock of the Fund were outstanding as of May 15, 2023. Three Rights will be required to purchase one share of Common Stock (1-for-3); however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. Common Stock of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of the Rights, shares of Common Stock are expected to be issued at a price below NAV per share of Common Stock. An over-subscription privilege will be offered, subject to the right of the Board of Directors of the Fund (the “Board”) to eliminate the over-subscription privilege. 6,482,227 shares of Common Stock will be issued if all Rights are exercised. See “Terms of the Rights Offering.” Any shares of Common Stock issued as a result of the Rights offering will not be record date stock for the Fund’s monthly distribution to be paid on June 30, 2023 and will not be entitled to receive such distribution. The exercise of Rights by a Rights holder is irrevocable.

In this Prospectus Supplement, we use the terms “Stockholder” to refer to any person that holds Common Stock, “Record Date Stockholders” to refer to those Stockholders that held their Common Stock on the Record Date and “Existing Rights Holders” to refer to those persons (i) that are Record Date Stockholders to whom the Rights were issued initially to the extent that a Record Date Stockholder continues to hold Rights and (ii) any subsequent transferees of the Rights that continue to hold the Rights.

Amount Available for Primary Subscription	Approximately $52,311,572.
Title	Subscription Rights to Acquire Shares of Common Stock.
Subscription Price	The Subscription Price will be determined based on a formula equal to 92.5% of the average of the last reported sales price of the Fund’s Common Stock on the NYSE American on the Expiration Date and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 89% of the NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 89% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date. See “Terms of the Rights Offering.”
Record Date	Rights will be issued to Stockholders on May 23, 2023 (the “Record Date”). See “Terms of the Rights Offering.”

Number of Rights Issued	One Right will be issued in respect of each share of Common Stock of the Fund outstanding on the Record Date. See “Terms of the Rights Offering.”
Number of Rights Required to Purchase One share of Common Stock	A holder of Rights may purchase one share of Common Stock of the Fund for every three Rights exercised (1-for-3); however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. See “Terms of the Rights Offering.”
Over-Subscription Privilege

Record Date Stockholders who fully exercise all Rights initially issued to them (other than those Rights to acquire less than one share of Common Stock, which cannot be exercised) are entitled to subscribe for additional Common Stock which was not subscribed for by other Record Date Stockholders at the same Subscription Price, subject to certain limitations and subject to allotment. This is known as the “over-subscription privilege” (the “Over-Subscription Privilege”). Record Date Stockholders or Existing Rights Holders on the Expiration Date who choose not to exercise their full rights to purchase additional shares will permit Stockholders who exercise the Over-Subscription Privilege to purchase additional shares at a discount without furnishing additional rights or providing any compensation to the non-participating Stockholders for the dilution of their ownership percentage or voting rights. Investors who are not Record Date Stockholders, but who otherwise acquire Rights to purchase the Fund’s Common Stock pursuant to the Rights offering (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund’s Common Stock pursuant to the Over-Subscription Privilege. If sufficient Common Stock is available, all Record Date Stockholders’ over-subscription requests will be honored in full. If these requests for Common Stock exceed the Common Stock available, the available Common Stock will be allocated pro rata among those fully exercising Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. Common Stock acquired pursuant to the Over-Subscription Privilege are subject to allotment.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so.  The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.  See “Over-Subscription Privilege.”

Any Common Stock issued pursuant to the Over-Subscription Privilege will be Common Stock registered under the Prospectus.

Subscription Period	The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 PM Eastern Time on June 21, 2023 (the “Expiration Date”), unless otherwise extended. See “Terms of the Rights Offering” and “Method for Exercising Rights.” Any exercise of Rights during the Subscription Period is referred to as the “Primary Subscription,” which does not include any over-subscription privilege. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Stockholders who had elected to purchase Common Stock.

Sale and Transferability of Rights

The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “NHS RT”. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on June 20, 2023, the last NYSE American trading day prior to the Expiration Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE American.

Trading of the Rights on the NYSE American will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed or otherwise delivered to Record Date Stockholders and thereafter will be conducted on a regular-way basis until and including the last NYSE American trading day prior to the completion of the Subscription Period. The shares of Common Stock are expected to begin trading ex-Rights one Business Day prior to the Record Date. The value of the Rights, if any, will be reflected by their market price on the NYSE American.

Rights that are sold will not confer any right to acquire any Common Stock pursuant to an Over-Subscription Privilege, and any Record Date Stockholder who sells any Rights will not be eligible to participate in the Over-Subscription Privilege, if any.

Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to sell their Rights and such nominee may submit those Rights to the Subscription Agent (defined below) for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on or before June 14, 2023, five Business Days prior to the Expiration Date (or, if the subscription period is extended, prior to 5:00 PM Eastern Time, on the fifth Business Day prior to the extended Expiration Date).

Holders of Rights who are unable or do not wish to exercise any or all of their Rights and are unsure how to sell Rights through their broker or financial adviser may contact the Subscription Agent to facilitate the sale of any unexercised Rights. If the Subscription Agent receives Rights for sale in a timely manner, the Subscription Agent will first offer any Rights submitted to the Subscription Agent for sale to the Dealer Manager for purchase. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase any such Rights offered for sale by the Subscription Agent, the Subscription Agent will attempt to sell such Rights in the open market.

Alternatively, the Rights evidenced by a Subscription Certificate may be transferred until the Expiration Date in whole or in part by endorsing the Subscription Certificate for transfer in accordance with the instructions accompanying the Subscription Certificate. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights. See “Sale and Transferability of Rights.”

Stockholders of record, who hold their shares through American Stock Transfer & Trust Company, LLC, the Fund’s transfer agent, and whose addresses are outside the United States, or who have an APO or FPO address, are encouraged to contact the Subscription Agent to facilitate the sale of their Rights if they are otherwise unable or unwilling to exercise the Rights. The Subscription Agent will also attempt to sell any Rights attributable to Record Date Stockholders whose addresses are outside the United States, or who have an APO or FPO address. See “Method for Exercising Rights—Requirements for Foreign Stockholders.”

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (i.e., costs incidental to the sale of Rights).

For a discussion of actions that may be taken by UBS Securities LLC (the “Dealer Manager”) to seek to facilitate the trading market for Rights and the placement of Common Stock pursuant to the exercise of Rights, including the purchase of Rights and the sale during the Subscription Period by the Dealer Manager of Common Stock acquired through the exercise of Rights and the terms on which such sales will be made. See “Plan of Distribution.”

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE American from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold Common Stock for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any Over-Subscription Privilege. See “Sale and Transferability of Rights.”

Method for Exercising Rights

Rights are evidenced by Subscription Certificates that will be mailed or otherwise delivered to Record Date Stockholders (except as described under “Method for Exercising Rights—Requirements for Foreign Stockholders”) or, if their shares of Common Stock are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee.

Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the Subscription Certificate on behalf of the investor and arrange for proper payment by one of the methods set forth under “Payment for Common Stock.”

Rights may be exercised by completing and signing the subscription certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the Common Stock at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a notice of guaranteed delivery along with payment of the shares prior to 5:00 PM Eastern Time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the second Business Day after the Expiration Date.

Holders of Rights who have exercised their Rights will have no right to rescind their subscription after receipt by the Subscription Agent of the completed Subscription Certificate together with payment for Common Stock subscribed for, except as described under “Notice of NAV Decline.”

Subscription Certificates will not be mailed to Record Date Stockholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) (the “Foreign Stockholders”). See “Method for Exercising Rights—Requirements for Foreign Stockholders.”

Plan of Distribution	UBS Securities LLC will act as Dealer Manager for the offer. Under the terms and subject to the conditions contained in a Dealer Manager Agreement among the Fund, the Adviser and the Dealer Manager (the “Dealer Manager Agreement“), the Dealer Manager will provide financial structuring services in connection with the offering and will solicit the exercise of Rights and participation in the Over-Subscription Privilege (if any). The offering is not contingent upon any number of Rights being exercised. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price for each share of Common Stock issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege, if any), a portion of which may be reallowed to an affiliate of the Dealer Manager.

The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the offering. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offering, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the offering to their customers. The Fund and the Adviser have also agreed to indemnify the Dealer Manager against certain liabilities, including under the Securities Act of 1933, as amended (the “Securities Act”). The fees paid to the Dealer Manager will be borne by the Fund and indirectly by all of its Stockholders, including those who do not exercise the Rights. All of the costs of the offering will be borne by the Fund and indirectly by the Fund’s Stockholders whether or not they exercise their Rights. See “Plan of Distribution.”

Use of Proceeds

The Fund estimates the net proceeds of the Rights offering to be approximately $49,998,567. This figure is based on the Subscription Price per share of Common Stock of $8.07 and assumes all new shares of Common Stock offered are sold and that the expenses related to the Rights offering estimated at approximately $482,100 and the Dealer Manager fee are paid.

The Fund currently intends to invest substantially all of the net proceeds of this offering in accordance with the Fund’s investment objective and policies as described in the accompanying Prospectus under “Investment Objective and Principal Investment Strategy,” within approximately three months of receipt of such proceeds depending on market conditions and the availability of appropriate investments. Pending such investment, the proceeds will be held in high quality short term debt securities and instruments. In addition, the Fund may use a portion of such proceeds, depending on market conditions, for other general corporate purposes.

Taxation/ERISA	See “Taxation” and “Employee Benefit Plan and IRA Considerations.”
Subscription Agent	American Stock Transfer & Trust Company, LLC. See “Subscription Agent.”
Information Agent	AST Fund Solutions, LLC. See “Information Agent.”
Risks	See “Special Characteristics and Risks of the Rights Offering” below and “Risk Factors” in the accompanying Prospectus for a discussion of the factors you should consider carefully before deciding to invest in the Fund’s Common Stock.

TABLE OF FEES AND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund through the exercise of Rights would bear directly or indirectly, assuming the Rights offering is fully subscribed and the Fund incurs the estimated offering expenses. The tables also reflect the use of leverage by the Fund through preferred stock and notes representing in the aggregate 42.03% of Managed Assets (consistent with the percentage of leverage in place as of October 31, 2022). If less than all of the Rights are exercised and/or the Subscription Price is less than the estimated Subscription Price and as a result the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase.

Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)(1)	3.50%
Offering Expenses Borne by the Fund (as a percentage of offering price) (1)	0.92%
Distribution Reinvestment Plan Fees	None(2)

Percentage of Net Assets Attributable to Common Stock
Annual Fund Expenses
Management Fees(3)	1.12%
Interest Expenses on Notes(4)	2.48%
Other Expenses(5)	0.21%
Total Annual Fund Operating Expenses	3.81%
Distributions on Preferred Stock(6)	2.63%
Total Annual Expenses and Distributions on Preferred Stock	6.44%

(1)	The Fund has agreed to pay the Dealer Manager for its financial structuring and solicitation services a fee (i.e., the sales load) equal to 3.50% of the aggregate Subscription Price for the shares of Common Stock issued pursuant to the Rights offering (including pursuant to the Over-Subscription Privilege). The Fund has also agreed to pay the Dealer Manager up to $150,000 as partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the offer, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. In addition, the Fund has agreed to pay a fee to each of the Subscription Agent and the Information Agent estimated to be $36,000 and $20,000, respectively, plus reimbursement for their out-of-pocket expenses related to the offer. Total offering expenses (not including the sales load) are estimated to be $482,100, which assumes that the Rights offering is fully subscribed. The fee paid to the Dealer Manager is reflected in the table under “Sales load” and the other fees and expenses described in this note are reflected in the table under “Offering Expenses.” The sales load and the offering expenses will be borne by the Fund and indirectly by all of the Fund’s Stockholders, including those who do not exercise their Rights, and will result in a reduction of the NAV of the shares of Common Stock. See “Plan of Distribution.”
(2)	The Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the Plan Agent to sell your Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan” in the accompanying Prospectus.
(3)	The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.05% of the Fund’s average daily Managed Assets for administrative services. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. Consequently, since the Fund has leverage outstanding, the management fee and fee for administrative services as percentages of net assets attributable to Common Stock are higher than if the Fund did not utilize leverage.
(4)	“Interest Expenses on Notes” assumes the Fund issues additional privately placed notes such that the aggregate principal amount of its privately placed notes is sufficient to maintain overall leverage at 42.03% of its Managed Assets and represents annualized interest payments on notes, adjusted to reflect an estimated annualized interest rate of 6.50%, which was the interest rate in effect as of April 30, 2023.
(5)	“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances. Does not include the sales load or other expenses of the Fund incurred in connection with the Rights offering. However, these expenses will be borne by all holders of the Fund’s Common Stock, including those who do not exercise their Rights, and result in a reduction of the NAV of the shares of Common Stock.

(6)	“Distributions on Preferred Stock” represents the Fund’s annualized distributions paid on the Fund’s preferred stock, adjusted to reflect an estimated annualized distribution rate of 7.45%, which was the distribution rate in effect as of April 30, 2023.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in the Common Stock, assuming (1) total annual expenses of 6.44% of net assets attributable to the Common Stock and (2) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Year	5 Year	10 Year
$64	$189	$311	$599

USE OF PROCEEDS

The Fund estimates the net proceeds of the Rights offering to be $49,998,567, based on the estimated Subscription Price per share of $8.07, assuming all new shares of Common Stock offered are sold and that the expenses related to the Rights offering estimated at approximately $482,100 are paid and after deduction of the underwriting discounts and commissions. The Fund currently intends to invest the net proceeds of the Rights offering in accordance with the Fund’s investment objective and policies as described in the accompanying Prospectus under “Investment Objective and Principal Investment Strategy.” To maintain a more consistent level of leverage as a percentage of Managed Assets, the Fund currently anticipates that it will seek to increase the amount of its leverage following the completion of the Rights offering. The Fund anticipates that the investment of the proceeds of the Rights offering, and of any additional leverage, will be made in accordance with the Fund’s investment objective and policies within approximately three months of receipt of such proceeds depending on market conditions and the availability of appropriate investments. Pending such investment, the proceeds of the offering will be held in high quality short-term debt securities and instruments. In addition, the Fund may use a portion of such proceeds, depending on market conditions, for other general corporate purposes.

CAPITALIZATION

The following table sets forth the audited capitalization of the Fund as of October 31, 2022 and its adjusted capitalization assuming the issuance of 6,482,227 shares of Common Stock pursuant to the full exercise of all Rights at the estimated Subscription Price and the payment by the Fund of the estimated offering expenses of $482,100 and the Dealer Manager fee, and assumes no change in the amount of the Fund’s leverage.

	As of October 31, 2022
	Actual	As Adjusted
Indebtedness
Aggregate Principal Value of Notes	$46,000,000	$46,000,000
Preferred Stock
Mandatory Redeemable Preferred Shares, Series C ($0.0001 par value per share; 6,080,000 shares issued and outstanding)	$76,000,000	$76,000,000
Common Stockholder’s Equity:
Paid-in capital (Common Stock, $0.0001 par value per share; 992,397,100 shares authorized (the “Actual” column reflects the 19,432,540 shares outstanding as of October 31, 2022; the “As Adjusted” column assumes the issuance of 6,482,227 shares of Common Stock pursuant to the Rights offering.))	$235,965,256	$285,963,823
Total distributable earnings (accumulated loss)	$(67,686,443)	$(67,686,443)
Net assets applicable to Common Stock	$168,278,813	$218,277,380

PRICE RANGE OF SHARES OF COMMON STOCK

The Fund’s Common Stock is publicly held and is listed and traded on the NYSE American under the symbol “NHS”. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per share of Common Stock along with (i) the highest and lowest closing NAV per share and (ii) the highest and lowest premium or discount from NAV per share represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)		NAV per share on Date of NYSE American Market Price(1)		Market Premium/ (Discount) to NAV per share on Date of NYSE American Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low
April 30, 2023	$9.32	$7.82	$9.19	$8.30	1.41%	-5.78%
January 31, 2023	$9.13	$8.13	$8.92	$8.45	2.35%	-3.79%
October 31, 2022	$9.74	$7.46	$9.74	$8.32	0.00%	-10.34%
July 31, 2022	$9.69	$7.78	$10.36	$8.84	-6.47%	-11.99%
April 30, 2022	$11.74	$9.76	$10.94	$10.48	7.31%	-6.87%
January 31, 2022	$13.20	$11.17	$12.31	$11.87	7.23%	-5.90%
October 31, 2021	$13.16	$12.47	$12.35	$12.58	6.56%	-0.87%
July 31, 2021	$13.53	$12.57	$12.79	$12.54	5.79%	0.24%
April 30, 2021	$13.05	$11.88	$12.69	$12.66	2.84%	-6.16%
January 31, 2021	$12.04	$10.79	$12.53	$11.78	-3.91%	-8.40%

(1)	Source: Bloomberg
(2)	Data presented are with respect to a short period of time and are not indicative of future performance.

On May 15, 2023, the Fund’s NAV per share was $8.37 and the last reported sale price of a share of Common Stock on the NYSE American was $8.32, representing a discount to NAV of -0.60%. The Fund’s shares of Common Stock have historically traded at both a premium and discount to NAV.

DESCRIPTION OF THE RIGHTS OFFERING

Terms of the Rights Offering

The Fund is issuing to Record Date Stockholders Rights to subscribe for Common Stock of the Fund. Each Record Date Stockholder is being issued one transferable Right for each share of Common Stock owned on the Record Date. The Rights entitle the holder to acquire, at a subscription price per share of Common Stock (the “Subscription Price”) determined based upon a formula equal to 92.5% of the average of the last reported sales price of the Fund’s Common Stock on the NYSE American on the Expiration Date and each of the four preceding trading days (the “Formula Price”), one new share of Common Stock for each three Rights held. If, however, the Formula Price is less than 89% of the NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 89% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on that day.

The estimated Subscription Price to the public of $8.07 is based upon 92.5% of the last reported sales price of the Fund’s Common Stock on the NYSE American on May 15, 2023 and each of the four (4) preceding trading days. Fractional shares of Common Stock will not be issued upon the exercise of the Rights. Accordingly, Common Stock may be purchased only pursuant to the exercise of Rights in integral multiples of three; however, any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date may subscribe for one full share of Common Stock. Record Date Stockholders who hold two or more accounts may not combine their fractional interests across accounts. Rights may be exercised at any time during the Subscription Period which commences on May 23, 2023, and ends at 5:00 PM Eastern Time on June 21, 2023, the Expiration Date, unless otherwise extended. The Common Stock of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of the Rights in the offering, shares of Common Stock are expected to be issued at a price below NAV per share of Common Stock. The right to purchase one share of Common Stock for each three Rights held during the Subscription Period (or any extension thereof) at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Rights offering.” Rights will expire on the Expiration Date and thereafter may not be exercised. Any Common Stock issued as a result of the Rights offering will not be record date stock for purposes of the Fund’s monthly distribution to be paid on June 30, 2023 and will not be entitled to receive such distribution.

The Fund has entered into a dealer manager agreement with UBS Securities LLC (the “Dealer Manager”) that allows the Dealer Manager to take actions to seek to facilitate the trading market for Rights and the placement of Common Stock pursuant to the exercise of Rights. Those actions are expected to involve the Dealer Manager purchasing and exercising Rights during the Subscription Period at prices determined at the time of such exercise, which are expected to vary from the Subscription Price. See “Plan of Distribution” for additional information.

Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered Stockholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and Common Stock paid for is set forth below in “Method of Exercising Rights,” “Payment for Common Stock” and “Plan of Distribution.” A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See “Payment for Common Stock.” It is anticipated that the Common Stock issued pursuant to an exercise of Rights will be listed on the NYSE American.

Holders of Rights who are Record Date Stockholders are entitled to subscribe for additional Common Stock at the same Subscription Price pursuant to the Over-Subscription Privilege, subject to certain limitations, allotment and the right of the Board to eliminate the Over-Subscription Privilege. See “Over-Subscription Privilege.”

For purposes of determining the maximum number of Common Stock that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose shares of Common Stock are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or such other depository or nominee on their behalf.

The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE American under the symbol “NHS RT.” Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE American trading day prior to the Expiration Date. Trading of the Rights on the NYSE American is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed or otherwise delivered to Record Date Stockholders of record and thereafter is expected to be conducted on a regular way basis until and including the last NYSE American trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Sale and Transferability of Rights—Other Transfers.” The shares of Common Stock are expected to begin trading ex-Rights one Business Day prior to the Record Date as determined and announced by the NYSE American. The Rights offering may be terminated or extended by the Fund at any time for any reason before the Expiration Date. If the Fund terminates the Rights offering, the Fund will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such Stockholders who had elected to purchase Common Stock.

Nominees who hold the Fund’s Common Stock for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such Common Stock as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Stock or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

Participants in the Fund’s Distribution Reinvestment Plan (the “Plan”) will be issued Rights in respect of the Common Stock held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method of Exercising Rights” and “Payment for Common Stock.”

Conditions of the Rights Offering

This Rights offering will be made in accordance with the 1940 Act. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable rights offering to purchase common stock at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held. Under the laws of Maryland, the state in which the Fund is incorporated, the Fund is not required to obtain stockholder approval of a rights offering. This is the Fund’s second rights offering.

Important Dates to Remember

Please note that the dates in the table below may change if the Rights offering is extended.

EVENT	DATE
Record Date	May 23, 2023
Subscription Period	May 23, 2023 through June 21, 2023**
Final Date Rights Will Trade	June 20, 2023**
Expiration Date	June 21, 2023**
Deadline for Subscription Certificates and Payment for Common Stock*	June 21, 2023**
Deadline for Notice of Guaranteed Delivery	June 21, 2023**
Deadline for Payment Pursuant to Guarantees of Delivery*	June 21, 2023**
Deadline for Delivery of Subscription Certificates Pursuant to Guarantees of Delivery	June 23, 2023**
Issuance Date	June 30, 2023**
Final Payment for Common Stock Due***	June 23, 2023**
Confirmation Mailed to Exercising Rights Holders	June 30, 2023**

*	A Stockholder exercising Rights must deliver prior to 5:00 PM Eastern Time on June 21, 2023, either (a) a Subscription Certificate and payment for shares of Common Stock or (b) a notice of guaranteed delivery and payment for shares of Common Stock.
**	Unless the offer is extended.
***	Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).

Subscription Price

The Subscription Price for the shares of Common Stock to be issued pursuant to the offering will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the NYSE American on the Expiration Date, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 89% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date, then the Subscription Price will be 89% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American on the Expiration Date. The Fund will pay a dealer manager fee (sales load) on the Subscription Price. That dealer manager fee, along with all of the other costs of the offering, will be borne by the Fund and thus indirectly by the Fund’s Stockholders whether or not they exercise their Rights.

Since the Expiration Date will be June 21, 2023 (unless the Fund extends the Subscription Period), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Stock subscribed for pursuant to the Primary Subscription and, if eligible, any additional Common Stock subscribed for pursuant to an Over-Subscription Privilege, if any, at the estimated Subscription Price of $8.07 per share of

Common Stock. See “Payment for Common Stock” below. Rights holders who exercise their Rights will have no right to rescind a purchase after receipt of their completed subscription certificates (or notice of guaranteed delivery) together with payment for Common Stock by the Subscription Agent.

Over-Subscription Privilege

Common Stock not subscribed for by Rights holders (the “Excess Common Stock”) will be offered, by means of the Over-Subscription Privilege, to the Record Date Stockholders who have fully exercised the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) and who wish to acquire more than the number of shares of Common Stock they are entitled to purchase pursuant to the Primary Subscription. Record Date Stockholders or Existing Rights Holders on the Expiration Date who choose not to exercise their full rights to purchase additional shares of Common Stock will permit Stockholders who exercise the Over-Subscription Privilege to purchase additional shares of Common Stock at a discount without furnishing additional rights or providing any compensation to the non-participating Stockholders for the dilution of their ownership percentage or voting rights. Investors who are not Record Date Stockholders, but who otherwise acquire Rights to purchase the Fund’s Common Stock pursuant to the Rights offering (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Common Stock pursuant to the Over-Subscription Privilege.

Record Date Stockholders should indicate on the Subscription Certificate, which is submitted with respect to the exercise of the Rights issued to them, how many Excess Common Stock they are willing to acquire pursuant to the Over-Subscription Privilege. If sufficient Excess Common Stock remains, all such Record Date Stockholders’ over-subscription requests will be honored in full. If requests from such Record Date Stockholders for Common Stock pursuant to the Over-Subscription Privilege exceed the Excess Common Stock available, the available Excess Common Stock will be allocated pro rata among Record Date Stockholders who oversubscribe based on the number of Rights originally issued to such Record Date Stockholders. The percentage of remaining Common Stock each over-subscribing Record Date Stockholder may acquire will be rounded down to result in delivery of whole shares of Common Stock. The allocation process may involve a series of allocations to assure that the total number of shares of Common Stock available for over-subscriptions is distributed on a pro rata basis.

The formula to be used in allocating the Excess Common Stock is as follows:

Stockholder’s Record Date Position	x Excess Common Stock Remaining
Total Record Date Position of All Over-Subscribers

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised pursuant to the Primary Subscription and the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner’s Primary Subscription was exercised in full. Nominee Holder Over-Subscription Forms and Beneficial Owner Certification Forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any Common Stock that is not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

The Fund has been advised that one or more of the directors, officers or employees of the Fund and/or Adviser may exercise all of the Rights initially issued to them and may request additional Common Stock pursuant to the Over-Subscription Privilege. An exercise of the Over-Subscription Privilege by such persons will increase their proportionate voting power and share of the Fund’s assets.

The Board has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

Sale and Transferability of Rights

The Rights are transferable and will be admitted for trading on the NYSE American under the symbol “NHS RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE American is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE American trading day prior to the Expiration Date.

The value of the Rights, if any, will be reflected by the market price. Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to sell their Rights and such nominee may submit those Rights to the Subscription Agent for sale. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or a financial intermediary may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

Rights that are sold will not confer any right to acquire any Common Stock in any Over-Subscription Privilege, if any, and any Record Date Stockholder who sells any Rights will not be eligible to participate in any Over-Subscription Privilege, if any.

Trading of the Rights on the NYSE American will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed or otherwise delivered to Record Date Stockholders of record and thereafter will be conducted on a regular-way basis until and including the last NYSE American trading day prior to the Expiration Date. The shares of Common Stock are expected to begin trading ex-Rights one Business Day prior to the Record Date.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE American from their broker, bank, financial advisor or the financial press.

Sales through the Subscription Agent and the Dealer Manager. Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received prior to 5:00 PM Eastern Time, on June 14, 2023, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 PM Eastern Time, on the fifth Business Day prior to the extended Expiration Date). Upon the timely receipt of the appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. The sale price of any Rights sold to the Dealer Manager will be based upon the then-current market price for the Rights. The proceeds from each of such sales to the Dealer Manager will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Rights holder. It is expected that following each such sale of Rights to the Dealer Manager, the proceeds from each such sale will be received by the Subscription Agent within two (2) Business Days of the sale and that the proceeds will then be remitted by the Subscription Agent to the selling Rights holders within two (2) Business Days following the Expiration Date.

If the Dealer Manager declines to purchase the Rights of a holder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold in such manner, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent in such open market transactions throughout the Subscription Period. The proceeds from such sales will be held by the Subscription Agent in an account segregated from the Subscription Agent’s own funds pending distribution to the selling Rights holders. It is expected that the proceeds of such open market sales will be remitted by the Subscription Agent to the selling Rights holders within two (2) business days following the Expiration Date.

The Subscription Agent will automatically attempt to sell any unexercised Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities as undeliverable as of the fifth Business Day prior to the Expiration Date. The Subscription Agent will attempt to sell such Rights, including by first offering such Rights to the Dealer Manager for purchase by the Dealer Manager at the then-current market price on the NYSE American. The Subscription Agent will offer Rights to the Dealer Manager before attempting to sell them on the NYSE American, which may affect the market price for Rights on the NYSE American and reduce the number of

Rights available for purchase on the NYSE American, thereby reducing the ability of new investors to participate in the offering. These sales will be made net of commissions, taxes and any other expenses paid on behalf of the nonclaiming holders of Rights. Proceeds from those sales will be held by the Subscription Agent for the account of the nonclaiming holder of Rights until the proceeds are either claimed or escheated. There can be no assurance that the Subscription Agent will be able to complete the sale of any of these Rights and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights. All of these Rights will be sold at the market price, if any, through an exchange or market trading the Rights. If the Rights can be sold, sales of the Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

There can be no assurance that the Subscription Agent will be able to complete the sale of any Rights, and none of the Fund, the Dealer Manager or the Subscription Agent have guaranteed any minimum sale price for the Rights. If a Record Date Stockholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights issued to that Stockholder pursuant to the Rights offering, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

Dealer Manager. UBS Securities LLC (previously defined as the “Dealer Manager”), a registered broker-dealer, may also act on behalf of its clients to purchase or sell Rights in the open market and may receive commissions from its clients for such services. Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager may be charged a different commission and should consider the commissions and fees charged by the broker-dealer prior to selling their Rights on the open market. The Dealer Manager is not expected to purchase Rights as principal for its own account in order to seek to facilitate the trading market for Rights or otherwise. See “Plan of Distribution” for additional information.

Other Transfers. The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee. The signature on the Subscription Certificate must correspond with the name as written upon the face of the Subscription Certificate in every particular, without alteration or enlargement, or any other change. A signature guarantee must be provided by an “eligible guarantor institution” (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), subject to the standards and procedures adopted by the Fund.

Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to allow at least ten (10) Business Days prior to the Expiration Date for: (i) transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates to be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Fund nor the Subscription Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the AST Fund Solutions, LLC, the information agent for the Rights offering, (the “Information Agent”), the Subscription Agent and the Dealer Manager (which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Fund, the Information Agent, the Adviser, or the Subscription Agent.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC or the Subscription Agent until 5:00 PM Eastern Time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for transferring Rights earlier than 5:00 PM Eastern Time, on the Expiration Date.

Method for Exercising Rights

Rights are evidenced by Subscription Certificates that will be mailed or otherwise delivered to Record Date Stockholders (except as described under “—Requirements for Foreign Stockholders”) or, if their shares of Common Stock are held by Cede & Co. or any other depository or nominee on their behalf, to Cede & Co. or such other depository or nominee. Rights may be exercised by completing and signing the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment in full at the estimated Subscription Price for the Common Stock subscribed for by the Expiration Date as described under “Payment for Common Stock.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise. Rights may also be exercised by contacting your broker, bank, trust company or other intermediary, which can arrange, on your behalf, to guarantee delivery of a properly completed and executed Subscription Certificate pursuant to a notice of guaranteed delivery by the close of business on the second Business Day after the Expiration Date. A fee may be charged for this service. Completed Subscription Certificates (or a notice of guaranteed delivery) and payments must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date at the offices of the Subscription Agent at one of the addresses set forth under “Subscription Agent.” Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 PM Eastern Time, on the Expiration Date. Fractional shares of Common Stock will not be issued upon exercise of Rights.

Stockholders who are Record Owners. Stockholders who are record owners of Common Stock can choose between either option set forth under “Payment for Common Stock” If time is of the essence, option (2) will permit delivery of the Subscription Certificate after the Expiration Date.

Investors whose shares of Common Stock are Held by a Nominee. Investors whose shares of Common Stock are held by a nominee, such as a bank, broker, trustee or other intermediary, must contact that nominee to exercise their Rights. In that case, the nominee will complete the Subscription Certificate on behalf of the investor and arrange for proper payment by one of the methods set forth under “Payment for Common Stock.”

Nominees. Nominees, such as banks, brokers, trustees or depositories for securities, who hold Common Stock for the account of others should notify the respective beneficial owners of such Common Stock as soon as possible to ascertain those beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment as described under “Payment for Common Stock.”

Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner who is a Record Date Stockholder, as to the aggregate number of Rights exercised during the Subscription Period and the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege by the beneficial owner, and that the beneficial owner exercised all the Rights issued to it pursuant to the Rights offering.

Requirements for Foreign Stockholders. Subscription Certificates will not be mailed to Foreign Stockholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States). The Rights of any Foreign Stockholders will be held by the Subscription Agent for their accounts until instructions are received to exercise the Rights. If instructions have not been received by 5:00 PM Eastern Time, on June 14, 2023, five (5) business days prior to the Expiration Date (or, if the subscription period is extended, on or before the fifth business day prior to the extended Expiration Date), the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager declines to purchase the Rights, the Subscription Agent will attempt to sell such Rights in the open market. The net proceeds, if any, from the sale of those Rights will be remitted to those Foreign Stockholders.

Subscription Agent

American Stock Transfer & Trust Company, LLC serves as the Subscription Agent for the Rights offering. The Subscription Agent will receive a fee for its administrative, processing, invoicing and other services, plus certain per transaction fees and reimbursement for all out-of-pocket expenses related to the offer. The fees and expenses of the Subscription Agent are included in the fees and expenses of the Rights offering and therefore will be borne by the Fund and indirectly by all Stockholders, including those who do not exercise their Rights. Questions regarding the subscription certificates should be directed by mail to the Information Agent at 6201 15th Avenue, Brooklyn, New York 11219. Stockholders may also subscribe for the Offer by contacting their broker dealer, trust company, bank or other nominee.

Completed subscription certificates must be sent together with proper payment of the estimated Subscription Price for all shares of Common Stock subscribed for in the primary subscription and the Over-Subscription Privilege (for Record Date Stockholders) to the Subscription Agent by one of the methods described below. Alternatively, Rights holders may arrange for their financial intermediaries to send notices of guaranteed delivery by email to American Stock Transfer & Trust Company, LLC to be received by the Subscription Agent along with proper payment of the estimated Subscription Price for all shares of Common Stock subscribed for in the primary subscription and the Over-Subscription Privilege (for Record Date Stockholders) prior to 5:00 PM Eastern Time, on the Expiration Date. The Fund will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to 5:00 PM Eastern Time, on the Expiration Date, or by the close of business on the second Business Day after the Expiration Date following timely receipt of a notice of guaranteed delivery. See “Payment for Common Stock.”

Subscription Certificate Delivery Method	Address/Number
Notice of Guaranteed Delivery:	Send via email to: Domenick.Apisa@Equiniti.com

First Class Mail Only (No Express Mail or Overnight Courier):	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Express Mail or Overnight Courier:	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

The Fund will only honor subscription certificates received by the Subscription Agent prior to 5:00 PM, Eastern Time, on the Expiration Date at one of the addresses listed above. Delivery to an address other than those listed above will not constitute good delivery.

Information Agent

The Information Agent for the Rights offering is AST Fund Solutions, LLC. If you have questions or need further information about the offer, please write the Information Agent at 55 Challenger Road, Suite 201, Ridgefield Park, NJ 07660, or call (866) 387-9392. Any questions or requests for assistance concerning the method of subscribing for Common Stock or additional copies of this Prospectus Supplement or the accompanying Prospectus or subscription certificates should be directed to the Information Agent. Stockholders may also contact their broker dealer, trust company, bank or other nominee for information with respect to the Rights offering.

The Information Agent will receive a fee estimated to be approximately $20,000 for its services, plus reimbursement for all out-of-pocket expenses related to the offer. The fees and expenses of the Information Agent are included in the fees and expenses of the offer and therefore will be borne by the Fund and indirectly by all Stockholders, including those who do not exercise their Rights.

Payment for Common Stock

Holders of Rights who wish to acquire Common Stock in the Rights offering may choose between the following methods of payment:

(1)	A holder of Rights can send the properly completed and executed Subscription Certificate, together with payment in the form of a check or wire for the Common Stock subscribed for during the Subscription Period and, if eligible, for any additional Common Stock subscribed for pursuant to the Over-Subscription Privilege, to the Subscription Agent based upon an estimated Subscription Price of $8.07 per share of Common Stock. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at one of the addresses set forth under “Subscription Agent,” above prior to 5:00 PM Eastern Time on the Expiration Date. The Subscription Agent will deposit all stock purchase checks or wires received by it prior to the final due date into a segregated account pending proration and distribution of Common Stock. A payment by check described above must be in U.S. dollars by check drawn on a bank located in the United States, must be payable to “American Stock Transfer & Trust Company, LLC” and must accompany a properly completed and executed Subscription Certificate for such subscription to be accepted.

(2)	Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Subscription Agent has received payment of the full Subscription Price for the Common Stock subscribed for in the Rights offering and, if eligible, for any additional Common Stock subscribed for pursuant to the Over-Subscription Privilege and a written notice of guaranteed delivery by mail or email from a bank, trust company or NYSE American member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the Common Stock at the Subscription Price must be received with the notice. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the second Business Day after the Expiration Date and the full payment is not received by the Expiration Date. The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by email to: Domenick.Apisa@Equiniti.com.

On the confirmation date, which will be five (5) Business Days following the Expiration Date, a confirmation will be sent by the Subscription Agent to each Rights holder exercising its Rights (or, if a Rights holder’s shares of Common Stock are held by DTC or any other depository or nominee, to DTC and/or that other depository or nominee) showing (i) the number of shares of Common Stock acquired during the Subscription Period, (ii) the number of shares of Common Stock, if any, acquired pursuant to the Over-Subscription Privilege, (iii) the per share and total purchase price for the Common Stock and (iv) any additional amount payable to the Fund by the Rights holder or any excess to be refunded by the Fund to the Rights holder, in each case based on the Subscription Price as determined on the Expiration Date. Any additional payment required from a Rights holder must be received by the Subscription Agent within ten (10) Business Days after the confirmation date (which confirmation date is June 26, 2023, unless the Subscription Period is extended). Any excess payment to be refunded by the Fund to a Rights holder will be mailed by the Subscription Agent to such Rights holder as promptly as practicable. All payments by a Rights holder must be in U.S. dollars by wire or by check drawn on a bank located in the United States and payable to “American Stock Transfer & Trust Company, LLC.”

Whichever of the two methods described above is used, issuance and delivery of the shares of Common Stock subscribed for are contingent upon actual payment for such Common Stock. No certificates will be issued or delivered with respect to Common Stock issued and sold in the Rights offering.

Rights holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed Subscription Certificate together with payment for Common Stock by the Subscription Agent, except as described under “—Notice of Net Asset Value Decline.”

If a holder of Rights who acquires Common Stock pursuant to the exercise of Rights does not make payment of all amounts due, the Fund reserves the right to take any or all of the following actions through all appropriate means: (i) find other purchasers for such subscribed-for and unpaid-for Common Stock; (ii) apply any payment actually received by the Fund toward the purchase of the greatest whole number of shares of Common Stock that could be acquired by such holder upon exercise of such Rights or the Over-Subscription Privilege; (iii) sell all or a portion of the Common Stock purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which the Fund may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed shares of Common Stock and to enforce the relevant guarantee of payment.

The method of delivery of completed Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of exercising Rights holders, but if sent by mail it is recommended that such forms and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment by 5:00 PM Eastern Time, on the Expiration Date. Because uncertified personal checks may take at least five (5) Business Days to clear, exercising Rights holders are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check with the Stockholder’s name and American Stock Transfer & Trust Company, LLC account number identified on the check.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, which determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until substantially all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. The Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Notice of NAV Decline

The Fund has, pursuant to the SEC’s regulatory requirements, undertaken to suspend the Rights offering until the Fund amends this Prospectus Supplement if, after May 23, 2023 (the date of this Prospectus Supplement), the NAV of the Common Stock declines more than 10% from the NAV of the Common Stock as of that date. In that event, the Expiration Date will be extended and the Fund will notify Record Date Stockholders of record of any such decline and permit Rights holders to cancel their exercise of Rights.

Employee Benefit Plan and IRA Considerations

Employee benefit plans that are subject to the fiduciary duty provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, IRAs and Keogh plans) (each, a “Covered Plan”), may purchase Common Stock. ERISA and Section 4975 of the Code, for example, imposes certain responsibilities on persons who are fiduciaries with respect to a Covered Plan, including, without limitation, the duties of prudence and diversification with respect to Covered Plans that are subject to ERISA, as well as the need to avoid non-exempt prohibited transactions and conflicts of interest. In this regard there can be no assurance that any prohibited transaction exemption applies, or that all of the conditions of any exemption will be satisfied, at the time that the Rights are exercised or thereafter while the Common Stock (including interests therein) are held by any Covered Plan.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Covered Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor NBIA will be a “fiduciary,” within the meaning of ERISA and Section 4975 of the Code with respect to the assets of any Covered Plan that becomes a Stockholder, solely as a result of the Covered Plan’s investment in the Fund.

Governmental plans, certain church plans and non-U.S. plans are not subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws (“Similar Laws”). Fiduciaries of any such plans should consult with counsel before exercise or transfer of Rights.

Because of the foregoing, the person (the “fiduciary”) making the decisions regarding the exercise, transfer or other disposition of any Rights, and any acquisition of Common Stock on behalf of a Covered Plan or a governmental, church or non-U.S. plan (collectively, “Plans”) will be deemed to represent on behalf of itself and the Plan that the exercise or other disposition of the Rights (and the investment in Common Stock pursuant to any exercise of Rights) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or any applicable Similar Laws.

Neither the offer and issuance of Rights, nor the sale of Common Stock pursuant to an exercise of any Rights, to a Plan is in any respect a representation or recommendation by any of the Fund, the Dealer Manager, NBIA nor any of their respective affiliates or agents that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate or advisable for Plans generally or any particular Plan. Stockholders and other holders of Rights that are Plans have the exclusive responsibility for ensuring that their exercise or transfer of Rights, and the investment in Common Stock pursuant to an exercise of Rights, complies with the fiduciary responsibility rules of ERISA or any applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is general in nature and may be affected by future regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA, the Code or other applicable law of an investment by a Plan in the Fund.

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING

Risk is inherent in all investing. Therefore, before investing in the Common Stock you should consider the risks associated with such an investment carefully. See “Risk Factors” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Fund through the Rights offering:

Dilution Risk

As a result of the Rights offering, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution because you will own a smaller proportionate interest in the Fund after the Rights offering than you owned prior to the Rights offering. Further, both the sales load and the expenses associated with the Rights offering paid by the Fund will immediately reduce the NAV of each outstanding share of Common Stock. To the extent that the number of shares of Common Stock outstanding after the Rights offering will have increased proportionately more than the increase in the size of the Fund’s net assets, you will, at the completion of the Rights offering, experience immediate dilution of NAV.

In addition, if the Subscription Price for the Rights offering is less than the NAV of the Common Stock as of the Expiration Date, you would experience additional immediate dilution of NAV as a result of the Rights offering. If the Subscription Price is substantially less than the current NAV at the expiration of the Rights offering, such dilution could be substantial. It is anticipated that the existing Stockholders will experience immediate dilution even if they fully exercise their Rights. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the Common Stock because you will indirectly bear the expenses of this Rights offering, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm). This dilution of NAV will disproportionately affect Stockholders who do not exercise their Rights.

Furthermore, if you do not participate in the Over-Subscription Privilege, if it is available, your percentage ownership may also be diluted. The Fund cannot state precisely the amount of any dilution because it is not known at this time what the NAV per share will be on the Expiration Date or what proportion of the Rights will be exercised. The impact of the Rights offering on NAV per share is shown by the following examples, assuming the Rights offering is fully subscribed and the estimated Subscription Price of $8.07:

Scenario 1: (assumes NAV per share is above subscription price)(1)
NAV(2)	$8.17
Subscription Price(3)	$8.07
Reduction in NAV($)	($648,223)
Reduction in NAV(%)	(1.22%)
Scenario 2: (assumes NAV per share is below subscription price)(1)
NAV(2)	$7.97
Subscription Price(3)	$8.07
Increase in NAV($)	$648,223
Increase in NAV(%)	1.25%

(1)	Both examples assume the full Primary Subscription is exercised. Actual amounts may vary due to rounding.
(2)	For illustrative purposes only. It is not known at this time what the NAV per share of Common Stock will be on the Expiration Date.
(3)	For illustrative purposes only; reflects an estimated Subscription Price of $8.07 based upon 92.5% of the average of the last reported sales price per share of the Fund’s Common Stock at the close of trading on the NYSE American on May 15, 2023 and each of the four (4) preceding trading days. It is not known at this time what the Subscription Price will be on the Expiration Date.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. The fact that the Rights are transferable may reduce the effects of dilution as a result of the Rights offering. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market.

The Fund’s largest Stockholders could increase their percentage ownership in and control of the Fund through the exercise of the Primary Subscription and Over-Subscription Privilege.

Risks of Investing in Rights

Shares of closed-end funds such as the Fund frequently trade at a discount to NAV. Since inception, the Fund’s Common Stock has frequently traded at a discount in relation to NAV. See “Description of Capital Structure” in the Prospectus and “Price Range of Shares of Common Stock” in this Prospectus Supplement. If the price at which the shares of Common Stock are being offered is less than 89% of NAV on the Expiration Date, then the Subscription Price will likely be greater than the market price of a share of Common Stock on that date. In addition, the price at which the shares of Common Stock are being offered, even if above 89% of NAV, may still be above the market price of a share of Common Stock on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

Increase in Share Price Volatility; Decrease in Share Price. The Rights offering may result in an increase in trading of the Common Stock, which may increase volatility in the market price of the Common Stock. The Rights offering may result in an increase in the number of Stockholders wishing to sell their shares of Common Stock, which would exert downward price pressure on the price of Common Stock.

Under-Subscription. It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and whether the Fund achieves any benefits.

Leverage Risk

Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Stock than if leverage were not used.  Following the completion of the Rights offering, the Fund’s amount of leverage outstanding will decrease.  The leverage of the Fund as of May 15, 2023 was approximately 42.8% of the Fund’s Managed Assets.  After the completion of the Rights offering, and assuming the full Primary Subscription is exercised, the amount of leverage outstanding is expected to decrease to approximately 36.4% of the Fund’s Managed Assets. While there is no guarantee, the Fund currently anticipates that after the completion of the Rights offering, it will seek to increase the amount of its leverage so that its leverage as a percentage of its Managed Assets returns to a level similar to that which existed prior to the Rights offering. The amount of leverage employed by the Fund may increase or decrease thereafter.  The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk.  When leverage is employed, the NAV and market price of the Common Stock and the yield to Stockholders may be more volatile.  Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Fund’s income.  Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Fund’s Common Stock may decrease more quickly than would otherwise be the case, and distributions on the Common Stock could be reduced or eliminated.  Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to Stockholders.

Because the fee paid to the Adviser is calculated on the basis of the Fund’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Fund to the Adviser will be higher (and the Adviser will benefit to that extent) when leverage is used.  The Adviser will use leverage only if it believes such action would result in a net benefit to the Fund’s Stockholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).

The Fund’s leveraging strategy may not be successful.

TAXATION

The following is a general summary of the U.S. federal income tax consequences of the Rights offering to Record Date Stockholders who are U.S. persons for U.S. federal income tax purposes.  The following summary supplements the discussion set forth in the accompanying Prospectus and SAI and is subject to the qualifications and assumptions set forth therein.  The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund.

Please refer to the “Tax Matters” sections in the Fund’s Prospectus and Statement of Additional Information for a description of the consequences of investing in the Fund’s Common Stock. Special tax considerations relating to this Rights offering are summarized below:

•	The value of a Right will not be includible in the income of a Stockholder at the time the subscription right is issued.
•	The basis of a Right issued to a Stockholder will be zero, and the basis of the share of Common Stock with respect to which the Right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the old share of Common Stock, or (b) such Stockholder affirmatively elects (in the manner set out in Treasury regulations) under the Code to allocate to the Right a portion of the basis of the old share of Common Stock. If either (a) or (b) applies, such Stockholder must allocate basis between the old share of Common Stock and the Right in proportion to their fair market values on the date of distribution.
•	The basis of a Right purchased in the market will generally be its purchase price.
•	The holding period of a Right issued to a Stockholder will include the holding period of the old share of Common Stock.
•	No loss will be recognized by a Stockholder if a Right distributed to such Stockholder expires unexercised because the basis of the old share of Common Stock may be allocated to a Right only if the Right is exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.
•	Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Stockholders will depend on whether the old share of Common Stock is held as a capital asset), and will be a long term capital gain or loss if the holding period is deemed to exceed one year.
•	No gain or loss will be recognized by a Stockholder upon the exercise of a Right, and the basis of any share of Common Stock acquired upon exercise (the new share of Common Stock) will equal the sum of the basis (as determined above), if any, of the Right and the Subscription Price of the Right for the new share of Common Stock. The holding period for the new share of Common Stock does not include the time during which the Right holder held the unexercised Right and will begin no later than the date following the date when the Right is exercised.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and its Stockholders, with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. Investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Fund. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive.

PLAN OF DISTRIBUTION

Distribution Arrangements

UBS Securities LLC will act as Dealer Manager for the Rights offering. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Adviser, the Dealer Manager will provide financial structuring and solicitation services in connection with the Rights offering and will solicit the exercise of Rights and participation in the Over-Subscription Privilege. The Rights offering is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Stock purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively, the “Soliciting Dealers”) to solicit the exercise of Rights. See “Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Rights offering.

The services provided by the Dealer Manager differ from those provided by the Adviser in that the Adviser acts as the investment adviser for the Fund and manages the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objective and policies and limitations, and generally manages the day-to-day business and affairs of the Fund. The Adviser has not been retained by the Fund to manage a rights offering; instead, given the complexities of the transaction, the Fund believes that the retention of the Dealer Manager will be beneficial.

The Fund and the Adviser have each agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

Prior to the expiration of the Rights offering, the Dealer Manager may independently offer for sale Common Stock acquired through exercising the Rights at prices that may be different from the market price for such Common Stock or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of Common Stock prior to the expiration of the Rights offering), including unexercised Rights of Record Date Stockholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, and to sell Common Stock to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Stockholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights.

In order to seek to facilitate the trading market in the Rights for the benefit of non-exercising Stockholders, and the placement of the Common Stock to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE American. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or Common Stock as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring Common Stock generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The subscription price for the Common Stock issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 92.5% of the last reported sale price of a share of Common Stock on the NYSE American on the date of exercise or 89% of the Fund’s NAV per share of Common Stock at the close of trading on the NYSE American prior to the date of exercise, or, if exercised on the Expiration Date, at the Subscription Price. The price and timing of these exercises are expected to differ from those described herein for the Rights offering. The Subscription Price will be paid to the Fund and the Dealer Manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).

In connection with the exercise of Rights and receipt of Common Stock, the Dealer Manager intends to offer those shares of Common Stock for sale to the public and/or through Selling Group Members it has established. The Dealer Manager may set the price for those shares of Common Stock at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such shares of Common Stock are offered is expected to be at or slightly below the closing price of the Common Stock on the NYSE American on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of Common Stock in this manner will be paid to the Fund. If the sales price of the Common Stock is greater than the subscription price paid by the Dealer Manager for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will receive a gain.

Alternatively, if the sales price of the Common Stock is less than the Subscription Price for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the Common Stock sold by the respective Selling Group Member. Neither the Fund nor the Adviser has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Stock it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Stock by the Dealer Manager. Persons who purchase Common Stock from the Dealer Manager or a Selling Group Member will purchase Common Stock at a price set by the Dealer Manager, which may be more, less than or at the Subscription Price, based on the price mechanism through which Common Stock will be sold in the Rights offering, and at a time set by the Dealer Manager, which may be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Stock, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Stock to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Stock are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Since neither the Dealer Manager nor persons (who are not otherwise Record Date Stockholders) who purchase Common Stock from the Dealer Manager or Selling Group Members were Record Date Stockholders, they would not be able to participate in the Over-Subscription Privilege.

There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Common Stock acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of shares of Common Stock available pursuant to the Over-Subscription Privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.

Although the Dealer Manager is expected to seek to facilitate the trading market for Rights as described above, investors can acquire Common Stock at the Subscription Price by acquiring Rights on the NYSE American and exercising them in the method described above under “Method of Exercising Rights.”

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Adviser and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.

The principal business address of the Dealer Manager is 1285 Avenue of the Americas, New York, New York 10019.

Compensation to Dealer Manager

Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the Subscription Price for each share of Common Stock issued pursuant to the Rights offering, including the Over-Subscription Privilege, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each share of Common Stock issued pursuant to the Rights offering or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each share of Common Stock issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares of Common Stock held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Rights offering.  The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Rights offering, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Rights offering to their customers. No other fees will be payable by the Fund or the Adviser to the Dealer Manager in connection with the Rights offering.

LEGAL MATTERS

Certain legal matters will be passed on by K&L Gates LLP, counsel to the Fund. Certain legal matters will be passed on by Dechert LLP as special counsel to the Dealer Manager in connection with the Rights offering.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitute part of a registration statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the registration statement, and reference is hereby made to the registration statement and related exhibits for further information with respect to the Fund and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete registration statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

Neuberger Berman High Yield Strategies Fund Inc.

Shares of Common Stock

Issuable Upon the Exercise of
Transferable Subscription Rights to Acquire Common Stock

PROSPECTUS SUPPLEMENT

May 23, 2023

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BASE PROSPECTUS
$150,000,000

Neuberger Berman High Yield
Strategies Fund Inc.

Shares of Common Stock
Subscription Rights to Acquire Shares of Common Stock

Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) may issue, from time to time, in one or more offerings, shares of common stock, each with a par value of $0.0001 per share (each a “share of Common Stock” and together, the “Common Stock”), and/or its transferable subscription rights to acquire shares of common stock (“Rights,” and, together with the Common Stock, “Securities”) to its Stockholders of record on the record date for the offering (the “Record Date”) entitling the holders of these Rights to subscribe (an “Offer”) for additional shares of common stock. The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement” or “Supplement”). Of the $150,000,000 of shares of Common Stock, 4,763,981 shares of Common Stock have been issued. You should read this Prospectus and the applicable Supplement(s) carefully before you invest in the Fund’s Securities.

The net asset value (“NAV”) per share of the Fund’s Common Stock at the close of business on April 17, 2023, was $8.53 and the last reported sale price of a share of Common Stock on the NYSE American on that date was $9.04, representing a premium to NAV of 5.98%. The Fund’s Common Stock is traded on the NYSE American under the symbol “NHS.”

Investing in the Fund’s Securities involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in “Prospectus Summary — Risk Factors” beginning on page 6 of this Prospectus and further described in “Risk Factors” beginning on page 27 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investment Objective. The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s investment objective is to seek high total return (income plus capital appreciation).

Principal Investment Strategy. Under normal market conditions, at least 80% of the Fund’s total assets are invested in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. High yield debt securities may include distressed securities. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations (“CLOs”). The Fund’s investment objective and its policy of investing at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers are not fundamental and may be changed by the Fund’s Board of Directors without stockholder approval, however stockholders would be provided at least 60 days’ notice of any changes.

Prospectus dated April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets (defined below) or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act. As of April 17, 2023, the Fund had 6,080,000 Mandatory Redeemable Preferred Shares, Series C outstanding, with an aggregate liquidation preference of $76,000,000, and $46,000,000 of Senior Notes outstanding, resulting in a total leverage ratio of 42.38%.

Securities purchased by the Fund may have fixed or variable principal payments and various types of interest rate and dividend payment and reset terms, including fixed rate, variable rate, floating rate, zero coupon, deferred, payment in kind and auction rate features. Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Fund’s portfolio managers.

The Fund may invest in a variety of direct debt instruments, including bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.

The Fund may invest in asset-backed securities, mortgage-backed securities and equity securities, including common stocks, preferred stocks, depositary receipts, warrants and rights. The Fund may also invest in bonds and preferred stocks that are convertible into equity securities. The Fund invests primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers. Up to 25% of the Fund’s total assets may be invested in securities of foreign issuers traded outside of the U.S. Liquid securities purchased by the Fund may subsequently become illiquid.

The Fund may invest in derivatives. The Fund may purchase and sell derivative instruments such as exchange listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors and collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. Although the Fund will not use derivatives as a primary investment technique, it may use derivatives for a variety of purposes, including: (1) as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; and (2) as a substitute for purchasing or selling securities.

The Fund may invest in other investment companies, including exchange-traded funds, if the investment companies invest principally in the types of investments in which the Fund may invest directly.

In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective. See “Investment Objective and Principal Investment Strategy” and “Leverage” below and

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“Investment Restrictions” in the Statement of Additional Information, dated April 7, 2022, as amended on April 19, 2022, and as further amended on April 28, 2023 (the “SAI”).

The Fund’s portfolio managers will seek high total returns through in-depth credit research utilizing proprietary analytics processes to assess the strength of a company’s credit profile, examples of which include but are not limited to: their ability to pay principal and interest, their cash flow and balance sheet composition, and their market position relative to competitors. As part of their fundamental investment analysis the Fund’s portfolio managers consider Environmental, Social, and Governance (ESG) factors they believe are financially material to individual investments, where applicable.

Management. Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment adviser. NBIA, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023 Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

This Prospectus may not be used to consummate sales of securities by us through agents, underwriters or dealers unless accompanied by a Prospectus Supplement. This Prospectus, together with any applicable Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus and any applicable Prospectus Supplement before deciding whether to invest in the Securities, and retain both for future reference. The SAI containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You can review the table of contents of the SAI at the end of this Prospectus. You may receive free of charge a copy of the SAI or the Fund’s annual and semi-annual reports to shareholders by visiting our website at www.nb.com, by calling (877) 461-1899, or by writing to the Fund, or obtain a copy (and other information regarding the Fund) from the SEC’s website at http://www.sec.gov. The SAI is only updated in connection with an offering and is therefore not available on the Fund’s website.

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in making your investment decisions. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the dates on their covers. The Fund’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

As permitted by regulations adopted by the U.S. Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual stockholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website www.nb.com/CEFliterature, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

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Cautionary notice regarding forward-looking statements

This Prospectus and the SAI incorporated by reference into the Prospectus contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

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PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information elsewhere in this prospectus (“Prospectus”), in any related supplement to this Prospectus (each, a “Prospectus Supplement”), and in the Statement of Additional Information (the “SAI”) prior to making an investment in the Fund. See “Risk Factors.”

The Fund

Information Regarding the Fund

The Fund is the surviving entity of a reorganization between a predecessor to the Fund and another Neuberger Berman closed-end fund, which reorganization was completed after the close of business on August 6, 2010. The Fund has outstanding privately placed notes (“PNs”) with an aggregate principal value of $46,000,000 and Mandatory Redeemable Preferred Stock, Series C (“MRPS” and, together with the PNs, “Private Securities”) with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. As of April 17, 2023, the Fund’s NAV per share of Common Stock was $8.53.

The Offering

The Fund may offer, from time to time, in one or more offerings, shares of Common Stock, $0.0001 par value per share, and/or transferable rights to purchase such shares of Common Stock (“Rights,” and together with the Common Stock, “Securities”). The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement” or “Supplement”). The offering price per share of Common Stock will not be less than the net asset value per share of Common Stock at the time the Fund makes the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per share of Common Stock of the Fund. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Fund’s securities.

Other Information Regarding the Fund

NYSE American Listed

As of April 17, 2023, the Fund had 19,437,681 shares of Common Stock outstanding. The Fund’s Common Stock is traded on the NYSE American under the symbol “NHS.” As of April 17, 2023, the last reported sales price of a share of Common Stock of the Fund on the NYSE American was $9.04, representing a premium to NAV of 5.98%. See “The Fund.”

Use of Proceeds

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the net proceeds of an offer in accordance with the Fund’s investment objective and policies will take up to three months after completion of such offer depending on market conditions and the availability of appropriate securities. Depending on market conditions and operations, a portion of the proceeds to be identified in any relevant Prospectus Supplement may be used to pay distributions in accordance with the Fund’s distribution policy.

Investment Objective and Principal Investment Strategy

The Fund’s investment objective is to seek high total return (income plus capital appreciation). There is no assurance that the Fund will achieve its investment objective.

The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. High yield debt securities may include distressed securities. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in collateralized loan obligations (“CLOs”). The Fund’s investment objective and its policy of investing at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers are not fundamental and may be changed by the Fund’s Board of Directors (the “Board” or “Board of Directors”) without stockholder approval, however stockholders would be provided at least 60 days’ notice of any changes.

The Fund invests primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers. Up to 25% of the Fund’s total assets may be invested in securities of foreign issuers traded outside of the U.S. Liquid securities purchased by the Fund may subsequently become illiquid.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets (defined below) or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act.

Securities purchased by the Fund may have fixed or variable principal payments and various types of interest rate and dividend payment and reset terms, including fixed rate, variable rate, floating rate, zero coupon, deferred, payment in kind and auction rate features. Auction rate securities are preferred securities and debt securities with dividends/coupons based on a rate set at auction. The auction is usually held weekly for each series of a security, but may be held less frequently. The auction sets the rate, and securities may be bought and sold at the auction, normally at par value at specified intervals.

Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Fund’s portfolio managers.

The Fund may invest in a variety of direct debt instruments, including bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.

The Fund may invest in asset-backed securities, such as CLOs, mortgage-backed securities and equity securities, including common stocks, preferred stocks, depositary receipts, warrants and rights. The Fund may also invest in bonds and preferred stocks that are convertible into equity securities.

The Fund may invest in derivatives. The Fund may purchase and sell derivative instruments such as exchange listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors and collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. Although the Fund will not use derivatives as a primary investment technique, it may use derivatives for a variety of purposes, including: (1) as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; and (2) as a substitute for purchasing or selling securities.

The Fund may invest in other investment companies, including exchange-traded funds, if the investment companies invest principally in the types of investments in which the Fund may invest directly.

In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective.

The Fund’s portfolio managers will seek high total returns through in-depth credit research utilizing proprietary analytics processes to assess the strength of a company’s credit profile, examples of which include but are not limited to: their ability to pay principal and interest, their cash flow and balance sheet composition, and their market position relative to competitors. As part of their fundamental investment analysis the Fund’s portfolio managers consider Environmental, Social and Governance (ESG) factors they believe are financially material to individual investments, where applicable, as described below. While this analysis is inherently subjective and may be informed by internally generated and third-party metrics, data and other information, the portfolio managers believe that the consideration of financially material ESG factors, alongside traditional financial metrics, may improve credit analysis, security selection, relative value analysis and enhance the Fund’s overall investment process. As part of this analysis, the Fund’s portfolio managers also regularly engage with the management teams of issuers on issues that the portfolio managers believe are material to the credit risk of an issuer. The specific ESG factors considered and scope and application of integration may vary depending on the specific investment and/or investment type. The consideration of ESG factors does not apply to certain instruments, such as certain derivative instruments, other registered investment companies, cash and cash equivalents. The consideration of ESG factors as part of the investment process does not mean that the Fund pursues a specific “impact” or “sustainable” investment strategy.

In an effort to achieve its goal, the Fund may engage in active and frequent trading.

Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objective under these circumstances.

Leverage

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act.

Use of leverage creates an opportunity for increased income and return for the Fund’s holders of Common Stock (the “Common Stockholders”) but, at the same time, creates risks, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Stock. There is a risk that fluctuations in the dividend rates on any preferred stock issued by the Fund may adversely affect the return to the Common Stockholders. If the income from the securities purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders as dividends and other distributions will be reduced and may not satisfy the level dividend rate distribution policy set by the Board. There can be no assurance that the Fund will continue to use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund may be subject to investment restrictions of one or more nationally recognized statistical rating organizations (each, an “NRSRO”) as a result of its use of financial leverage. These restrictions may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or portfolio requirements will significantly impede the Advisers in managing the Fund’s portfolio in accordance with its investment objective and policies. Nonetheless, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, the Fund may not be able to utilize as much leverage as it otherwise could have, which could reduce the Fund’s investment returns. In addition, the Fund’s outstanding notes contain covenants that, among other things, will likely impose credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on the Fund. These covenants also likely limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the Board of Directors and Common Stockholders to change any fundamental investment policies.

The costs of a financial leverage program (including the costs of offering preferred stock and notes) are borne by Common Stockholders and consequently will result in a reduction of the NAV of the Common Stock. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which includes proceeds from (and assets subject to) any issuance of preferred stock or notes, so that the investment advisory fees payable to the Adviser will be higher when leverage is utilized. This creates a conflict of interest between the Adviser, on the one hand, and Common Stockholders, on the other hand. Fees and expenses in respect of financial leverage, as well as the investment advisory fee and all other expenses of the Fund, will be borne entirely by the Common Stockholders, and not by preferred stockholders, noteholders or any other leverage providers.

The Fund may enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures contracts, options and other derivative transactions. See “Investment Objective and Principal Investment Strategy — Use of Leverage and Related Risks” and “Risk Factors.” The potential loss on derivative instruments may be substantial relative to the initial investment therein. See “Investment Objective and Principal Investment Strategy,” “Portfolio Composition,” “Risk Factors — Risks Relating to Investing in the Fund’s Common Stock — Derivatives Risk.”

The Adviser

NBIA serves as the Fund’s investment manager. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023, Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

During periods when the Fund is using leverage, the fee paid to NBIA (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. See “Management of the Fund — Management Agreement.”

The Administrator

NBIA, located at 1290 Avenue of the Americas, New York, New York 10104-0002, serves as administrator to the Fund. Under the administration agreement, NBIA is generally responsible for managing the administrative affairs of the Fund.

For administration related services, NBIA is entitled to receive a fee that is accrued daily and paid monthly at an annual rate of 0.05% of the Fund’s average daily Managed Assets, plus certain out-of-pocket expenses.

State Street Bank and Trust Company (“State Street”) serves as sub-administrator of the Fund and is paid by NBIA out of the fees it receives as the Fund’s administrator.

Distributions

The Fund distributes its net investment income on a monthly basis. The Fund intends to distribute at least annually, all of its realized net long- and short-term capital gains, if any. Both monthly and annual distributions to Common Stockholders will be made only after paying any accrued dividends on, or redeeming or liquidating, any preferred stock and making interest and required principal payments on notes or any other borrowings.

Over time, all the net investment income of the Fund will be distributed. That income will consist of all dividends earned and interest income accrued on portfolio assets less all expenses of the Fund, which will be accrued each day.

To maintain more stable monthly distributions, the Fund may include a return of capital as part of the distributions or may distribute less than the entire amount of its net investment income earned in a particular period (the “Level-Rate Distribution Policy”). A return of capital is a distribution by the Fund that exceeds the Fund’s current and accumulated earnings and profits and which represents a return of a Common Stockholder’s original investment. To the extent a distribution paid by the Fund represents a return of capital, a Common Stockholder’s cost basis in Fund shares will be reduced, which will increase a capital gain or reduce a capital loss upon sale of those shares. The undistributed net investment income may be available to supplement future distributions. Therefore, the distributions the Fund pays for any particular monthly period may be more or less than the amount of net investment income it actually earns during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Stock’s net asset value, and, correspondingly, distributions from net investment income will reduce the Common Stock’s net asset value. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

While the Fund intends to pay a level dividend, investors should understand that there is no assurance that it will always be able to pay a dividend or that the dividend will be of any particular size.

The Fund has exemptive relief from the Securities and Exchange Commission (“SEC”) to permit it to pay long-term capital gain more frequently than is currently allowed under the 1940 Act, which would allow it to adopt a managed distribution policy (“Managed Distribution Policy”). Pursuant to a Managed Distribution Policy, the Fund could make regular cash distributions to Common Stockholders, at a fixed rate per share of Common Stock or at a fixed percentage of its NAV, that may include periodic distributions of net long- and short-term capital gains or, in certain instances, return of capital.

If the Board determines to rely on the exemptive relief and adopt a Managed Distribution Policy, the Fund would terminate its Level-Rate Distribution Policy.

The distribution rate that the Fund expects to pay on its Common Stock will depend on a number of factors, including the level of investment income received by the Fund and other Fund fees and expenses. As portfolio and market conditions change, the rate of distributions on the Common Stock could be adjusted upward or downward from time to time.

See “Distributions” and “Distribution Reinvestment Plan.”

An investor who acquires Common Stock in an offering issued after the record date for a monthly distribution (if any) to be paid by the Fund will not receive such distribution.

Distribution Reinvestment Plan

Unless you elect to receive distributions in cash, all of your distributions will be automatically reinvested in additional shares of Common Stock under the Fund’s Distribution Reinvestment Plan. See “Distribution Reinvestment Plan.”

Custodian, Dividend Paying Agent, Transfer Agent and Registrar

State Street Bank and Trust Company serves as custodian (the “Custodian”) for the Fund. American Stock Transfer & Trust Company, LLC serves as Transfer Agent, Dividend Paying Agent and Registrar.

Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount, such as tender offers for Common Stock at NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV.

Risk Factors

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. The following summarizes some of the risks that you should consider before making an investment in the Fund under any offering. A more detailed description of these and other risks of investing in the Fund are described under “Risk Factors” below. You should carefully consider the following risk factors, as well as the other information in this Prospectus and any applicable Prospectus Supplement, before making an investment in the Fund under any offer. The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The actual risk exposure taken by the Fund in its investment program will vary over time, depending on various factors including the portfolio managers’ evaluation of issuer, political, regulatory, market, or economic developments. There can be no guarantee that the portfolio managers will be successful in their attempts to manage the risk exposure of the Fund or will appropriately evaluate or weigh the multiple factors involved in investment decisions, including issuer, market and/or instrument-specific analysis, valuation and ESG factors. Information used by the portfolio managers in their assessment of ESG factors, like other information used in their credit analysis discipline and security selection process, may not be readily available, complete, or accurate, which could negatively impact the Fund’s performance or create additional risk in the portfolio.

Each of the following risks, which are described in alphabetical order and not in order of any presumed importance, can significantly affect the Fund’s performance. The relative importance of, or potential exposure as a result of, each of these risks will vary based on market and other investment-specific considerations.

Risks Relating to Investing in the Fund’s Common Stock

Anti-takeover Provisions Risk. The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. If the Fund were converted to open-end status, the Fund would have to redeem preferred stock and prepay notes. By resolution of the Board, the Fund has opted into the Maryland Control Share Acquisition Act and the Maryland

Business Combination Act. See “Anti-Takeover and Certain Other Provisions in the Articles of Incorporation” below for additional information.

Call Risk. Upon the issuer’s desire to call a security, or under other circumstances where a security is called, including when interest rates are low and issuers opt to repay the obligation underlying a “callable security” early, the Fund may have to reinvest the proceeds in an investment offering a lower yield and may not benefit from any increase in value that might otherwise result from declining interest rates.

Closed-end Fund Risk. The Fund is a diversified, closed-end management investment company and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. The Fund’s Common Stock may trade at a discount to the Fund’s NAV. See “Risk Factors — Market Premium/Discount Risk.”

Collateralized Loan Obligations Risk. CLOs issue classes or “tranches” of securities that vary in risk and yield and may experience substantial losses due to interest rate fluctuations, actual defaults, collateral defaults, disappearance of subordinate tranches, market anticipation of defaults, and investor aversion to CLO securities as a class. The risks of investing in CLOs depend largely on the quality and type of the underlying debt and the tranche of the CLO in which the Fund invests. In addition, CLOs that obtain their exposure through derivative instruments entail the additional risks associated with such instruments. CLOs can be difficult to value, may at times be illiquid, may be highly leveraged (which could make them highly volatile), and may produce unexpected investment results due to their complex structure. In addition, CLOs involve many of the same risks of investing in debt securities and asset-backed securities including, but not limited to, interest rate risk, credit risk, liquidity risk, and valuation risk.

Conflicts of Interest Risk. The Adviser’s advisory fees are based on Managed Assets. Consequently, the Adviser will benefit from an increase in the Fund’s Managed Assets resulting from an offering. In addition, a Director who is an “interested person” (as such term is defined under the 1940 Act) of the Fund or a portfolio manager of the Fund could benefit indirectly from an offering because of such affiliations.

Convertible Securities Risk. The value of a convertible security, which is a form of hybrid security (i.e., a security with both debt and equity characteristics), typically increases or decreases with the price of the underlying common stock. In general, a convertible security is subject to the market risks of stocks when the underlying stock’s price is high relative to the conversion price and is subject to the market risks of debt securities when the underlying stock’s price is low relative to the conversion price. The general market risks of debt securities that are common to convertible securities include, but are not limited to, interest rate risk and credit risk. Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities. To the extent the Fund invests in convertible securities issued by small- or mid-cap companies, it will be subject to the risks of investing in such companies. The securities of small- and mid-cap companies may fluctuate more widely in price than the market as a whole and there may also be less trading in small- or mid-cap securities.

Credit Risk. Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer or a downgrade or default affecting any of the Fund’s securities could affect the Fund’s performance by affecting the credit quality or value of the Fund’s securities. Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk.

Currency Risk. Currency risk is the risk that foreign currencies will decline in value relative to the U.S. dollar. To the extent that the Fund invests in securities or other instruments denominated in or indexed to foreign currencies, changes in currency exchange rates could adversely impact investment gains or add to investment losses. Currency exchange rates may fluctuate significantly over short periods of time and can be affected unpredictably by various factors, including investor perception and changes in interest rates, intervention, or failure to intervene, by U.S. or foreign governments, central banks, or supranational entities; or by currency controls or political developments in the U.S. or abroad.

Depositary Receipts Risk. Depositary receipts are certificates issued by a financial institution evidencing ownership of underlying foreign securities. Depositary receipts involve many of the same risks of investing directly in the underlying foreign securities. Depositary receipts are subject to the risk of fluctuation in the currency exchange rate if, as is often the case, the underlying foreign securities are denominated in foreign currency, and there may be an imperfect correlation between the market value of depositary receipts and the underlying foreign securities.

Derivatives Risk. Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, and the Fund could lose more than the amount it invests; some derivatives can have the potential for unlimited losses. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. The value of a derivative instrument depends largely on (and is derived from) the value of the reference instrument underlying the derivative. There may be imperfect correlation between the behavior of a derivative and that of the reference instrument underlying the derivative. An abrupt change in the price of a reference instrument could render a derivative worthless. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. That risk is generally thought to be greater with over-the-counter (OTC) derivatives than with derivatives that are exchange traded or centrally cleared. When the Fund uses derivatives, it will likely be required to provide margin or collateral; these practices are intended to satisfy contractual undertakings and regulatory requirements and will not prevent the Fund from incurring losses on derivatives. The need to provide margin or collateral could limit the Fund’s ability to pursue other opportunities as they arise.

Ongoing changes to regulation of the derivatives markets and actual and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.

Additional risks associated with certain types of derivatives are discussed below:

Futures. Futures contracts are subject to the risk that an exchange may impose price fluctuation limits, which may make it difficult or impossible for the fund to close out a position when desired. In the absence of such limits, the liquidity of the futures market depends on participants entering into offsetting transactions rather than taking or making delivery. To the extent the Fund enters into futures contracts requiring physical delivery (e.g., certain commodities contracts), the inability of the Fund to take or make physical delivery can negatively impact performance.

Options. The use of options involves investment strategies and risks different from those associated with ordinary portfolio securities transactions. By writing put options, the Fund takes on the risk of declines in the value of the underlying instrument, including the possibility of a loss up to the entire strike price of each option it sells, but without the corresponding opportunity to benefit from potential increases in the value of the underlying instrument. When the Fund writes a put option, it assumes the risk that it must purchase the underlying instrument at a strike price that may be higher than the market price of the instrument. If there is a broad market decline and the Fund is not able to close out its written put options, it may result in substantial losses to the Fund. By writing a call option, the Fund may be obligated to deliver instruments underlying an option at less than the market price. When the Fund writes a covered call option, it gives up the opportunity to profit from a price increase in the underlying instrument above the strike price. The Fund will receive a premium from writing options, but the premium received may not be sufficient to offset any losses sustained from exercised options. If an option that the Fund has purchased is never exercised or closed out, the Fund will lose the amount of the premium it paid and the use of those funds.

Swaps. The risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make or, in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive. If the Fund sells a credit default swap, however, the risk of loss may be the entire notional amount of the swap.

Some swaps are now executed through an organized exchange or regulated facility and cleared through a regulated clearing organization. The absence of an organized exchange or market for swap transactions may result in difficulties in trading and valuation, especially in the event of market disruptions. The use of an organized exchange or market for swap transactions is expected to result in swaps being easier to trade or value, but this may not always be the case.

Distressed Securities Risk. Distressed securities may present a substantial risk of default, including the loss of the entire investment, or may be in default. The Fund may not receive interest payments on the distressed securities and may incur costs to protect its investment. The prices of such securities may be subject to periods of abrupt and erratic market movements and above-average price volatility and it may be difficult to value such securities. In certain periods, there may be little or no liquidity in the markets for distressed securities meaning that the Fund may be unable to exit its position.

Distributions Risk. There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. See “Distributions.”

Foreign Securities Risk. Foreign securities involve risks in addition to those associated with comparable U.S. securities. Additional risks include exposure to less developed or less efficient trading markets; social, political, diplomatic, or economic instability; trade barriers and other protectionist trade policies (including those of the U.S.); imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/ or individuals; significant government involvement in an economy and/or market structure; fluctuations in foreign currencies or currency redenomination; potential for default on sovereign debt; nationalization or expropriation of assets; settlement, custodial or other operational risks; higher transaction costs; confiscatory withholding or other taxes; and less stringent auditing and accounting, corporate disclosure, governance, and legal standards. As a result, foreign securities may fluctuate more widely in price, and may also be less liquid, than comparable U.S. securities. World markets, or those in a particular region, may all react in similar fashion to important economic or political developments. In addition, foreign markets may perform differently than the U.S. markets. The effect of economic instability on specific foreign markets or issuers may be difficult to predict or evaluate. Regardless of where a company is organized or its stock is traded, its performance may be affected significantly by events in regions from which it derives its profits or in which it conducts significant operations.

Securities of issuers traded on foreign exchanges may be suspended, either by the issuers themselves, by an exchange or by governmental authorities. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions may be compromised and the Fund could incur significant losses.

High Portfolio Turnover. The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to Common Stockholders than if the Fund had a low portfolio turnover rate.

Interest Rate Risk. The Fund’s distribution rate and NAV will fluctuate in response to changes in interest rates. In general, the value of investments with interest rate risk, such as debt securities, will move in the direction opposite to movements in interest rates. If interest rates rise, the value of such securities may decline. Typically, the longer the maturity or duration of a debt security, the greater the effect a change in interest rates could have on the security’s price. Thus, the sensitivity of the Fund’s debt securities to interest rate risk will increase with any increase in the duration of those securities.

Issuer-Specific Risk. An individual security may be more volatile, and may perform differently, than the market as a whole.

Leverage Risk. The Fund’s use of leverage may cause higher volatility for the Fund’s NAV, market price, and distribution rate. Leverage typically magnifies the total return of the Fund’s portfolio, whether that return is positive or negative. Leverage is intended to increase common stock net income, but there is no assurance that the Fund’s leveraging strategy will be successful or that the use of leverage will result in a higher yield on the Fund’s shares of common stock. Different forms of leverage, including swaps, may introduce additional credit or interest rate risk. Leverage may also increase the Fund’s liquidity risk, as the Fund may need to sell securities at inopportune times to stay within Fund, contractual or regulatory limits. The Fund’s use of leverage may increase operating costs, which may reduce total return. The Fund’s use of leverage may increase or decrease from time to time in its discretion and the Fund may, in the future, determine not to use leverage.

Liquidity Risk. From time to time, the trading market for a particular investment in which the Fund invests, or a particular type of instrument in which the Fund is invested, may become less liquid or even illiquid. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly. Additionally, market closures due to holidays or other factors may render a security or group of securities (e.g., securities tied to a particular country or geographic region) illiquid for a period of time. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Market prices for such securities or other investments may be volatile. During periods of substantial market volatility, an investment or even an entire market segment may become illiquid, sometimes abruptly, which can adversely affect the Fund’s ability to limit losses.

Loan Interests Risk. Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days). Extended settlement periods may result in cash not being immediately available to the Fund. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions. Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation. Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.

The Fund may acquire a loan interest by direct investment as a lender, by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee or by participating in a loan interest that is held by another party. As an assignee, the Fund normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor. When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. It is possible that the Fund could be held liable, or may be called upon to fulfill other obligations, with respect to loans in which it receives an assignment in whole or in part, or in which it owns a participation. The potential for such liability is greater for an assignee than for a participant.

Lower-Rated Debt Securities Risk. Lower-rated debt securities (commonly known as “junk bonds”) and unrated debt securities determined to be of comparable quality involve greater risks than investment grade debt securities. Such securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. These securities also may require a greater degree of judgment to establish a price and may be difficult to sell at the time and price the Fund desires. Lower-rated debt securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to pay principal and interest and carry a greater risk that the issuer of such securities will default in the timely payment of principal and interest. Issuers of securities that are in default or have defaulted may fail to resume principal or interest payments, in which case the Fund may lose its entire investment. The creditworthiness of issuers of these securities may be more complex to analyze than that of issuers of investment grade debt securities, and the overreliance on credit ratings may present additional risks.

Market Premium/Discount Risk. The market price of the Fund’s shares of common stock will generally fluctuate in accordance with changes in the Fund’s NAV as well as the relative supply of and demand for shares on the secondary market. The Fund’s investment advisor cannot predict whether shares will trade below, at or above their NAV because the shares trade on the secondary market at market prices and not at NAV. Because the market price of the Fund’s shares of common stock will be determined by factors such as relative supply of and demand for shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below or above NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Common Stockholders bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the Fund’s NAV than at the time of purchase.

Market Volatility Risk. Markets may be volatile and values of individual securities and other investments, including those of a particular type, may decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment or publicity. Geopolitical and other risks, including environmental and public health risks may add to instability in world economies and markets generally. Changes in value may be temporary or may last for extended periods. If the Fund sells a portfolio position before it reaches its market peak, it may miss out on opportunities for better performance.

Mortgage- and Asset-Backed Securities Risk. The value of mortgage-and asset-backed securities, including collateralized mortgage instruments, will be influenced by the factors affecting the housing market or the assets underlying the securities. These securities tend to be more sensitive to changes in interest rates than other types of debt securities. In addition, investments in mortgage- and asset-backed securities may be subject to prepayment risk and extension risk, call risk, credit risk, valuation risk, and illiquid investment risk, sometimes to a higher degree than various other types of debt securities. These securities are also subject to the risk of default on the underlying mortgages or assets, particularly during periods of market downturn, and an unexpectedly high rate of defaults on the underlying assets will adversely affect the security’s value.

Operational and Cybersecurity Risk. The Fund and its service providers, and your ability to transact with the Fund, may be negatively impacted due to operational matters arising from, among other problems, human errors, systems and technology disruptions or failures, or cybersecurity incidents. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the Fund or its service providers, as well as the securities trading venues and their service providers, to suffer data corruption or lose operational functionality. Cybersecurity incidents can result from deliberate attacks or unintentional events. It is not possible for the Adviser or the other Fund service providers to identify all of the cybersecurity or other operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. Most issuers in which the Fund invests are heavily dependent on computers for data storage and operations, and require ready access to the internet to conduct their business. Thus, cybersecurity incidents could also affect issuers of securities in which the Fund invests, leading to significant loss of value.

Other Investment Company Risk. To the extent the Fund invests in other investment companies, including money market funds and exchange-traded funds (ETFs), its performance will be affected by the performance of those other investment companies. Investments in other investment companies are subject to the risks of the other investment companies’ investments, as well as to the other investment companies’ expenses.

An ETF may trade in the secondary market at a price below the value of its underlying portfolio and may not be liquid. An actively managed ETF’s performance will reflect its adviser’s ability to make investment decisions that are suited to achieving the ETF’s investment objectives. A passively managed ETF may not replicate the performance of the index it intends to track.

Prepayment and Extension Risk. The Fund’s performance could be affected if borrowers pay back principal on certain debt securities, such as mortgage- or asset-backed securities, before (prepayment) or after (extension) the market anticipates such payments, shortening or lengthening their duration. Due to a decline in interest rates or an excess in cash flow into the issuer, a debt security might be called or otherwise converted, prepaid or redeemed before maturity. As a result of prepayment, the Fund may have to reinvest the proceeds in an investment offering a lower yield, may not benefit from any increase in value that might otherwise result from declining interest rates, and may lose any premium it paid to acquire the security. Conversely, rising market interest rates generally result in slower payoffs or extension, which effectively increases the duration of certain debt securities, heightening interest rate risk and increasing the magnitude of any resulting price declines.

Private Placements and Other Restricted Securities Risk. Private placements and other restricted securities, including securities for which Fund management has material non-public information, are securities that are subject to legal and/ or contractual restrictions on their sales. These securities may not be sold to the public unless certain conditions are met, which may include registration under the applicable securities laws. As a result of the absence of a public trading market, the prices of these securities may be more difficult to determine than publicly traded securities and these securities may involve heightened risk as compared to investments in securities of publicly traded companies. Private placements and other restricted securities may be illiquid, and it frequently can be difficult to sell them at a time when it may otherwise be desirable to do so or the Fund may be able to sell them only at prices that are less than what the Fund regards as their fair market value. Transaction costs may be higher for these securities. In addition, the Fund may get only limited information about the issuer of a private placement or other restricted security.

Recent Market Conditions. Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.

Although interest rates were unusually low in recent years in the U.S. and abroad, recently, the Federal Reserve and certain foreign central banks began to raise interest rates as part of their efforts to address rising inflation. It is difficult to accurately predict the pace at which interest rates might increase, or the timing, frequency or magnitude of any such increases in interest rates. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets.

Some countries, including the U.S., have in recent years adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with ongoing trade negotiations with China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Regulators in the U.S. have proposed a number of changes to regulations involving the markets and issuers, some of which would apply to the Fund. While it is not currently known whether any of these regulations will be adopted, due to the current scope of regulations being proposed, any changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, which, may in turn, impact performance.

Russia’s invasion of the Ukraine, and corresponding events in late February 2022, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of the Fund’s investments. The duration of ongoing hostilities and the vast array of sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.

The impact of the COVID-19 pandemic has negatively affected and could continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty.

High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.

There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.

LIBOR Transition. Certain financial contracts around the world specify rates that are based on the London Interbank Offered Rate (LIBOR), which is produced daily by averaging the rates for inter-bank lending reported by a number of banks. As previously announced by the United Kingdom’s Financial Conduct Authority (the “FCA”), most maturities and currencies of LIBOR were phased out at the end of 2021, with the remaining ones to be phased out on June 30, 2023. There are risks that the financial services industry will not have a suitable substitute in place by that time and that there will not be time to perform the substantial work necessary to revise the many existing contracts that rely on LIBOR. The transition process, or a failure of the industry to transition properly, might lead to increased volatility and illiquidity in markets that currently rely on LIBOR. It also could lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. New York and federal legislation has been enacted to ease the transition from LIBOR, but there is no assurance whether such legislation will adequately address all issues or be subject to litigation. The FCA recently announced that it will compel the publication of synthetic U.S. dollar LIBOR values for certain maturities until September 30, 2024 using the same methodology used in the federal legislation.

Regulated Investment Company Status. The Fund has qualified, and intends to remain qualified, for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code. Qualification requires, among other things, compliance by the Fund with certain distribution requirements. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to stockholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Tax Matters” for a more complete discussion of these and other federal income tax considerations.

Repurchase Agreement Risk. Repurchase agreements generally are for a short period of time and involve the risk that the counterparty may default on its obligation to repurchase the underlying instruments collateralizing the repurchase agreement, which may result in costs, delays, and/or losses to the Fund.

Risk Management. Risk is an essential part of investing. No risk management program can eliminate the Fund’s exposure to adverse events; at best, it may only reduce the possibility that the Fund will be affected by such events, and especially those risks that are not intrinsic to the Fund’s investment program. The Fund could experience losses if judgments about risk prove to be incorrect.

Sector Risk. From time to time, based on market or economic conditions, the Fund may have significant positions in one or more sectors of the market. To the extent the Fund invests more heavily in particular sectors, its performance will be especially sensitive to developments that significantly affect those sectors. Individual sectors may be more volatile, and may perform differently, than the broader market. The industries that constitute a sector may all react in the same way to economic, political or regulatory events.

Securities Lending Risk. Securities lending involves a possible delay in recovery of the loaned securities or a possible loss of rights in the collateral should the borrower fail financially. The Fund could also lose money if the value of the collateral decreases.

Stockholder Activism Risk. Stockholder activism can take many forms, including making public demands that the Fund consider certain alternatives, engaging in public campaigns to attempt to influence the Fund’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Fund’s Board or to seek other actions such as a tender offer or Fund liquidation, and commencing litigation. Stockholder activism arises in a variety of situations, and has been increasing in the closed-end fund space recently, including litigation challenging closed-end fund defenses. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s common stock market price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert the Adviser’s and the Fund’s Board’s attention and resources from its business. Also, the Fund may be required to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism. Stockholder activists seek short-term actions that can increase Fund costs per share and be detrimental to long-term stockholders.

U.S. Government Securities Risk. Although the Fund may hold securities that carry U.S. government guarantees, these guarantees do not extend to shares of the Fund itself and do not guarantee the market prices of the securities. Furthermore, not all securities issued by the U.S. government and its agencies and instrumentalities are backed by the full faith and credit of the U.S. Treasury. Securities not backed by the full faith and credit of the U.S. Treasury carry at least some risk of non-payment or default.

Valuation Risk. The Fund may not be able to sell an investment at the price at which the Fund has valued the investment. Such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market or other conditions make it difficult to value an investment, the Fund may be required to value these investments using more subjective methods, known as fair value methodologies. Using fair value methodologies to price investments may result in a value that is different from an investment’s most recent price and from the prices used by other funds to calculate their NAVs. The Fund uses pricing services to provide values for certain securities and there is no assurance that the Fund will be able to sell an investment at the price established by such pricing services. The Fund’s ability to value its investments in an accurate and timely manner may be impacted by technological issues and/or errors by third party service providers, such as pricing services or accounting agents.

Variable and Floating Rate Instruments Risk. The market prices of instruments with variable and floating interest rates are generally less sensitive to interest rate changes than are the market prices of instruments with fixed interest rates. Variable and floating rate instruments may decline in value if market interest rates or interest rates paid by such instruments do not move as expected. Certain types of floating rate instruments, such as interests in bank loans, may be subject to greater liquidity risk than other debt securities.

Warrants and Rights Risk. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.

Zero Coupon Securities, Step Coupon Securities, Pay-in-Kind Securities and Discount Obligations. Zero coupon securities and step coupon securities are debt obligations that are issued and traded at a discount from their face amount or par value (known as “original issue discount” or “OID”) and do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. The Fund may also acquire certain debt securities at a discount. These discount obligations involve special risk considerations. OID varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer. Zero coupon securities and step coupon securities are redeemed at face value when they mature. Accrued OID must be included in the Fund’s gross income for federal tax purposes ratably each taxable year prior to the receipt of any actual payments. Pay-in-kind securities pay “interest” through the issuance of additional securities. The market prices of zero coupon securities, step coupon securities, pay-in-kind securities and discount obligations generally are more volatile than the prices of securities that pay cash interest periodically. Those securities and obligations are likely to respond to changes in interest rates to a greater degree than other types of debt securities having a similar maturity and credit quality.

SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund would bear directly or indirectly. The tables also reflect the use of leverage by the Fund through preferred stock and notes representing in the aggregate 42.03% of Managed Assets (consistent with the percentage of leverage in place as of October 31, 2022) of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such borrowings), and show Fund expenses as a percentage of net assets attributable to Common Stock.

Stockholder Transaction Expenses
Sales Load(1)	—%
Offering Expenses Borne by the Fund(1)	—%
Distribution Reinvestment Plan Fees	None(2)

Estimated Annual Expenses	Percentage of Net Assets Attributable to Common Stock
Management Fees(3)	1.05%
Interest Expenses on Notes(4)	0.51%
Other Expenses(5)	0.34%
Total Annual Fund Operating Expenses	1.90%
Distributions on Preferred Stock(6)	1.47%
Total Annual Expenses and Distributions on Preferred Stock	3.37%

(1)	If Shares of Common Stock are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses.

(2)	The Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the Plan Agent to sell your Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan.”

(3)	The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.05% of the Fund’s average daily Managed Assets for administrative services. “Managed Assets” means the Fund’s total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage. Consequently, since the Fund has leverage outstanding, the management fee as a percentage of net assets attributable to common stock is higher than if the Fund did not utilize leverage.

(4)	“Interest Expenses on Notes” represents the Fund’s annualized interest expense on the Fund’s privately placed notes outstanding for the twelve-month fiscal period ended October 31, 2022, during which the Fund had an average principal balance of $30,463,014 of privately placed notes outstanding, with an average annualized interest rate of 2.89%.

(5)	“Other Expenses” are estimated based on estimated amounts for the current fiscal year.

(6)	“Distributions on Preferred Stock” represents the Fund’s annualized distributions paid on the Fund’s preferred stock outstanding for the twelve-month fiscal period ended October 31, 2022, during which the average aggregate liquidation preference for such preferred stock was $76,000,000 with an average annualized distribution rate of 3.33%.

Example

The following example illustrates the expenses that Common Stockholders would pay on a $1,000 investment in Common Stock, assuming (i) total annual expenses of 3.37%; (ii) a 5% annual return; and (iii) all distributions are reinvested at NAV:

The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Fund’s distribution reinvestment plan may receive Common Stock purchased or issued at a price or value different from NAV. See “Distribution Reinvestment Plan.” The example does not include sales load or estimated offering costs, which would cause the expenses shown in the example to increase.

1 Year	3 Years	5 Years	10 Years
$34	$104	$176	$366

FINANCIAL HIGHLIGHTS

Financial highlights tables are intended to help you understand the Fund’s financial performance. The financial highlights as of and for the fiscal years ended October 31, 2013 through 2022 are derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, and such financial highlights are incorporated by reference to the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2017 and the Annual Report on Form N-CSR for the fiscal year ended October 31, 2022. The report of Ernst & Young LLP and the Fund’s financial statements are included in the Fund’s Annual Report on Form N-CSR for the fiscal year ended October 31, 2022, and are incorporated by reference into the SAI.

The following table sets forth information about the Fund’s outstanding senior securities as of the end of each fiscal year for the past ten years.

Year	Class of Senior Securities	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Average Market Value Per Unit (4)
October 31, 2022	Floating Rate Senior Notes	$46,000,000	$6,348	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series C	$76,000,000	$40	$12.50	N/A
October 31, 2021	Floating Rate Senior Notes	$19,500,000	$14,374	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series C	$76,000,000	$42	$12.50	N/A
October 31, 2020	Floating Rate Senior Notes	$30,000,000	$11,969	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series C	$95,000,000	$43	$12.50	N/A
October 31, 2019	Floating Rate Senior Notes	$90,000,000	$4,147	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$201,889	$25,000	N/A
October 31, 2018	Floating Rate Senior Notes	$90,000,000	$4,103	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$198,912	$25,000	N/A
October 31, 2017	Floating Rate Senior Notes	$90,000,000	$4,309	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$212,582	$25,000	N/A
October 31, 2016	Floating Rate Senior Notes	$90,000,000	$4,238	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$208,182	$25,000	N/A
October 31, 2015	Floating Rate Senior Notes	$90,000,000	$4,143	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$202,029	$25,000	N/A
October 31, 2014	Floating Rate Senior Notes	$90,000,000	$4,520	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$226,286	$25,000	N/A
October 31, 2013	Floating Rate Senior Notes	$90,000,000	$4,575	N/A	N/A
	Mandatory Redeemable Preferred Shares, Series B	$35,000,000	$229,815	$25,000	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented. Floating Rate Senior Notes listed for the period from October 31, 2018 to October 31, 2022 are gross of unamortized deferred issuance costs.

(2)	The asset coverage ratio for the Floating Rate Senior Notes is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and then multiplying by $1,000. The asset coverage ratio for the MRPS is calculated as the Fund’s total assets, less all liabilities and indebtedness not represented by the Fund’s senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of the MRPS. With respect to the MRPS, the asset coverage per unit figure is expressed in terms of dollar amounts per share of the outstanding MRPS.

(3)	The amount to which a holder of MRPS would be entitled upon the involuntary liquidation of the Fund in preference to the holder of any class of security with a junior ranking.

(4)	Not applicable, as senior securities are not registered for public trading.

THE FUND

The Fund is the surviving entity of a reorganization between a predecessor to the Fund and another Neuberger Berman closed-end fund, which reorganization was completed after the close of business on August 6, 2010. The Fund was incorporated in the State of Maryland on March 18, 2010. The Fund has outstanding privately placed notes (“PNs”) with an aggregate principal value of $46,000,000 and Mandatory Redeemable Preferred Shares, Series C (“MRPS” and, together with the PNs, “Private Securities”) with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. As of April 17, 2023, the Fund’s NAV per share of Common Stock was $8.53. The Fund was organized a closed-end, non-diversified management investment company registered under the 1940 Act. Under the 1940 Act, the status of a fund that was registered as non-diversified may, under certain circumstances, change to that of a diversified fund. The Fund is currently a diversified fund.

The Fund’s investment objective is to seek high total return (income plus capital appreciation). There is no assurance that the Fund will achieve its investment objective.

The Fund’s Adviser is NBIA. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023, Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

THE OFFERING

The Fund may offer, from time to time, in one or more offerings, shares of Common Stock, $0.0001 par value per share, and/or transferable rights to purchase such Shares of Common Stock (“Rights,” and together with the Common Stock, “Securities”). The Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus,” and each supplement thereto, a “Prospectus Supplement” or “Supplement”). The offering price per Share of Common Stock will not be less than the net asset value per share of Common Stock at the time the Fund makes the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per share of Common Stock of the Fund. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Fund’s securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Adviser anticipates that investment of the net proceeds of an offer in accordance with the Fund’s investment objective and policies will take up to three months after completion of such offer, depending on market conditions and the availability of appropriate securities. Depending on market conditions and operations, a portion of the proceeds to be identified in any relevant Prospectus Supplement may be used to pay distributions in accordance with the Fund’s distribution policy.

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY

The Fund’s investment objective is to seek high total return (income plus capital appreciation). There is no assurance that the Fund will achieve its investment objective.

The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers. High yield debt securities include securities that, at the time of investment, are rated below investment grade (commonly referred to as “junk”) by at least one independent credit rating agency or, if unrated, determined by the Fund’s portfolio managers to be of comparable quality. High yield debt securities may include distressed securities. To the extent not invested in high yield debt securities, the Fund may invest a portion of its assets (normally, not more than 20% of its total assets) in other securities and financial instruments, including investment grade debt securities, equity securities and derivatives. The Fund may also invest up to 15% of its total assets in CLOs. The Fund’s investment objective and its policy of investing at least 80% of its total assets in high yield debt securities of U.S. and foreign issuers are not fundamental and may be changed by the Fund’s Board without stockholder approval, however stockholders would be provided at least 60 days’ notice of any changes.

The Fund invests primarily in securities of U.S. issuers, but may also invest in securities of foreign issuers. Up to 25% of the Fund’s total assets may be invested in securities of foreign issuers traded outside of the U.S. Liquid securities purchased by the Fund may subsequently become illiquid.

The Fund uses leverage to pursue its investment objective. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its total Managed Assets or equity securities (e.g., preferred stock) up to 50% of its total Managed Assets. The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the Fund’s notes and preferred stock governing instruments or by agencies rating the preferred stock and notes, which may be more stringent than those imposed by the 1940 Act.

Securities purchased by the Fund may have fixed or variable principal payments and various types of interest rate and dividend payment and reset terms, including fixed rate, variable rate, floating rate, zero coupon, deferred, payment in kind and auction rate features. Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Fund’s portfolio managers. Auction rate securities are preferred securities and debt securities with dividends/coupons based on a rate set at auction. The auction is usually held weekly for each series of a security, but may be held less frequently. The auction sets the rate, and securities may be bought and sold at the auction, normally at par value at specified intervals.

The Fund may invest in a variety of direct debt instruments, including bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.

The Fund may invest in asset-backed securities, including CLOs, mortgage-backed securities and equity securities, including common stocks, preferred stocks, depositary receipts, warrants and rights. The Fund may also invest in bonds and preferred stocks that are convertible into equity securities.

The Fund may invest in derivatives. The Fund may purchase and sell derivative instruments such as exchange listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors and collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. Although the Fund will not use derivatives as a primary investment technique, it may use derivatives for a variety of purposes, including: (1) as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; and (2) as a substitute for purchasing or selling securities.

The Fund may invest in other investment companies, including exchange-traded funds, if the investment companies invest principally in the types of investments in which the Fund may invest directly. In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities.

There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective.

The Fund’s portfolio managers will seek high total returns through in-depth credit research utilizing proprietary analytics processes to assess the strength of a company’s credit profile, examples of which include but are not limited to: their ability to pay principal and interest, their cash flow and balance sheet composition, and their market position relative to competitors. As part of their fundamental investment analysis the Fund’s portfolio managers consider Environmental, Social and Governance (ESG) factors they believe are financially material to individual investments, where applicable, as described below. While this analysis is inherently subjective and may be informed by internally generated and third-party metrics, data and other information, the portfolio managers believe that the consideration of financially material ESG factors, alongside traditional financial metrics, may improve credit analysis, security selection, relative value analysis and enhance the Fund’s overall investment process. As part of this analysis, the Fund’s portfolio managers also regularly engage with the management teams of issuers on issues that the portfolio managers believe are material to the credit risk of an issuer. The specific ESG factors considered and scope and application of integration may vary depending on the specific investment and/or investment type. The consideration of ESG factors does not apply to certain instruments, such as certain derivative instruments, other registered investment companies, cash and cash equivalents. The consideration of ESG factors as part of the investment process does not mean that the Fund pursues a specific “impact” or “sustainable” investment strategy. In an effort to achieve its goal, the Fund may engage in active and frequent trading.

Temporary Investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objective under these circumstances.

PORTFOLIO COMPOSITION

The Fund may engage in certain practices and invest in certain securities in addition to those described as its “Principal Investment Strategy” in the summary section above. The following provides further descriptions of certain investments that the Fund may make, and are not intended to be an exhaustive discussion of the Fund’s investments. For additional information on the types of investments the Fund may make, please see the SAI.

High Yield Debt Securities. High yield debt securities are rated below investment grade by a rating agency, or are unrated debt securities determined to be of comparable quality by the Adviser, at the time of purchase. Debt securities rated below investment grade are commonly referred to as “high yield securities” or “junk bonds” and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. They involve greater risk of loss, are subject to greater price volatility and are potentially less liquid, especially during periods of economic uncertainty or change than higher rated debt securities. For purposes of the Fund’s investment policies relating to credit quality, if a security receives different ratings from two or more nationally recognized securities rating organizations, the Fund will use the rating chosen by the Adviser as most representative of the security’s credit quality.

Although the Fund may invest in debt securities having a broad range of maturities, the average portfolio maturity of the Fund is initially expected to be within the intermediate range (2 to 7 years) and will vary over time, based on the judgment of the Adviser.

Direct Debt Instruments. Direct debt includes interests in bank loans, notes and other interests in amounts owed to financial institutions by borrowers, such as companies and governments. Direct debt instruments are interests in amounts owed by corporate, governmental, or other borrowers to lenders or lending syndicates. The direct debt instruments in which the Fund may invest may be rated below investment grade or, if unrated by either of those entities, considered by the Adviser to be of comparable quality. Direct debt determined to be below investment grade will be included in the Fund’s calculation of its 80% investment in high yield debt securities.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the borrower for payment of principal and interest. The borrower may be in financial distress or may default. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Participations in debt instruments may involve a risk of insolvency of the selling bank. In addition, there may be fewer legal protections for owners of participation interests than for direct lenders.

Direct debt instruments may have floating interest rates. These interest rates will vary depending on the terms of the underlying loan and market conditions.

Corporate Loans. The Fund may invest in corporate loans, including various types of direct obligations of corporate borrowers and loan participations. Corporate loans may be of investment grade quality or below investment grade quality, as determined by the Adviser. Corporate loans determined to be below investment grade will be included in the Fund’s calculation of its 80% investment in high yield securities. Corporate loans in which the Fund may invest will primarily consist of direct obligations of borrowers. The Fund may invest in corporate loans at origination as a co-lender or may acquire loans in the secondary market by purchasing participations in, assignments of or novations of corporate loans. Many corporate loans are secured, although some may be unsecured. Loans that are fully secured offer the Fund more protection than unsecured loans in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would fully satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. Like debt securities, corporate loans involve a risk of loss in case of default or insolvency of the borrower; however, they may offer less legal protection to the Fund in the event of fraud or misrepresentation. In addition, loan participations involve a risk of insolvency of the lending bank or other financial intermediary. The markets in corporate loans are not regulated by federal securities laws or the SEC.

As in the case of other high yield investments, corporate loans may be rated in the lower rating categories of rating agencies (Ba or lower by Moody’s or BB or lower by S&P or Fitch), or may be unrated investments determined by the Adviser to be of comparable credit quality. Lower rated corporate loans can be expected to provide higher yields than lower yielding, higher rated fixed income securities, but may be subject to greater risk of loss of principal and income. There are, however, some significant differences between corporate loans and high yield bonds. Corporate loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of corporate loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower’s bondholders. These arrangements are designed to give corporate loan investors preferential treatment over high yield investors in the event of deterioration in the credit quality of the borrower. Even when these arrangements exist, however, there can be no assurance that the borrowers will repay principal or pay interest in full. Corporate loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, such as the prime rate of a U.S. bank. Thus, the value of corporate loans held by the Fund may be expected to fluctuate less than the value of fixed rate, debt obligations as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for corporate loans is not as well developed as the secondary dealer market for high yield debt securities and, therefore, presents increased risk relating to liquidity and pricing. By purchasing a participation interest in a loan, the Fund will acquire some or all of the interest of a bank or other lending institution in a loan to a borrower.

Bank Loans. Bank loans, which are a type of a direct debt instrument, are a type of debt security that may be made in connection with, among other things, recapitalizations, acquisitions, leveraged buyouts, dividend issuances and refinancings. The bank loans in which the Fund invests may be structured and administered by a third party that acts as agent for a group of lenders that make or hold interests in the loan. The Fund may acquire interests in such loans by taking an assignment of all or a portion of a direct interest in a loan previously held by another institution or by acquiring a participation in an interest in a loan that continues to be held by another institution.

Banks are subject to extensive governmental regulations that may limit both the amounts and types of loans and other financial commitments that may be made and the interest rates and fees that may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital, which can fluctuate significantly when interest rates change. Also, general economic conditions, consolidation and competition among banking and savings institutions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank’s ability to meet its obligations. Bank obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.

Asset-Backed Securities. The Fund may invest in asset-backed securities. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, pools of assets such as, among other things, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements, or a combination of the foregoing. These assets are securitized through the use of trusts and special purpose corporations. Credit enhancements, such as various forms of cash collateral accounts or letters of credit, may support payments of principal and interest on asset-backed securities. Although these securities may be supported by letters of credit or other credit enhancements, payment of interest and principal ultimately depends upon individuals paying the underlying loans, which may be affected adversely by general downturns in the economy. Asset-backed securities are subject to the same risk of prepayment described with respect to mortgage-backed securities and to extension risk (the risk that an issuer of a security will make principal payments slower than anticipated by the investor, thus extending the securities’ duration). The risk that recovery on repossessed collateral might be unavailable or inadequate to support payments, however, is greater for asset-backed securities than for mortgage-backed securities.

Equity Securities. The Fund may invest, to a limited extent, in equity securities, which may include common stocks, preferred stocks, convertible securities and warrants. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible. Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants.

To the extent the Fund invests in such securities, the value of securities held by the Fund will be affected by changes in the stock markets, which may be the result of domestic or international political or economic news, changes in interest rates or changing investor sentiment. At times, the stock markets can be volatile and stock prices can change substantially. Because some investors purchase equity securities with borrowed money, an increase in interest rates can cause a decline in equity prices. The equity securities of smaller companies are more sensitive to these changes than those of larger companies. This market risk will affect the Fund’s NAV per share, which will fluctuate as the value of the securities held by the Fund changes. Not all stock prices change uniformly or at the same time and not all stock markets move in the same direction at the same time. Other factors affect a particular stock’s prices, such as poor earnings reports by an issuer, loss of major customers, major litigation against an issuer, or changes in governmental regulations affecting an industry. Adverse news affecting one company can sometimes depress the stock prices of all companies in the same industry. Not all factors can be predicted.

Convertible Securities. A convertible security is a bond, debenture, note, preferred stock, or other security or debt obligation that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities generally have features of, and risks associated with, both equity and fixed income instruments. As such, the value of most convertible securities will vary with changes in the price of, and will be subject to the risks associated with, the underlying common stock. Additionally, convertible securities are also subject to the risk that the issuer may not be able to pay principal or interest when due and the value of the convertible security may change based on the issuer’s credit rating. A convertible security may have a mandatory conversion feature or a call feature that subjects it to redemption at the option of the issuer at a price established in the security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying common stock, sell it to a third party or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.

Preferred Stocks. The Fund may invest in preferred stocks. Shares of preferred stock are equity securities, but they have many characteristics of debt securities, such as a fixed dividend payment rate and a liquidation preference over the issuer’s Common Stock. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer’s board of directors. Preferred stockholders may have certain rights if dividends are not paid but generally have no legal recourse against the issuer. Stockholders may suffer a loss of value if dividends are not paid. The market prices of preferred stocks are generally more sensitive to changes in the issuer’s creditworthiness than are the prices of debt securities. Because shares of preferred stock are equity securities, they may be more susceptible to risks traditionally associated with equity investments than the debt securities in which the Fund invests.

Structured Securities. The Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, securities, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References. Investments in structured securities may provide exposure to certain securities or markets in situations where regulatory or other restrictions prevent direct investments in such issuers or markets. The interest rate or the principal amount payable upon the maturity or redemption of those securities may increase or decrease depending upon changes in the applicable Reference. The terms of the structured securities may provide in certain circumstances that no principal is due at maturity and, therefore, may result in a complete loss of the Fund’s investment. Changes in the interest rate or principal payable at maturity may be a multiple of the changes in the value of the Reference. Consequently, structured securities may entail a greater degree of risk than other types of fixed income securities.

Derivatives. The Fund may invest in derivatives. A derivative is a financial instrument the value of which is determined by reference to the value or the change in value of one or more securities, currencies, indices or other financial instruments. The Fund may, but is not required to, use various types of derivatives as a hedge against adverse changes in securities prices, interest rates or foreign currency exchange rates; or as a substitute for purchasing or selling securities. Although the Adviser may use derivatives to further the Fund’s investment objective, no assurance can be given that it will be successful or that this result will be achieved.

The Fund may purchase and sell derivative instruments such as exchange-listed and over-the-counter put and call options on securities, foreign currencies and securities indices. It may also purchase and sell financial futures contracts (and options thereon) and enter into various other types of transactions in derivatives, such as swaps, caps, floors or collars. These transactions may include the use of interest rate swaps (to hedge against adverse changes in interest rates affecting securities held by the Fund, dividends payable on any preferred stock issued by the Fund or interest payable on the Fund’s borrowings) and credit default swaps. The Fund also may purchase derivative instruments that combine features of these instruments. The Fund may invest in derivative instruments for a variety of reasons, including: to protect against possible adverse changes in the market value of securities held in or to be purchased for the Fund’s portfolio; to facilitate the sale of certain securities for investment purposes; to manage the effective interest rate exposure of the Fund or the effective maturity or duration of the Fund’s portfolio; or to establish positions in the derivatives markets as a substitute for purchasing or selling particular securities. These transactions may include the use of derivatives, such as interest rate swaps, to hedge against adverse changes in interest rates affecting dividends payable on any preferred stock issued by the Fund or payable on borrowings by the Fund.

The primary risks in using derivatives are: (1) imperfect correlation or no correlation between changes in market value of the securities or currencies held or to be acquired by the Fund and the prices of derivatives; (2) possible lack of a liquid secondary market for derivatives and the resulting inability to close out derivatives when desired; (3) the fact that the skills needed to use derivatives are different from those needed to select the Fund’s securities; (4) the fact that, although use of derivatives for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments; and (5) when traded on non-U.S. exchanges, derivatives may not be regulated as rigorously as in the United States.

In addition, derivatives may contain leverage to magnify the exposure to the underlying asset or assets.

The Fund’s use of derivatives may be limited by the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Department regulations with which it must comply to continue to qualify as a RIC. See “Tax Matters.”

U.S. Government and Agency Securities. “U.S. Government Securities” are obligations of the Treasury Department backed by the full faith and credit of the United States. During times of market turbulence, investors may turn to the safety of securities issued or guaranteed by the Treasury Department, causing the prices of these securities to rise and their yields to decline. As a result of this and other market influences, yields of short-term Treasury Department debt instruments are currently near historical lows.

“U.S. Government Agency Securities” are issued or guaranteed by U.S. Government agencies or by instrumentalities of the U.S. Government, such as Ginnie Mae (also known as the Government National Mortgage Association), Fannie Mae (also known as the Federal National Mortgage Association), Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), SLM Corporation (formerly, the Student Loan Marketing Association) (commonly known as “Sallie Mae”), Federal Home Loan Banks (“FHLB”), and the Tennessee Valley Authority. Some U.S. Government Agency Securities are supported by the full faith and credit of the United States, while others may be supported by the issuer’s ability to borrow from the Treasury Department, subject to the Treasury Department’s discretion in certain cases, or only by the credit of the issuer. Accordingly, there is at least a possibility of default. U.S. Government Agency Securities include U.S. Government agency mortgage-backed securities. The market prices of U.S. Government Agency Securities are not guaranteed by the U.S. Government and generally fluctuate inversely with changing interest rates.

U.S. Government Agency Securities are deemed to include (i) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government, its agencies, authorities or instrumentalities and (ii) participations in loans made to foreign governments or their agencies that are so guaranteed. The secondary market for certain of these participations is extremely limited. In the absence of a suitable secondary market, such participations may therefore be regarded as illiquid.

The Fund may invest in separately traded principal and interest components of securities issued or guaranteed by the Treasury Department. The principal and interest components of selected securities are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program. Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the Treasury Department at the request of depository financial institutions, which then trade the component parts independently. The market prices of STRIPS generally are more volatile than that of Treasury Department bills with comparable maturities.

Other Investment Companies. Investments by the Fund in shares of other investment companies are subject to the limitations of the 1940 Act and the rules and regulations thereunder. Effective January 19, 2022, the SEC rescinded related fund of funds exemptive orders, certain no-action letters related to fund of funds investments, and Rule 12d1-2 under the 1940 Act. As of that date, fund of funds arrangements must comply with the provisions of the 1940 Act, Rule 12d1-4, or another rule. Pursuant to Rule 12d1-4, the Fund is permitted to exceed the limits of Section 12 of the 1940 Act if the Fund complies with Rule 12d1-4’s conditions, which contain elements from the SEC’s prior exemptive orders permitting fund of funds arrangements, including (i) limits on control and voting; (ii) required evaluations and findings; (iii) required fund of funds investment agreements; and (iv) limits on complex structures. The Fund may invest in the securities of other investment companies, including open-end management companies, closed-end management companies (including business development companies (“BDCs”)) and unit investment trusts, that are consistent with its investment objective and policies. Such an investment may be the most practical or only manner in which the Fund can invest in certain asset classes or participate in certain markets, such as foreign markets, because of the expenses involved or because other vehicles for investing in those markets may not be available at the time the Fund is ready to make an investment. When investing in the securities of other investment companies, the Fund will be indirectly exposed to all the risks of such investment companies’ portfolio securities. In addition, as a shareholder in an investment company, the Fund would indirectly bear its pro rata share of that investment company’s advisory fees and other operating expenses.

Repurchase Agreements. In a repurchase agreement, the Fund purchases securities from a bank that is a member of the Federal Reserve System, from a foreign bank or from a U.S. branch or agency of a foreign bank, or from a securities dealer that agrees to repurchase the securities from the Fund at a higher price on a designated future date. Repurchase agreements generally are for a short period of time, usually less than a week. Costs, delays, or losses could result if the selling party to a repurchase agreement becomes bankrupt or otherwise defaults. The Adviser monitors the creditworthiness of sellers. If the Fund enters into a repurchase agreement subject to foreign law and the counter-party defaults, the Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law and may suffer delays and losses in disposing of the collateral as a result.

Cash Positions. In anticipation of or in response to adverse market conditions, for cash management purposes, during a reasonable start-up period following any future offering of additional preferred stock or notes or for defensive purposes, the Fund may temporarily hold all or a portion of its assets in cash, money market instruments or bonds or other debt securities. Doing so may help the Fund avoid losses but may mean lost opportunities for the Fund to achieve its investment objective. A reasonable start up period following any offering generally would not exceed three months.

Money market instruments in which the Fund may invest its cash reserves will generally consist of obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements collateralized by such obligations, commercial paper and shares of money market funds. To the extent the Fund purchases shares of a money market fund, the Fund will indirectly bear its proportionate share of the advisory fees and other operating expenses of such fund.

Securities Lending. The Fund may lend portfolio securities to banks, brokerage firms, and other institutional investors, provided that cash or equivalent collateral, initially equal to at least 102% (105% in the case of foreign securities) of the market value of the loaned securities, is maintained by the borrower with the Fund or with the Fund’s lending agent, who holds the collateral on the Fund’s behalf. Thereafter, cash or equivalent collateral, equal to at least 100% of the market value of the loaned securities, is to be continuously maintained by the borrower with the Fund. The Fund may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from a borrower that has delivered equivalent collateral. During the time securities are on loan, the borrower will pay the Fund an amount equivalent to any dividends or interest paid on such securities. These loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower. The Fund does not have the right to vote on securities while they are on loan. However, it is the Fund’s policy to attempt to terminate loans in time to vote those proxies that the Fund has determined are material to the interests of the Fund. The Adviser believes the risk of loss on these transactions is slight because if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially. The Fund may loan securities through third parties not affiliated with Neuberger Berman BD LLC (“Neuberger Berman”) that would act as agent to lend securities to principal borrowers.

Portfolio Turnover. The Fund may engage in portfolio trading when the Adviser considers it to be appropriate, but the Fund will not use short-term trading as the primary means of achieving its investment objective. There are no limits on the rate of portfolio turnover, and investments may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. A higher turnover rate would result in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in the Fund’s realization of net short-term capital gains that, when distributed to stockholders, will be taxable as ordinary income. See “Tax Matters.”

Temporary investments. For temporary defensive purposes, or to manage cash pending investment or payout, the Fund may invest up to 100% of its total assets in cash and cash equivalents, U.S. Government and Agency Securities, commercial paper and certain other money market instruments, as well as repurchase agreements collateralized by the foregoing. The Fund may not achieve its investment objectives under these circumstances.

USE OF LEVERAGE AND RELATED RISKS

The Fund utilizes financial leverage for investment purposes (i.e., to purchase additional portfolio securities consistent with the Fund’s investment objective and primary investment strategy). The Fund has utilized leverage since shortly after it began investment operations and expects to continue to use leverage, although there can be no assurance, however, that the Fund will continue to engage in any leveraging techniques. The Fund currently utilizes leverage through the issuance of privately placed notes and preferred stock, and may borrow money or use a variety of additional strategies to increase funds available for investment. The Fund has outstanding PNs with an aggregate principal value of $46,000,000 and MRPS with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. The interest on the PNs is accrued daily and paid quarterly. The MRPS have a liquidation preference of $12.50 per share plus any accumulated unpaid distributions, whether or not earned or declared by the Fund, but excluding interest thereon. During the year ended October 31,

2022, the average annualized interest rate of the PNs was 2.89%, and average annualized distribution rate of the MRPS was 3.33%.

Preferred stock and notes typically pay dividends, distributions or interest based on short-term interest rates. The proceeds of preferred stock and notes would be used to buy portfolio securities that pay interest based on intermediate- and long-term yields. These interest payments are typically, although not always, higher than short-term interest rates. High-yield debt securities, as well as long-term and short-term interest rates, fluctuate. If short-term interest rates rise, distributions rates on preferred stock and interest rates on notes may rise so that the amount of distributions to be paid to holders of preferred stock and the amount of interest to be paid to holders of notes exceed the income from the portfolio securities. Because income from the Fund’s entire investment portfolio would be available to pay distributions on preferred stock and interest on notes, however, dividend rates on preferred stock and interest rates on notes would need to greatly exceed the Fund’s net portfolio income before the Fund’s ability to pay dividends on preferred stock and interest on notes would be jeopardized. If long-term interest rates rise, this could negatively impact the value of the Fund’s investment portfolio, reducing the amount of assets serving as asset coverage for the preferred stock and notes. The Fund anticipates entering into interest rate swap or cap transactions with the intent to reduce or eliminate the risk posed by an increase in short-term interest rates. There is no guarantee that the Fund will engage in these transactions or that these transactions will be successful in reducing or eliminating interest rate risk.

The Fund is permitted to obtain leverage using any form or combination of financial leverage instruments, including derivative instruments discussed above and through the issuance of additional preferred stock or notes. Subject to prevailing market conditions, the Fund intends to use leveraging instruments to maintain leverage on its portfolio representing up to approximately 33 1/3% of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such instruments), the maximum amount of leverage allowable under the 1940 Act. The Fund intends to use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

On October 28, 2020, the SEC adopted new regulations governing the use of derivatives by registered investment companies (“Rule 18f-4”). The Fund has adopted a Rule 18f-4 Policy which provides, among other things, that unless the Fund qualifies as a ‘‘limited derivatives user’’ as defined in Rule 18f-4, the Fund is subject to a comprehensive derivatives risk management program, must comply with certain value-at-risk based leverage limits and must provide additional disclosure both publicly and to the SEC regarding its derivatives positions. If the Fund qualifies as a limited derivatives user, Rule 18f-4 requires the Fund to have policies and procedures to manage its aggregate derivatives risk. Rule 18f-4 permits the Fund to enter into derivatives transactions and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act.

Leverage creates risks for holders of the Common Stock, including the likelihood of greater volatility in the NAV and market price of, and distributions on, the Common Stock. There is a risk that fluctuations in the distribution rates on any outstanding preferred stock or notes may adversely affect the return to the holders of the Common Stock. If the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the return on the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to Common Stockholders will be reduced. The Fund in its reasonable judgment nevertheless may determine to maintain the Fund’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Fund’s investment portfolio (including investments bought with the proceeds of leverage) will be borne entirely by the Fund and indirectly by the Fund’s Common Stockholders. If there is a net decrease (or increase) in the value of the Fund’s investment portfolio, the leverage will decrease (or increase) the NAV to a greater extent than if the Fund were not leveraged. The use of leverage by the Fund may magnify the Fund’s losses when there is a decrease in the value of a Fund investment and even totally eliminate the Fund’s equity in its portfolio or a Common Stockholder’s equity in the Fund. During periods in which the Fund is using leverage, the fees paid by the Fund for investment advisory services will be higher than if the Fund did not use leverage because the investment advisory fees paid will be calculated on the basis of the Fund’s Managed Assets, which include proceeds from leverage.

Leverage creates an opportunity for a greater return per share of Common Stock, but at the same time it is a speculative technique that will increase the Fund’s exposure to capital risk. Unless the income and appreciation, if any, on assets acquired with leverage exceeds the cost of such leverage, the use of leverage will diminish the investment performance of the Fund’s Common Stock compared with what it would have been without leverage.

The Fund’s willingness to utilize further leverage, and the amount of leverage the Fund will assume, will depend on many factors, the most important of which are market conditions and interest rates. Successful use of a leveraging strategy may depend on the Fund’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

Assuming that leverage will represent approximately 42.03% of the Fund’s Managed Assets and that the Fund will bear expenses relating to that leverage at an average annual rate of 3.21%, the income generated by the Fund’s portfolio (net of estimated expenses) must exceed 2.33% in order to cover the expenses specifically related to the Fund’s use of leverage. These numbers are merely estimates used for illustration. Actual leverage expenses will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of leverage on Common Stock total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Fund. The table assumes that the Fund continues to use financial leverage in its portfolio through PNs and MRPS representing 42.03% of Managed Assets (the percentage of leverage as of October 31, 2022) of the Fund’s total assets (including the assets subject to, and obtained with the proceeds of, such instruments) with an estimated blended annual interest rate of 3.21%.

Assumed portfolio return (net of expenses)	(10)%	(5)%	0%	5%	10%

Corresponding Common Stock return assuming 42.03% of Managed Assets leverage through Private Securities	-19.58%	-10.95%	-2.33%	6.30%	14.92%

Common Stock total return is composed of two elements — the Common Stock distributions paid by the Fund and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Fund must assume that the interest it receives on its investments is entirely offset by losses in the value of those investments.

In addition to leverage for investment purposes, the Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions which otherwise might require untimely dispositions of Fund investments.

RISK FACTORS

Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. The following summarizes some of the risks that you should consider before making an investment in the Fund under any offering. You should carefully consider the following risk factors, as well as the other information in this Prospectus and any applicable Prospectus Supplement, before making an investment in the Fund under any offer. The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The actual risk exposure taken by the Fund in its investment program will vary over time, depending on various factors including the portfolio managers’ evaluation of issuer, political, regulatory, market, or economic developments. There can be no guarantee that the portfolio managers will be successful in their attempts to manage the risk exposure of the Fund or will appropriately evaluate or weigh the multiple factors involved in investment decisions, including issuer, market and/or instrument-specific analysis, valuation and ESG factors. Information used by the portfolio managers in their assessment of ESG factors, like other information used in their credit analysis discipline and security selection process, may not be readily available, complete, or accurate, which could negatively impact the Fund’s performance or create additional risk in the portfolio.

Each of the following risks, which are described in alphabetical order and not in order of any presumed importance, can significantly affect the Fund’s performance. The relative importance of, or potential exposure as a result of, each of these risks will vary based on market and other investment-specific considerations.

Anti-takeover Provisions Risk

The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. If the Fund were converted to open-end status, the Fund would have to redeem Preferred Stock and prepay Notes. By resolution of the Board, the Fund has opted into the Maryland Control Share Acquisition Act and the Maryland Business Combination Act. In general, the Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a control share acquisition may not be voted except to the extent approved by stockholders at a special meeting by a vote of two-thirds of the votes entitled to be cast on the matter (excluding shares owned by the acquirer and by officers or by directors who are employees of the corporation). In general, the Maryland Business Combination Act prohibits an interested stockholder (a stockholder that holds 10% or more of the voting power of the outstanding stock of the corporation) of a Maryland corporation from engaging in a business combination with the corporation for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. See “Anti-Takeover Provisions in the Articles of Incorporation” for additional information, including relating to litigation.

Call Risk

Upon the issuer’s desire to call a security, or under other circumstances where a security is called, including when interest rates are low and issuers opt to repay the obligation underlying a “callable security” early, the Fund may have to reinvest the proceeds in an investment offering a lower yield or other less favorable characteristics. This may reduce the amount of the Fund’s distributions. In addition, the Fund may not benefit from any increase in value in the securities that might otherwise result from declining interest rates. The likelihood of a call also may impact the price of a security.

Closed-End Fund Risk

The Fund is a diversified, closed-end management investment company and designed primarily for long-term investors. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. The Fund’s Common Stock may trade at a discount to the Fund’s NAV. See “Market Premium/Discount Risk.”

Collateralized Loan Obligations Risk

CLOs issue classes or “tranches” of securities that vary in risk and yield and may experience substantial losses due to interest rate fluctuations, actual defaults, collateral defaults, disappearance of subordinate tranches, market anticipation of defaults, and investor aversion to CLO securities as a class. CLOs carry risks including, but not limited to, (i) the possibility that distributions from the underlying debt securities will not be adequate to make interest or other payments, (ii) the quality of the underlying debt securities may decline in value or default, particularly during periods of economic downturn, (iii) the Fund may invest in CLOs that are subordinate to other classes of securities, (iv) the investment return could be significantly different than those predicted by financial models; (v) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures, (vi) the manager of the CLO may perform poorly, and (vii) the complex structure may produce disputes with the issuer or unexpected investment results. The risks of investing in CLOs depend largely on the quality and type of the underlying debt and the tranche of the CLO in which the Fund invests. In addition, CLOs that obtain their exposure through derivative instruments entail the additional risks associated with such instruments. CLOs can be difficult to value, may at times be illiquid, may be highly leveraged (which could make them highly volatile), and may produce unexpected investment results due to their complex structure. In addition, CLOs involve many of the same risks of investing in debt securities and asset-backed securities including, but not limited to, interest rate risk, credit risk, liquidity risk, and valuation risk.

Conflicts of Interest Risk

The Adviser’s advisory fees are based on Managed Assets. Consequently, the Adviser will benefit from an increase in the Fund’s Managed Assets resulting from an offering. In addition, a Director who is an “interested person” (as such term is defined under the 1940 Act) of the Fund or a portfolio manager of the Fund could benefit indirectly from an offering because of such affiliations.

Convertible Securities Risk

The value of a convertible security, which is a form of hybrid security (i.e., a security with both debt and equity characteristics), typically increases or decreases with the price of the underlying common stock. In general, a convertible security is subject to the market risks of stocks, and its price may be as volatile as that of the underlying stock, when the underlying stock’s price is high relative to the conversion price, and a convertible security is subject to the market risks of debt securities, and is particularly sensitive to changes in interest rates, when the underlying stock’s price is low relative to the conversion price. The general market risks of debt securities that are common to convertible securities include, but are not limited to, interest rate risk and credit risk. Because their value can be influenced by many different factors, convertible securities generally have less potential for gain or loss than the underlying common stocks. Securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities that are convertible only at the option of the holder.

Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities. The credit rating of a company’s convertible securities is generally lower than that of its non-convertible debt securities. Convertible securities are normally considered “junior” securities — that is, the company usually must pay interest on its non-convertible debt securities before it can make payments on its convertible securities. If the issuer stops paying interest or principal, convertible securities may become worthless and the Fund could lose its entire investment. To the extent the Fund invests in convertible securities issued by small- or mid-cap companies, it will be subject to the risks of investing in such companies. The securities of small- and mid-cap companies may fluctuate more widely in price than the market as a whole. There may also be less trading in small- or mid-cap securities, which means that buy and sell transactions in those securities could have a larger impact on a security’s price than is the case with large-cap securities.

Credit Risk

Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer, factors affecting an issuer directly (such as management changes, labor relations, collapse of key suppliers or customers, or material changes in overhead costs), factors affecting the industry in which a particular issuer operates (such as competition or technological advances) and changes in general social, economic or political conditions can increase the risk of default by an issuer, which may affect a security’s credit quality or value. A downgrade or default affecting any of the Fund’s securities could affect the Fund’s performance. Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk. In addition, lower credit quality may lead to greater volatility in the price of a security and may negatively affect a security’s liquidity. Ratings represent a rating agency’s opinion regarding the quality of a security and are not a guarantee of quality and do not protect against a decline in the value of a security. In addition, rating agencies may fail to make timely changes to credit ratings in response to subsequent events and a rating may become stale in that it fails to reflect changes in an issuer’s financial condition. The credit quality of a security or instrument can deteriorate suddenly and rapidly, which may negatively impact its liquidity and value. The securities in which the Fund invests may be subject to credit enhancement (for example, guarantees, letters of credit, or bond insurance). Entities providing credit or liquidity support also may be affected by credit risk. Credit enhancement is designed to help assure timely payment of the security; it does not protect the Fund against losses caused by declines in a security’s value due to changes in market conditions.

Currency Risk

Currency risk is the risk that foreign currencies will decline in value relative to the U.S. dollar. To the extent that the Fund invests in securities or other instruments denominated in or indexed to foreign currencies, changes in currency exchange rates could adversely impact investment gains or add to investment losses. Domestic issuers that hold substantial foreign assets may be similarly affected. Currency exchange rates may fluctuate in response to factors external to a country’s economy, which makes the forecasting of currency market movements extremely difficult. Currency exchange rates may fluctuate significantly over short periods of time and can be affected unpredictably by various factors, including investor perceptions of a country’s economy and changes in interest rates, intervention, or failure to intervene, by U.S. or foreign governments or central banks, or supranational entities, such as the International Monetary Fund, or by currency controls or political developments in the U.S. or abroad. To the extent the Fund invests or hedges based on the perceived relationship between two currencies, there is a risk that the correlation between those currencies may not behave as anticipated.

Depositary Receipts Risk

Depositary receipts are certificates issued by a financial institution evidencing ownership of underlying foreign securities. Depositary receipts involve many of the same risks of investing directly in the underlying foreign securities. Depositary receipts are subject to the risk of fluctuation in the currency exchange rate if, as is often the case, the underlying foreign securities are denominated in foreign currency, and there may be an imperfect correlation between the market value of depositary receipts and the underlying foreign securities. In addition, holders of depositary receipts may have limited or no rights, including voting rights, to take action with respect to the underlying securities or to compel the issuer of the receipts to take action. There is no guarantee that a financial institution will continue to sponsor a depositary receipt, or that a depositary receipt will continue to trade on an exchange, either of which could adversely affect the liquidity, availability and pricing of the instrument.

Derivatives Risk

Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. The value of a derivative instrument depends largely on (and is derived from) the value of the reference instrument underlying the derivative. There may be imperfect correlation between the behavior of a derivative and that of the reference instrument underlying the derivative, and the reference instrument may not perform as anticipated. An abrupt change in the price of a reference instrument could render a derivative worthless. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. In addition, the Fund’s use of derivatives may have different tax consequences for the Fund than an investment in the reference instruments, and those differences may increase the amount and affect the timing and character of taxable distributions payable to shareholders. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority. See “Use of Leverage and Related Risks.”.

Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

When the Fund uses derivatives, it will likely be required to provide margin or collateral; these practices are generally intended to satisfy contractual undertakings and will not prevent the Fund from incurring losses on derivatives. The need to provide margin or collateral could limit the Fund’s ability to pursue other opportunities as they arise. Derivatives that have margin requirements involve the risk that if the Fund has insufficient cash or eligible margin securities to meet daily variation margin requirements, it may have to sell securities or other instruments from its portfolio at a time when it may be disadvantageous to do so. The Fund normally will remain obligated to meet margin requirements until a derivatives position is closed.

Ongoing changes to regulation of the derivatives markets and actual and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.

Although the Fund may use derivatives to attempt to hedge against certain risks, the hedging instruments may not perform as expected and could produce losses.

Additional risks associated with certain types of derivatives are discussed below:

Futures. There can be no assurance that, at all times, a liquid market will exist for offsetting a futures contract that the Fund has previously bought or sold and this may result in the inability to close a futures position when desired. This could be the case if, for example, a futures price has increased or decreased by the maximum allowable daily limit and there is no buyer (or seller) willing to purchase (or sell) the futures contract that the Fund needs to sell (or buy) at that limit price. In the absence of such limits, the liquidity of the futures market depends on participants entering into offsetting transactions rather than taking or making delivery. To the extent the Fund enters into futures contracts requiring physical delivery (e.g., certain commodities contracts), the inability of the Fund to take or make physical delivery can negatively impact performance.

Options. The use of options involves investment strategies and risks different from those associated with ordinary portfolio securities transactions. By writing put options, the Fund takes on the risk of declines in the value of the underlying instrument, including the possibility of a loss up to the entire strike price of each option it sells, but without the corresponding opportunity to benefit from potential increases in the value of the underlying instrument. When the Fund writes a put option, it assumes the risk that it must purchase the underlying instrument at a strike price that may be higher than the market price of the instrument. If there is a broad market decline and the Fund is not able to close out its written put options, it may result in substantial losses to the Fund. By writing a call option, the Fund may be obligated to deliver instruments underlying an option at less than the market price. In the case of an uncovered call option, there is a risk of unlimited loss. When an uncovered call is exercised, the Fund must purchase the underlying instrument to meet its call obligations and the necessary instruments may be unavailable for purchase. Additionally, volatility in the market for equity securities, which has been dramatically increased recently for certain stocks, can meaningfully increase the risk of loss associated with options. When the Fund writes a covered call option, it gives up the opportunity to profit from a price increase in the underlying instrument above the strike price. If a covered call option that the Fund has written is exercised, the Fund will experience a gain or loss from the sale of the underlying instrument, depending on the price at which the Fund purchased the instrument and the strike price of the option. The Fund will receive a premium from writing options, but the premium received may not be sufficient to offset any losses sustained from exercised options. In the case of a covered call, the premium received may be offset by a decline in the market value of the underlying instrument during the option period. If an option that the Fund has purchased is never exercised or closed out, the Fund will lose the amount of the premium it paid and the use of those funds.

Swaps. Swap transactions generally do not involve delivery of reference instruments or payment of the notional amount of the contract. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make or, in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive. If the Fund sells a credit default swap, however, the risk of loss may be the entire notional amount of the swap.

Some swaps are now executed through an organized exchange or regulated facility and cleared through a regulated clearing organization. The absence of an organized exchange or market for swap transactions may result in difficulties in trading and valuation, especially in the event of market disruptions. The use of an organized exchange or market for swap transactions is expected to result in swaps being easier to trade or value, but this may not always be the case.

Distressed Securities Risk

Distressed securities are securities of companies that are in financial distress and that may be in or about to enter bankruptcy or some other legal proceeding. The Fund may not receive interest payments on the distressed securities and may incur costs to protect its investment. These securities may present a substantial risk of default, including the loss of the entire investment, or may be in default. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. Distressed securities include loans, bonds and notes, many of which are not publicly traded, and may involve a substantial degree of risk. In certain periods, there may be little or no liquidity in the markets for distressed securities meaning that the Fund may be unable to exit its position. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale. In addition, the prices of such securities may be subject to periods of abrupt and erratic market movements and above-average price volatility. It may be difficult to obtain information regarding the financial condition of a borrower or issuer, and its financial condition may change rapidly. Also, it may be difficult to value such securities and the spread between the bid/ask prices of such securities may be greater than expected. The Fund may lose a substantial portion or all of its investment in distressed securities or may be required to accept cash, securities or other property with a value less than its original investment.

Distributions Risk

There can be no assurance that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or maintain certain levels of cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than others. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its stockholders because it may result in a return of capital, which would reduce the Fund’s NAV and, over time, potentially increase the Fund’s expense ratio. If the Fund distributes a return of capital, it means that the Fund is returning to stockholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed by the Board at any time without stockholder approval. See “Distributions.”

Foreign Securities Risk

Foreign securities, involve risks in addition to those associated with comparable U.S. securities. Additional risks include exposure to less developed or less efficient trading markets; social, political, diplomatic, or economic instability; trade barriers and other protectionist trade policies (including those of the U.S.); imposition of economic sanctions against a particular country or countries, organizations, companies, entities and/or individuals; significant government involvement in an economy and/or market structure; fluctuations in foreign currencies or currency redenomination; potential for default on sovereign debt; nationalization or expropriation of assets; settlement, custodial or other operational risks; higher transaction costs; confiscatory withholding or other taxes; and less stringent auditing and accounting, corporate disclosure, governance, and legal standards. The Fund may have limited or no legal recourse in the event of default with respect to certain foreign securities. In addition, key information about the issuer, the markets or the local government or economy may be unavailable, incomplete or inaccurate. As a result, foreign securities may fluctuate more widely in price, and may also be less liquid, than comparable U.S. securities. World markets, or those in a particular region, may all react in similar fashion to important economic or political developments. In addition, securities issued by U.S. entities with substantial foreign operations may involve risks relating to political, economic, or regulatory conditions in foreign countries, as well as currency exchange rates. Regardless of where a company is organized or its stock is traded, its performance may be affected significantly by events in regions from which it derives its profits or in which it conducts significant operations.

Securities of issuers traded on foreign exchanges may be suspended, either by the issuers themselves, by an exchange or by governmental authorities. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. Suspensions may last for significant periods of time, during which trading in the securities and in instruments that reference the securities, such as derivative instruments, may be halted. In the event that the Fund holds material positions in such suspended securities or instruments, the Fund’s ability to liquidate its positions may be compromised and the Fund could incur significant losses.

In addition, foreign markets may perform differently than the U.S. markets. Over a given period of time, foreign securities may underperform U.S. securities—sometimes for years. The Fund could also underperform if it invests in countries or regions whose economic performance falls short. To the extent that the Fund invests a portion of its assets in one country, state, region or currency, an adverse economic, business or political development may affect the value of the Fund’s investments more than if its investments were not so invested.

The effect of economic instability on specific foreign markets or issuers may be difficult to predict or evaluate. Some national economies continue to show profound instability, which may in turn affect their international trading and financial partners or other members of their currency bloc.

High Portfolio Turnover

The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to Common Stockholders than if the Fund had a low portfolio turnover rate.

Interest Rate Risk

In general, the value of investments with interest rate risk, such as debt securities or income-oriented equity securities that pay dividends, will move in the direction opposite to movements in interest rates. If interest rates rise, the value of such securities may decline. Interest rates may change in response to the supply and demand for credit, changes to government monetary policy and other initiatives, inflation rates, and other factors. Debt securities have varying levels of sensitivity to changes in interest rates. Typically, the longer the maturity (i.e., the term of a debt security) or duration (i.e., a measure of the sensitivity of a debt security to changes in market interest rates, based on the entire cash flow associated with the security) of a debt security, the greater the effect a change in interest rates could have on the security’s price. For example, if interest rates increase by 1%, a debt security with a duration of two years will decrease in value by approximately 2%. Thus, the Fund’s sensitivity to interest rate risk will increase with any increase in the Fund’s overall duration. Short-term securities tend to react to changes in short-term interest rates, and long-term securities tend to react to changes in long-term interest rates. Short-term and long-term interest rates, and interest rates in different countries, do not necessarily move in the same direction or by the same amount. The link between interest rates and debt security prices tends to be weaker with lower-rated debt securities than with investment grade debt securities.

Issuer-Specific Risk

An individual security may be more volatile, and may perform differently, than the market as a whole. The value of an issuer’s securities may deteriorate because of a variety of factors, including disappointing earnings reports by the issuer, unsuccessful products or services, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or the competitive environment. Certain unanticipated events, such as natural disasters, may have a significant adverse effect on the value of an issuer’s securities.

Leverage Risk

Leverage amplifies changes in the Fund’s net asset value and may make the Fund more volatile. The use of certain securities instruments, securities lending and borrowing may create leverage and can result in losses to the Fund that exceed the amount originally invested and may accelerate the rate of losses. For certain instruments or transactions that create leverage, or have embedded leverage, relatively small market fluctuations may result in large changes in the value of such investments. In addition, the interest and other costs that the Fund pays to engage in these practices are additional costs borne by the Fund and could reduce or eliminate any net investment profits. Unless the profits from engaging in these practices exceed the costs of engaging in these practices, the use of leverage will diminish the investment performance of the Fund compared with what it would have been had the Fund not used leverage. There can be no assurance that the Fund’s use of any leverage will be successful. The Fund’s investment exposure can exceed its net assets, sometimes by a significant amount. When the Fund uses leverage or utilizes certain of these practices, it may need to dispose of some of its holdings at unfavorable times or prices in order to satisfy its obligations or to comply with certain asset coverage requirements.

In connection with the Fund’s use of leverage through the issuance of preferred stock and notes, the Fund may seek to hedge the interest rate risks associated with leverage through interest rate swaps, caps or other derivative transactions. These transactions involve investment techniques and risks different from those associated with portfolio transactions in securities of high yield debt securities. There is no assurance that any interest rate hedging transactions, if undertaken, will be successful, and such transactions may adversely affect the Fund’s achievement of its investment objective.

Liquidity Risk

From time to time, the trading market for a particular investment or type of investment in which the Fund invests is or may become less liquid or even illiquid. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time. An illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Judgment plays a greater role in pricing these investments than it does in pricing investments having more active markets, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. The Fund may receive illiquid securities as a result of its investment in securities involved in restructurings. Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly, particularly during periods of increased market volatility or adverse investor perception. Additionally, market closures due to holidays or other factors may render a security or group of securities (e.g., securities tied to a particular country or geographic region) illiquid for a period of time. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities. Market prices for such securities or other investments may be volatile. Market participants attempting to sell the same or a similar investment at the same time as the Fund could decrease the liquidity of such investments, especially during times of market volatility. During periods of substantial market volatility, an investment or even an entire market segment may become illiquid, sometimes abruptly, which can adversely affect the Fund’s ability to limit losses.

Loan Interests Risk

Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days). Extended settlement periods may result in cash not being immediately available to the Fund. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions.

Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets, although many covenants may be waived or modified with the consent of a certain percentage of the holders of the loans even if the Fund does not consent. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In most loan agreements there is no formal requirement to pledge additional collateral. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. In addition, if a secured loan is foreclosed, the Fund may bear the costs and liabilities associated with owning and disposing of the collateral. The collateral may be difficult to sell and the Fund would bear the risk that the collateral may decline in value while the Fund is holding it. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation, which may increase the Fund’s operating expenses. Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.

The Fund may acquire a loan interest by direct investment as a lender, by obtaining an assignment of all or a portion of the interests in a particular loan that are held by an original lender or a prior assignee or by participation in a loan interest that is held by another party. As an assignee, the Fund normally will succeed to all rights and obligations of its assignor with respect to the portion of the loan that is being assigned. However, the rights and obligations acquired by the purchaser of a loan assignment may differ from, and be more limited than, those held by the original lenders or the assignor.

When the Fund’s loan interest is a participation, the Fund may have less control over the exercise of remedies than the party selling the participation interest, and the Fund normally would not have any direct rights against the borrower. As a participant, the Fund also would be subject to the risk that the lending bank or other party selling the participation interest would not remit the Fund’s pro rata share of loan payments to the Fund. It may be difficult for the Fund to obtain an accurate picture of a lending bank’s financial condition. It is possible that the Fund could be held liable, or may be called upon to fulfill other obligations, with respect to loans in which it receives an assignment in whole or in part, or in which it owns a participation. The potential for such liability is greater for an assignee than for a participant.

The liquidity of floating rate loans, including the volume and frequency of secondary market trading in such loans, may vary, sometimes significantly, over time and among individual floating rate loans and loans may be subject to wide bid/ask spreads. During periods of infrequent trading, valuing a floating rate loan can be more difficult; and buying and selling a floating rate loan at an acceptable price can be more difficult and delayed.

Courts have held in some situations that loan interests are not “securities,” and purchasers, such as the Fund, therefore may not have the benefit of the anti-fraud protections of the federal securities laws. Also, if Fund management receives material non-public information about the issuer (which is not uncommon in the loan market), the Fund may, as a result, be unable to sell the issuer’s securities.

Lower-Rated Debt Securities Risk

Lower-rated debt securities (commonly known as “junk bonds”) and unrated debt securities determined to be of comparable quality involve greater risks than investment grade debt securities. Such securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. These securities may be less liquid and also may require a greater degree of judgment to establish a price, may be difficult to sell at the time and price the Fund desires, and may carry higher transaction costs. In particular, these securities may be issued by smaller companies or by highly indebted companies, which are generally less able than more financially stable companies to make scheduled payments of interest and principal. Lower-rated debt securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to pay principal and interest and carry a greater risk that the issuer of such securities will default in the timely payment of principal and interest. Such securities are susceptible to such a default or decline in market value due to real or perceived adverse economic and business developments relating to the issuer, the industry in general, market interest rates and market liquidity. Issuers of securities that are in default or have defaulted may fail to resume principal or interest payments, in which case the Fund may lose its entire investment. Where it deems it appropriate and in the best interests of Fund Stockholders, the Fund may incur additional expenses to seek recovery on a defaulted security and/or to pursue litigation to protect the Fund’s investment.

The credit rating of a security may not accurately reflect the actual credit risk associated with such a security. The creditworthiness of issuers of these securities may be more complex to analyze than that of issuers of investment grade debt securities, and the overreliance on credit ratings may present additional risks.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of such securities, especially in a thinly traded or illiquid market. To the extent the Fund owns or may acquire illiquid or restricted lower-rated debt securities or unrated debt securities of comparable quality, these securities may involve special registration responsibilities, liabilities, costs, and liquidity and valuation difficulties.

Market Premium/Discount Risk

The market price of the Fund’s shares of common stock will generally fluctuate in accordance with changes in the Fund’s NAV as well as the relative supply of and demand for shares on the secondary market. The Fund’s investment advisor cannot predict whether shares will trade below, at or above their NAV per share because the shares trade on the secondary market at market prices and not at NAV per share. Because the market price of the Fund’s shares of common stock will be determined by factors such as relative supply of and demand for shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the Common Stock will trade at, below or above NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Common Stockholders bear a risk of loss to the extent that the price at which they sell their shares is lower in relation to the Fund’s NAV than at the time of purchase.

Market Volatility Risk

Markets may be volatile and values of individual securities and other investments, including those of a particular type, may decline significantly in response to adverse issuer, political, regulatory, market, economic or other developments that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment or publicity. Changes in the financial condition of a single issuer may impact a market as a whole. Changes in value may be temporary or may last for extended periods. If the Fund sells a portfolio position before it reaches its market peak, it may miss out on opportunities for better performance.

Geopolitical risks, including terrorism, tensions or open conflict between nations, or political or economic dysfunction within some nations that are major players on the world stage or major producers of oil, may lead to overall instability in world economies and markets generally and have led, and may in the future lead, to increased market volatility and may have adverse long-term effects. Similarly, environmental and public health risks, such as natural disasters or epidemics, or widespread fear that such events may occur, may impact markets and economies adversely and cause market volatility in both the short- and long-term.

Mortgage- and Asset-Backed Securities Risk

The value of mortgage- and asset-backed securities, including collateralized mortgage instruments, will be influenced by the factors affecting the housing market or the assets underlying the securities. These securities differ from more traditional debt securities because the principal is paid back over the life of the security rather than at the security’s maturity; however, principal may be repaid early if a decline in interest rates causes many borrowers to refinance (known as prepayment risk), or repaid more slowly if a rise in rates causes refinancings to slow down (known as extension risk). Thus, they tend to be more sensitive to changes in interest rates than other types of debt securities and as a result, these securities may exhibit additional volatility during periods of interest rate turmoil. In addition, investments in mortgage- and asset-backed securities may be subject to call risk, credit risk, valuation risk, and illiquid investment risk, sometimes to a higher degree than various other types of debt securities. These securities are also subject to the risk of default on the underlying mortgages or assets, particularly during periods of market downturn, and an unexpectedly high rate of defaults on the underlying assets will adversely affect the security’s value. Further, such securities may have credit support, the utility of which could be negatively affected by such conditions as well.

Other Investment Company Risk

To the extent the Fund invests in other investment companies, including money market funds and ETFs, its performance will be affected by the performance of those other investment companies and to the allocation of its assets among those other investment companies. Investments in other investment companies are subject to the risks of the other investment companies’ investments, as well as to the other investment companies’ expenses. If the Fund invests in other investment companies, the Fund may receive distributions of taxable gains from portfolio transactions by that investment company and may recognize taxable gains from transactions in shares of that investment company, which could be taxable to the Fund’s stockholders when distributed to them.

An ETF may trade in the secondary market at a price below the value of its underlying portfolio and may not be liquid. An actively managed ETF’s performance will reflect its adviser’s ability to make investment decisions that are suited to achieving the ETF’s investment objectives. A passively managed ETF may not replicate the performance of the index it intends to track because of, for example, the temporary unavailability of certain index securities in the secondary market or discrepancies between the ETF and the index with respect to the weighting of securities or the number of stocks held. A passively managed ETF may not be permitted to sell poorly performing stocks that are included in its index.

Operational and Cybersecurity Risk

The Fund and its service providers, and your ability to transact with the Fund, may be negatively impacted due to operational matters arising from, among other problems, human errors, systems and technology disruptions or failures, or cybersecurity incidents. Cybersecurity incidents may allow an unauthorized party to gain access to fund assets, customer data, or proprietary information, or cause the Fund or its service providers, as well as the securities trading venues and their service providers, to suffer data corruption or lose operational functionality. Cybersecurity incidents can result from deliberate attacks or unintentional events. A cybersecurity incident could, among other things, result in the loss or theft of customer data or funds, customers or employees being unable to access electronic systems (“denial of services”), loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or remediation costs associated with system repairs. Any of these results could have a substantial adverse impact on the Fund and its Stockholders.

The occurrence of any of these problems could result in a loss of information, regulatory scrutiny, reputational damage and other consequences, any of which could have a material adverse effect on the Fund or its Stockholders. The Adviser, through its monitoring and oversight of Fund service providers, endeavors to determine that service providers take appropriate precautions to avoid and mitigate risks that could lead to such problems. While the Adviser has established business continuity plans and risk management systems seeking to address these problems, there are inherent limitations in such plans and systems, and it is not possible for the Adviser or the other Fund service providers to identify all of the cybersecurity or other operational risks that may affect the Fund or to develop processes and controls to completely eliminate or mitigate their occurrence or effects. Most issuers in which the Fund invests are heavily dependent on computers for data storage and operations, and require ready access to the internet to conduct their business. Thus, cybersecurity incidents could also affect issuers of securities in which the Fund invests, leading to significant loss of value.

Prepayment and Extension Risk

The Fund’s performance could be affected if borrowers pay back principal on certain debt securities, such as mortgage- or asset-backed securities, before (prepayment) or after (extension) the market anticipates such payments, shortening or lengthening their duration. Due to a decline in interest rates or an excess in cash flow into the issuer, a debt security might be called or otherwise converted, prepaid or redeemed before maturity. As a result of prepayment, the Fund may have to reinvest the proceeds in an investment offering a lower yield, may not benefit from any increase in value that might otherwise result from declining interest rates, and may lose any premium it paid to acquire the security. Prepayments could also create capital gains tax liability in some instances. Conversely, rising market interest rates generally result in slower payoffs or extension, which effectively increases the duration of certain debt securities, heightening interest rate risk and increasing the magnitude of any resulting price declines. If the Fund’s investments are locked in at a lower interest rate for a longer period of time, the Fund may be unable to capitalize on securities with higher interest rates or wider spreads.

Private Placements and Other Restricted Securities Risk

Private placements and other restricted securities, including securities for which Fund management has material non-public information, are securities that are subject to legal and/or contractual restrictions on their sales. These securities may not be sold to the public unless certain conditions are met, which may include registration under the applicable securities laws. These securities may not be listed on an exchange and may have no active trading market. As a result of the absence of a public trading market, the prices of these securities may be more volatile and more difficult to determine than publicly traded securities and these securities may involve heightened risk as compared to investments in securities of publicly traded companies. Private placements and other restricted securities may be illiquid, and it frequently can be difficult to sell them at a time when it may otherwise be desirable to do so or the Fund may be able to sell them only at prices that are less than what the Fund regards as their fair market value. A security that was liquid at the time of purchase may subsequently become illiquid. In addition, transaction costs may be higher for private placements and other restricted securities. The Fund may have to bear the expense of registering such securities for sale and there may be substantial delays in effecting the registration. If, during such a delay, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed at the time it decided to seek registration of the securities. In addition, the Fund may get only limited information about the issuer of a private placement or other restricted security, so it may be less able to anticipate a loss. Also, if Fund management receives material non-public information about the issuer, the Fund may, as a result, be legally prohibited from selling the securities.

Recent Market Conditions

Both U.S. and international markets have experienced significant volatility in recent months and years. As a result of such volatility, investment returns may fluctuate significantly. National economies are substantially interconnected, as are global financial markets, which creates the possibility that conditions in one country or region might adversely impact issuers in a different country or region. However, the interconnectedness of economies and/or markets may be diminishing, which may impact such economies and markets in ways that cannot be foreseen at this time.

Although interest rates were unusually low in recent years in the U.S. and abroad, recently, the Federal Reserve and certain foreign central banks began to raise interest rates as part of their efforts to address rising inflation. In addition, ongoing inflation pressures from tight labor markets and supply chain disruptions could continue to cause an increase in interest rates and/or negatively impact companies. It is difficult to accurately predict the pace at which interest rates might increase, or the timing, frequency or magnitude of any such increases in interest rates. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets. Unexpected increases in interest rates could lead to market volatility or reduce liquidity in certain sectors of the market. Also, regulators have expressed concern that rate increases may cause investors to sell fixed income securities faster than the market can absorb them, contributing to price volatility. Over the longer term, rising interest rates may present a greater risk than has historically been the case due to the prior period of relatively low rates and the effect of government fiscal and monetary policy initiatives and potential market reaction to those initiatives, or their alteration or cessation. Historical patterns of correlation among asset classes may break down in unanticipated ways during times of high volatility, disrupting investment programs and potentially causing losses.

Some countries, including the U.S., have in recent years adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, changes to some major international trade agreements, risks associated with the trade agreement between the United Kingdom and the European Union, and the risks associated with ongoing trade negotiations with China, could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, the current strength of the U.S. dollar may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Regulators in the U.S. have proposed a number of changes to regulations involving the markets and issuers, some of which would apply to the Fund. While it is not currently known whether any of these regulations will be adopted, due to the current scope of regulations being proposed, any changes to regulation could limit the Fund’s ability to pursue its investment strategies or make certain investments, may make it more costly for it to operate, which, may in turn, impact performance.

Russia’s invasion of the Ukraine, and corresponding events in late February 2022, have had, and could continue to have, severe adverse effects on regional and global economic markets for securities and commodities. Following Russia’s actions, various governments, including the United States, have issued broad-ranging economic sanctions against Russia, including, among other actions, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; the removal by certain countries and the European Union of selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. The current events, including sanctions and the potential for future sanctions, including any impacting Russia’s energy sector, and other actions, and Russia’s retaliatory responses to those sanctions and actions, may continue to adversely impact the Russian economy and economies of surrounding countries and may result in the further decline of the value and liquidity of Russian securities and securities of surrounding countries, a continued weakening of currencies in the region and continued exchange closures, and may have other adverse consequences on the economies of countries in the region that could impact the value of investments in the region and impair the ability of the Fund to buy, sell, receive or deliver securities of companies in the region or the Fund’s ability to collect interest payments on fixed income securities in the region. Moreover, those events have, and could continue to have, an adverse effect on global markets performance and liquidity, thereby negatively affecting the value of the Fund’s investments beyond any direct exposure to issuers in the region. The duration of ongoing hostilities and the vast array of sanctions and related events cannot be predicted. Those events present material uncertainty and risk with respect to markets globally and the performance of the Fund and its investments or operations could be negatively impacted.

Certain illnesses spread rapidly and have the potential to significantly and adversely affect the global economy. Outbreaks such as the novel coronavirus, COVID-19, or other similarly infectious diseases may have material adverse impacts on the Fund. Epidemics and/or pandemics, such as the coronavirus, have and may further result in, among other things, closing borders, extended quarantines and stay-at-home orders, order cancellations, disruptions to supply chains and customer activity, widespread business closures and layoffs, as well as general concern and uncertainty. The impact of this virus, and other epidemics and/or pandemics that may arise in the future, has negatively affected and may continue to affect the economies of many nations, individual companies and the global securities and commodities markets, including their liquidity, in ways that cannot necessarily be foreseen at the present time. The impact of any outbreak may last for an extended period of time.

High public debt in the U.S. and other countries creates ongoing systemic and market risks and policymaking uncertainty. There is no assurance that the U.S. Congress will act to raise the nation’s debt ceiling; a failure to do so could cause market turmoil and substantial investment risks that cannot now be fully predicted. Unexpected political, regulatory and diplomatic events within the U.S. and abroad may affect investor and consumer confidence and may adversely impact financial markets and the broader economy.

China’s economy, which has been sustained in recent years largely through a debt-financed housing boom, may be approaching the limits of that strategy and may experience a significant slowdown as a result of debt that cannot be repaid. Due to the size of China’s economy, such a slowdown could impact a number of other countries.

There is widespread concern about the potential effects of global climate change on property and security values. Certain issuers, industries and regions may be adversely affected by the impact of climate change in ways that cannot be foreseen. The impact of legislation, regulation and international accords related to climate change may negatively impact certain issuers and/or industries.

A rise in sea levels, a change in weather patterns, including an increase in powerful storms and large wildfires, and/or a climate-driven increase in flooding could cause properties to lose value or become unmarketable altogether. Unlike previous declines in the real estate market, properties in affected zones may not ever recover their value. The U.S. administration appears concerned about the climate change problem and is focusing regulatory and public works projects around those concerns. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.

Losses related to climate change could adversely affect corporate issuers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax or other revenues and tourist dollars generated by affected properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. Since property and security values are driven largely by buyers’ perceptions, it is difficult to know the time period over which these market effects might unfold.

LIBOR Transition. Certain financial contracts around the world specify rates that are based on the London Interbank Offered Rate (LIBOR), which is produced daily by averaging the rates for inter-bank lending reported by a number of banks. As previously announced by the United Kingdom’s Financial Conduct Authority (the “FCA”), most maturities and currencies of LIBOR were phased out at the end of 2021, with the remaining ones to be phased out on June 30, 2023. There are risks that the financial services industry will not have a suitable substitute in place by that time and that there will not be time to perform the substantial work necessary to revise the many existing contracts that rely on LIBOR. The transition process, or a failure of the industry to transition properly, might lead to increased volatility and illiquidity in markets that currently rely on LIBOR. It also could lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. New York and federal legislation has been enacted to ease the transition from LIBOR, but there is no assurance whether such legislation will adequately address all issues or be subject to litigation. The FCA recently announced that it will compel the publication of synthetic U.S. dollar LIBOR values for certain maturities until September 30, 2024 using the same methodology used in the federal legislation.

Regulated Investment Company Status

The Fund has qualified, and intends to remain qualified, for federal income tax purposes as a RIC under Subchapter M of the Code. Qualification requires, among other things, compliance by the Fund with certain distribution requirements. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to stockholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions. See “Tax Matters” for a more complete discussion of these and other federal income tax considerations.

Repurchase Agreement Risk

Repurchase agreements generally are for a short period of time and involve the risk that the counterparty may default on its obligation to repurchase the underlying instruments collateralizing the repurchase agreement, which may result in costs, delays, and/or losses to the Fund. In such a case, the Fund may incur expenses in enforcing its rights under the repurchase agreement. Repurchase agreements also involve the risk that the Fund could lose money if (a) the underlying instruments used as collateral lose their value before they can be sold, (b) the Fund is required to return collateral to a borrower at a time when it may realize a loss on the investment of that collateral, or (c) the Fund is unable to access collateral an unable to enforce it rights.

Risk Management

NBIA undertakes certain analyses with the intention of identifying particular types of risks and reducing the Fund’s exposure to them. However, risk is an essential part of investing, and the degree of return an investor might expect is often tied to the degree of risk the investor is willing to accept. By its very nature, risk involves exposure to the possibility of adverse events. Accordingly, no risk management program can eliminate the Fund’s exposure to such events; at best, it may only reduce the possibility that the Fund will be affected by adverse events, and especially those risks that are not intrinsic to the Fund’s investment program. While the prospectus describes material risk factors associated with the Fund’s investment program, there is no assurance that as a particular situation unfolds in the markets, management will identify all of the risks that might affect the Fund, rate their probability or potential magnitude correctly, or be able to take appropriate measures to reduce the Fund’s exposure to them. The Fund could experience losses if judgments about risk prove to be incorrect. Measures taken with the intention of decreasing exposure to identified risks might have the unintended effect of increasing exposure to other risks.

Sector Risk

From time to time, based on market or economic conditions, the Fund may have significant positions in one or more sectors of the market. To the extent the Fund invests more heavily in one sector, industry, or sub-sector of the market, its performance will be especially sensitive to developments that significantly affect those sectors, industries, or sub-sectors. An individual sector, industry, or sub-sector of the market may be more volatile, and may perform differently, than the broader market. The industries that constitute a sector may all react in the same way to economic, political or regulatory events. The Fund’s performance could also be affected if the sectors, industries, or sub-sectors do not perform as expected. Alternatively, the lack of exposure to one or more sectors or industries may adversely affect performance. For a summary of the Fund’s recent sector allocations, see its most recent shareholder report. (The information in the report is as of the date of the report and may have changed.) For information about the risks of investing in particular sectors, see the Fund’s SAI.

Securities Lending Risk

Securities lending involves a possible delay in recovery of the loaned securities, a possible delay in receiving additional collateral (to cover an increase in the market value of the loaned securities or a decrease in the value of any securities collateral), or a possible loss of rights in the collateral should the borrower fail financially. There is a risk that a borrower may default on its obligations to return loaned securities, which could negatively impact the Fund. The Fund could also lose money if the value of the collateral decreases.

To the extent that the portfolio securities acquired with such collateral have decreased in value, it may result in the Fund realizing a loss at a time when it would not otherwise do so. As such, securities lending may introduce leverage into the Fund. The Fund also may incur losses if the returns on securities that it acquires with cash collateral are less than the applicable rebate rates paid to borrowers and related administrative costs.

Stockholder Activism Risk

Stockholder activism can take many forms, including making public demands that the Fund consider certain alternatives, engaging in public campaigns to attempt to influence the Fund’s governance and/or management, commencing proxy contests in an effort to elect the activists’ representatives or others to the Fund’s Board of Directors or to seek other actions such as a tender offer or Fund liquidation, and commencing litigation. Stockholder activism arises in a variety of situations, and has been increasing in the closed-end fund space recently, including litigation challenging closed-end fund defenses. While the Fund is currently not subject to any stockholder activism, due to the potential volatility of the Fund’s common stock market price and for a variety of other reasons, the Fund may in the future become the target of stockholder activism. Stockholder activism could result in substantial costs and divert the Adviser’s and the Board’s attention and resources from its business. Also, the Fund may be required to incur significant legal and other expenses related to any activist stockholder matters. Further, the Fund’s stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any stockholder activism. Stockholder activists seek short-term actions that can increase Fund costs per share and be detrimental to long-term stockholders.

U.S. Government Securities Risk

Although the Fund may hold securities that carry U.S. government guarantees, these guarantees do not extend to shares of the Fund itself and do not guarantee the market prices of the securities. Furthermore, not all securities issued by the U.S. government and its agencies and instrumentalities are backed by the full faith and credit of the U.S. Treasury.

Some are backed by the issuer’s right to borrow from the U.S. Treasury, while others are backed only by the credit of the issuing agency or instrumentality. These securities carry at least some risk of non-payment or default by the issuer. The maximum potential liability of the issuers of some U.S. government securities may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

In recent periods, the values of U.S. government securities have been affected substantially by increased demand for them around the world. Increases or decreases in the demand for U.S. government securities may occur at any time and may result in increased volatility in the values of those securities. In recent years, credit rating agencies have shown some concern about whether the U.S. government has the political will necessary to service all of its outstanding and expected future debt, and some have adjusted their ratings or outlook for U.S. government debt accordingly. These developments, and the factors underlying them, could cause an increase in interest rates and borrowing costs, which may negatively impact both the perception of credit risk associated with the debt securities issued by the U.S. and the government’s ability to access the debt markets on favorable terms. In addition, these developments could create broader financial turmoil and uncertainty, which could increase volatility in both stock and bond markets. These events could result in significant adverse impacts on issuers of securities held by the Fund.

Valuation Risk

The Fund may not be able to sell an investment at the price at which the Fund has valued the investment. Such differences could be significant, particularly for illiquid securities and securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market or other conditions make it difficult to value an investment the Fund may be required to value such investments using more subjective methods, known as fair value methodologies. Using fair value methodologies to price investments may result in a value that is different from an investment’s most recent closing price and from the prices used by other funds to calculate their NAVs. The value of foreign securities, certain futures and fixed income securities, and currencies may be materially affected by events after the close of the markets on which they are traded but before the Fund determines its net asset value. The Fund uses pricing services to provide values for certain securities and there is no assurance that the Fund will be able to sell an investment at the price established by such pricing services. Different pricing services use different valuation methodologies, potentially resulting in different values for the same investments. As a result, if the Fund were to change pricing services, or if a pricing service were to change its valuation methodology, the value of the Fund’s investments could be impacted. The Fund’s ability to value its investments in an accurate and timely manner may be impacted by technological issues and/or errors by third party service providers, such as pricing services or accounting agents.

Variable and Floating Rate Instruments Risk

The market prices of instruments with variable and floating interest rates are generally less sensitive to interest rate changes than are the market prices of instruments with fixed interest rates. Variable and floating rate instruments may decline in value if market interest rates or interest rates paid by such instruments do not move as expected. Conversely, variable and floating rate instruments will not generally rise in value if market interest rates decline. Thus, investing in variable and floating rate instruments generally allows less opportunity for capital appreciation and depreciation than investing in instruments with a fixed interest rate. Certain types of floating rate instruments, such as interests in bank loans, may be subject to greater liquidity risk than other debt securities.

Certain variable and floating rate instruments have an interest rate floor feature, which prevents the interest rate payable by the instrument from dropping below a specified level as compared to a reference interest rate (the “reference rate”), such as SOFR. Such a floor protects the Fund from losses resulting from a decrease in the reference rate below the specified level. However, if the reference rate is below the floor, there will be a lag between a rise in the reference rate and a rise in the interest rate payable by the instrument, and the Fund may not benefit from increasing interest rates for a significant period of time. Rates on certain variable rate instruments typically only reset periodically. As a result, changes in prevailing interest rates, particularly sudden and significant changes, can cause some fluctuations in the Fund’s value to the extent that it invests in variable rate instruments.

Warrants and Rights Risk

Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. If a warrant or right to subscribe to additional shares is not exercised or, when permissible, sold prior to the warrant’s or right’s expiration date or redemption by the issuer, the Fund would lose all or substantially all of the purchase price of the warrant or right. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.

Zero Coupon Securities, Step Coupon Securities, Pay-in-Kind Securities and Discount Obligations

Zero coupon securities and step coupon securities are debt obligations that are issued and traded at a discount from their face amount or par value (known as “original issue discount” or “OID”) and do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. The Fund may also acquire certain debt securities at a discount. These discount obligations involve special risk considerations. OID varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security, and the perceived credit quality of the issuer. Zero coupon securities and step coupon securities are redeemed at face value when they mature. Accrued OID must be included in the Fund’s gross income for federal tax purposes ratably each taxable year prior to the receipt of any actual payments. Pay-in-kind securities pay “interest” through the issuance of additional securities. The market prices of zero coupon securities, step coupon securities, pay-in-kind securities and discount obligations generally are more volatile than the prices of securities that pay cash interest periodically. Those securities and obligations are likely to respond to changes in interest rates to a greater degree than other types of debt securities having a similar maturity and credit quality.

Management of the Fund

Board of Directors

The management of the Fund, including general supervision of the duties performed by the Adviser, is the responsibility of the Board under the laws of the State of Maryland and the 1940 Act.

The Adviser

NBIA provides day-to-day investment management services to the Fund and serves as the Fund’s investment manager. NBIA is located at 1290 Avenue of the Americas, New York, New York 10104-0002. See “Management of the Fund.” As of March 31, 2023, Neuberger Berman and its affiliates had $436 billion in assets under management and continue an asset management history that began in 1939.

Management Agreement

The Fund retains NBIA as its investment manager under a Management Agreement. For such investment management services, the Fund pays NBIA an investment management fee computed at an annual rate of 0.60% of the Fund’s average daily Managed Assets. Managed Assets equal the total assets of the Fund, less liabilities other than the aggregate indebtedness entered into for purposes of leverage. For purposes of calculating Managed Assets, the liquidation preference of any MRPS outstanding and principal amount of the PNs are not considered liabilities.

A discussion regarding the basis for the approval of the management agreement by the Board is available in the Fund’s annual report to stockholders for the period ending October 31, 2022.

In addition to the fees of NBIA, the Fund will pay all other costs and expenses of its operations, including compensation of its Directors (other than those affiliated with NBIA), custodial expenses, transfer agency and distribution disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, leveraging expenses, expenses of preparing, printing and distributing Prospectuses, stockholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

During periods when the Fund is using leverage, the fee paid to NBIA (for various services) will be higher than if the Fund did not use leverage because the fees paid are calculated on the basis of the Fund’s Managed Assets, which includes the assets purchased through leverage. NBIA will benefit from any offering because its fees are based on the Managed Assets of the Fund. It is not possible to state precisely the amount of additional compensation NBIA will receive as a result of any offering because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of such offering will be invested in additional portfolio securities, which will fluctuate in value.

Portfolio Managers

Christopher Kocinski, CFA, is a Managing Director of NBIA. Mr. Kocinski joined the firm in 2006. Before being named co-portfolio manager to the Fund in 2019, Mr. Kocinski was co-director of non-investment grade credit research and a senior research analyst for the Adviser.

Joseph Lind, CFA, is a Managing Director of NBIA. He has served as a Portfolio Manager for the Fund since 2018. Mr. Lind also manages non-investment grade credit portfolios for NBIA and serves on the Firm’s credit committee for high yield bonds and senior floating rate loans. He joined the Firm in 2018.

Please see the SAI for additional information about each Portfolio Manager’s compensation, other accounts managed by each Portfolio Manager, and each Portfolio Manager’s ownership of stock of the Fund.

The Administrator

The Fund retains NBIA as its administrator under an Administration Agreement. The Fund pays NBIA an administration fee at the annual rate of 0.05% of its average daily Managed Assets under this agreement. Additionally, NBIA retains State Street as its sub-administrator under a Sub-Administration Agreement. NBIA pays State Street a fee for all services received under the Sub-Administration Agreement.

PORTFOLIO TRANSACTIONS

Affiliates of NBIA may act as principal brokers for the Fund, subject to periodic evaluation by the Portfolio Transactions and Pricing Committee of the Board of the quality and cost of execution.

In effecting securities transactions, the Fund seeks to obtain the best price and execution of orders. While affiliates of NBIA are permitted to act as brokers for the Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the OTC market) where such brokers are capable of providing best execution, the Fund generally will use unaffiliated brokers.

Net Asset Value of Common Stock

The Common Stock is listed on the NYSE American. The NAV of the Common Stock of the Fund is computed based upon the value of the Fund’s total assets. NAV is generally determined daily by the Custodian as of the close of the regular trading session on each day that the NYSE American is open for business. The NAV of the Common Stock is determined by calculating the total value of the Fund’s assets (the value of the securities, plus cash or other assets, including interest accrued but not yet received), deducting its total liabilities (including accrued expenses or distributions), and dividing the result by the number of shares of Common Stock outstanding of the Fund. The Fund reserves the right to calculate the NAV more frequently if deemed desirable.

The Fund generally values its investments based upon their last reported sale prices, market quotations, or estimates of value provided by an independent pricing service as of the time as of which the Fund’s share price is calculated.

The Fund uses one or more independent pricing services approved by NBIA to value its equity portfolio securities (including exchange-traded derivative instruments and securities issued by ETFs). An independent pricing service values equity portfolio securities (including exchange-traded derivative instruments and securities issued by ETFs) listed on the NYSE Exchange, the NYSE MKT LLC or other national securities exchanges, and other securities or instruments for which market quotations are readily available, at the last reported sale price on the day the securities are being valued. Securities traded primarily on the NASDAQ Stock Market are normally valued by the independent pricing service at the NASDAQ Official Closing Price (“NOCP”) provided by NASDAQ each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., Eastern time, unless that price is outside the range of the “inside” bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, NASDAQ will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes. If there is no sale of a security or other instrument on a particular day, the independent pricing services may value the security or other instrument based on market quotations.

The Fund uses one or more independent pricing services approved by NBIA to value its debt portfolio securities and other instruments, including certain derivative instruments that do not trade on an exchange. Valuations of debt securities and other instruments provided by an independent pricing service are based on readily available bid quotations or, if quotations are not readily available, by methods that include considerations such as: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. Valuations of derivatives that do not trade on an exchange provided by an independent pricing service are based on market data about the underlying investments. Short-term securities with remaining maturities of less than 60 days may be valued at cost, which, when combined with interest earned, approximates market value, unless other factors indicate that this method does not provide an accurate estimate of the short-term security’s value.

NBIA has developed a process to periodically review information provided by independent pricing services for all types of securities.

Investments in non-exchange traded investment companies are valued using the respective fund’s daily calculated NAV per share. The prospectuses for these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing.

If a valuation for a security is not available from an independent pricing service or if NBIA believes in good faith that the valuation received does not reflect the amount the Fund might reasonably expect to receive on a current sale of that security, the Fund seeks to obtain quotations from brokers or dealers. If such quotations are not readily available, the Fund may use a fair value estimate made according to methods NBIA has approved in the good-faith belief that the resulting valuation will reflect the fair value of the security. Pursuant to Rule 2a-5 under the 1940 Act, the Board designated NBIA as the Fund’s valuation designee. As the Fund’s valuation designee, NBIA is responsible for determining fair value in good faith for any and all Fund investments. The Fund may also use these methods to value certain types of illiquid securities and instruments for which broker quotes are rarely, if ever, available, such as options that are out of the money, or for which no trading activity exists. Fair value pricing generally will be used if the market in which a portfolio security trades closes early or if trading in a particular security was halted during the day and did not resume prior to the Fund’s NAV calculation. Numerous factors may be considered when determining the fair value of a security or other instrument, including available analyst, media or other reports, trading in futures or ADRs, and whether the issuer of the security or other instrument being fair valued has other securities or other instruments outstanding.

The value of the Fund’s investments in foreign securities is generally determined using the same valuation methods used for other Fund investments, as discussed above. Foreign security prices expressed in local currency values are translated from the local currency into U.S. dollars using the exchange rates as of 4:00 p.m., Eastern time.

If, after the close of the principal market on which a security is traded and before the time the Fund’s securities are priced that day, an event occurs that NBIA deems likely to cause a material change in the value of that security, NBIA may ascertain a fair value for such security. Such events may include circumstances in which the value of the U.S. markets changes by a percentage deemed significant with respect to the security in question.

Foreign securities are traded in foreign markets that may be open on days when the NYSE is closed.

Under the 1940 Act, the Fund is required to act in good faith in determining the fair value of portfolio securities. The SEC has recognized that a security’s valuation may differ depending on the method used for determining value. The fair value ascertained for a security is an estimate and there is no assurance, given the limited information available at the time of fair valuation, that a security’s fair value will be the same as or close to the subsequent opening market price for that security.

NBIA has approved the use of ICE Data Service (“ICE”) to assist in determining the fair value of foreign equity securities when changes in the value of a certain index suggest that the closing prices on the foreign exchanges may no longer represent the amount that the Fund could expect to receive for those securities or on days when foreign markets are closed and U.S. markets are open. In each of these events, ICE will provide adjusted prices for certain foreign equity securities using a statistical analysis of historical correlations of multiple factors. NBIA has also approved the use of ICE to evaluate the prices of foreign income securities as of the time as of which the Fund’s share price is calculated. ICE utilizes benchmark spread and yield curves and evaluates available market activity from the local close to the time as of which the Fund’s share price is calculated to assist in determining prices for certain foreign income securities. In the case of both foreign equity and foreign income securities, in the absence of precise information about the market values of these foreign securities as of the time as of which the Fund’s share price is calculated, NBIA has determined on the basis of available data that prices adjusted or evaluated in this way are likely to be closer to the prices the Fund could realize on a current sale than are the prices of those securities established at the close of the foreign markets in which the securities primarily trade.

When a Common Stockholder sells Common Stock, he or she will typically receive the market price for such Common Stock, which may be less than the NAV of such Common Stock. See “Closed-End Fund Structure.”

Distributions

The Fund intends to distribute its net investment income on a monthly basis. At least annually, the Fund intends to distribute all of its realized net long- and short-term capital gains, if any. Both monthly and annual distributions to Common Stockholders will be made only after paying any accrued distributions on, or, if applicable, redeeming or liquidating, preferred stock, if any, and making interest and required principal payments on notes or any other borrowings, if any. See “Tax Matters.” There is no guarantee that the Fund’s investment strategy will be successful and/or that the Fund will generate a consistent or specific amount of investment income. The Fund may distribute short-term capital gain and/or return of capital to Common Stockholders in an effort to maintain a level distribution. A return of capital distribution may involve a return of a Common Stockholder’s original investment.

Level-Rate Distribution Policy

The Fund intends to continue to make regular monthly cash distributions to Common Stockholders at a fixed rate per share of Common Stock based on its projected performance, which rate may be adjusted from time to time (“Level-Rate Distribution Policy”). The Fund’s ability to maintain its Level-Rate Distribution Policy will depend on a number of factors, including the stability of income received from its investments and Fund expenses.

To permit the Fund to maintain more stable monthly distributions, the Fund may include a return of capital as part of the distributions or may distribute less than the entire amount of its net investment income earned in a particular period. The undistributed net investment income may be available to supplement future distributions. The distribution the Fund pays for any particular monthly period may be more or less than the amount of net investment income it actually earns during the period, and the Fund may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Stock’s net asset value, and, correspondingly, distributions from net investment income will reduce the Common Stock’s net asset value. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

While the Fund intends to pay a level distribution, investors should understand that there is no assurance that the Fund will always be able to pay a distribution, or that the distribution will be of any particular size.

Managed Distribution Policy

The Fund has received exemptive relief from the SEC under the 1940 Act permitting it to pay long-term capital gains more frequently than is currently allowed under the 1940 Act, which facilitates the implementation of a Managed Distribution Policy. The Fund may, subject to the determination of its Board of Directors, implement a Managed Distribution Policy pursuant to this order but does not expect to do so at this time. If implemented, the Managed Distribution Policy would supersede the Level-Rate Distribution Policy.

Under a Managed Distribution Policy, the Fund would intend to make monthly distributions to Common Stockholders, at a fixed rate per share of Common Stock or a fixed percentage of its net asset value, that may include periodic distributions of realized net long- and short-term capital gains or, in certain circumstances, return of capital. Under a Managed Distribution Policy, if, for any monthly distribution, the sum of net investment income and any net realized capital gains for the month was less than the amount of the distribution, the difference would be distributed from the Fund’s capital. If, for any fiscal year, the Fund’s total distributions exceeded such income and gains (an “Excess”), the Excess generally would first be treated as dividend income to the extent of the Fund’s current and accumulated earnings and profits, if any, and then would be treated by each Common Stockholder as a tax-free return of capital up to the amount of its tax basis in the Common Stock, with any amounts exceeding such basis being treated as gain from the sale of those shares of Common Stock. Pursuant to the requirements of the 1940 Act and other applicable laws, a notice would be provided for each monthly distribution that does not consist entirely of net investment income that would provide estimated sources of the distribution made.

Any distribution of an Excess would decrease the Fund’s total assets and, as a result, would have the likely effect of increasing its expense ratio. There is a risk that the Fund would not eventually realize capital gain in an amount corresponding to an Excess. In addition, in an effort to make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

The Board of Directors reserves the right to change the Fund’s distribution policy from time to time.

Closed-End Fund Structure

The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the stockholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the stockholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Advisers, from time to time may review possible actions to reduce any such discount. The Board might consider various options to reduce the discount, such as repurchase of its

Common Stock on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end management investment company. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV.

Distribution Reinvestment Plan

American Stock Transfer & Trust Company, LLC (the “Plan Agent”) will act as Plan Agent for stockholders who have not elected in writing to receive dividends and distributions in cash (each a “Participant”), will open an account for each Participant under the Distribution Reinvestment Plan (“Plan”) in the same name as their then-current shares of the Fund’s common stock (“Shares”) are registered, and will put the Plan into effect for each Participant as of the first record date for a dividend or capital gains distribution.

Whenever the Fund declares a dividend or distribution with respect to the Shares, each Participant will receive such dividends and distributions in additional Shares, including fractional Shares acquired by the Plan Agent and credited to each Participant’s account. If on the payment date for a cash dividend or distribution, the net asset value is equal to or less than the market price per Share plus estimated brokerage commissions, the Plan Agent shall automatically receive such Shares, including fractions, for each Participant’s account. Except in the circumstances described in the next paragraph, the number of additional Shares to be credited to each Participant’s account shall be determined by dividing the dollar amount of the dividend or distribution payable on their Shares by the greater of the net asset value per Share determined as of the date of purchase or 95% of the then-current market price per Share on the payment date.

Should the net asset value per Share exceed the market price per Share plus estimated brokerage commissions on the payment date for a cash dividend or distribution, the Plan Agent or a broker-dealer selected by the Plan Agent shall endeavor, for a purchase period lasting until the last business day before the next date on which the Shares trade on an “ex-dividend” basis, but in no event, except as provided below, more than 30 days after the payment date, to apply the amount of such dividend or distribution on each Participant’s Shares (less their pro rata share of brokerage commissions incurred with respect to the Plan Agent’s open-market purchases in connection with the reinvestment of such dividend or distribution) to purchase Shares on the open market for each Participant’s account. No such purchases may be made more than 30 days after the payment date for such dividend or distribution except where temporary curtailment or suspension of purchase is necessary to comply with applicable provisions of federal securities laws. If, at the close of business on any day during the purchase period the net asset value per Share equals or is less than the market price per Share plus estimated brokerage commissions, the Plan Agent will not make any further open-market purchases in connection with the reinvestment of such dividend or distribution. If the Plan Agent is unable to invest the full dividend or distribution amount through open-market purchases during the purchase period, the Plan Agent shall request that, with respect to the uninvested portion of such dividend or distribution amount, the Fund issue new Shares at the close of business on the earlier of the last day of the purchase period or the first day during the purchase period on which the net asset value per Share equals or is less than the market price per Share, plus estimated brokerage commissions, such Shares to be issued in accordance with the terms specified in the third paragraph hereof. These newly issued Shares will be valued at the then-current market price per Share at the time such Shares are to be issued.

For purposes of making the reinvestment purchase comparison under the Plan, (a) the market price of the Shares on a particular date shall be the last sales price on the New York Stock Exchange (or if the Shares are not listed on the New York Stock Exchange, such other exchange on which the Shares are principally traded) on that date, or, if there is no sale on such exchange (or if not so listed, in the over-the-counter market) on that date, then the mean between the closing bid and asked quotations for such Shares on such Exchange on such date and (b) the net asset value per Share on a particular date shall be the net asset value per Share most recently calculated by or on behalf of the Fund. All dividends, distributions and other payments (whether made in cash or Shares) shall be made net of any applicable withholding tax.

Open-market purchases provided for above may be made on any securities exchange where the Fund’s Shares are traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Plan Agent shall determine. Each Participant’s uninvested funds held by the Plan Agent will not bear interest, and it is understood that, in any event, the Plan Agent shall have no liability in connection with any inability to purchase Shares within 30 days after the initial date of such purchase as herein provided, or with the timing of any purchases effected. The Plan Agent shall have no responsibility as to the value of the Shares acquired for each

Participant’s account. For the purpose of cash investments, the Plan Agent may commingle each Participant’s funds with those of other stockholders of the Fund for whom the Plan Agent similarly acts as agent, and the average price (including brokerage commissions) of all Shares purchased by the Plan Agent as Plan Agent shall be the price per Share allocable to each Participant in connection therewith.

The Plan Agent may hold each Participant’s Shares acquired pursuant to the Plan together with the Shares of other stockholders of the Fund acquired pursuant to the Plan in noncertificated form in the Plan Agent’s name or that of the Plan Agent’s nominee. The Plan Agent will forward to each Participant any proxy solicitation material and will vote any Shares so held for each Participant only in accordance with the instructions set forth on proxies returned by the Participant to the Fund.

The Plan Agent will confirm to each Participant each acquisition made for their account as soon as practicable but not later than 60 days after the date thereof. Although each Participant may from time to time have an undivided fractional interest (computed to three decimal places) in a Share, no certificates for a fractional Share will be issued. However, dividends and distributions on fractional Shares will be credited to each Participant’s account. In the event of termination of a Participant’s account under the Plan, the Plan Agent will adjust for any such undivided fractional interest in cash at the market value of the Shares at the time of termination, less the pro rata expense of any sale required to make such an adjustment.

Any Share dividends or split Shares distributed by the Fund on Shares held by the Plan Agent for Participants will be credited to their accounts. In the event that the Fund makes available to its stockholders rights to purchase additional Shares or other securities, the Shares held for each Participant under the Plan will be added to other Shares held by the Participant in calculating the number of rights to be issued to each Participant.

The Plan Agent’s service fee for handling capital gains and other distributions or income dividends will be paid by the Fund. Participants will be charged their pro rata share of brokerage commissions on all open-market purchases.

Each Participant may terminate their account under the Plan by notifying the Plan Agent in writing. Such termination will be effective immediately if the Participant’s notice is received by the Plan Agent not less than ten days prior to any dividend or distribution record date, otherwise such termination will be effective the first trading day after the payment date for such dividend or distribution with respect to any subsequent dividend or distribution. The Plan may be terminated by the Plan Agent or the Fund upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any dividend or distribution by the Fund.

These terms and conditions may be amended or supplemented by the Plan Agent or the Fund at any time or times but, except when necessary or appropriate to comply with applicable law or the rules or policies of the SEC or any other regulatory authority, only by mailing to each Participant appropriate written notice at least 30 days prior to the effective date thereof. The amendment or supplement shall be deemed to be accepted by each Participant unless, prior to the effective date thereof, the Plan Agent receives written notice of the termination of their account under the Plan. Any such amendment may include an appointment by the Plan Agent in its place and stead of a successor Plan Agent under these terms and conditions, with full power and authority to perform all or any of the acts to be performed by the Plan Agent under these terms and conditions. Upon any such appointment of any Plan Agent for the purpose of receiving dividends and distributions, the Fund will be authorized to pay to such successor Plan Agent, for each Participant’s account, all dividends and distributions payable on Shares held in their name or under the Plan for retention or application by such successor Plan Agent as provided in these terms and conditions.

The Plan Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement and to comply with applicable law, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by the Plan Agent’s negligence, bad faith, or willful misconduct or that of its employees.

These terms and conditions are governed by the laws of the State of Maryland.

Reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions — i.e., reinvestment in additional Shares does not relieve stockholders of, or defer the need to pay, any income tax that may be payable (or that is required to be withheld) on Fund dividends and distributions. Participants should contact their tax professionals for information on how the Plan impacts their personal tax situation. For additional information about the Plan, please contact the Plan Agent by telephone at 1-866-227-2136 or by mail at 6201 15th Avenue, Brooklyn, NY, 11219 or online at www.astfinancial.com.

Description of Capital Structure

The Fund is a closed-end, diversified management investment company registered under the laws of the State of Maryland pursuant to the Articles of Incorporation signed by Arthur C. Delibert dated March 18, 2010. The Fund is authorized to issue 1,000,000,000 shares of capital stock, par value $0.0001 per share. The Fund intends to hold annual meetings of Stockholders so long as the Common Stock is listed on a national securities exchange and such meetings are required as a condition to such listing. An investor who acquires Common Stock in an Offer issued after the Record Date for a meeting of Stockholders will not be entitled to vote such Common Stock, or otherwise participate with respect to such Common Stock, at such meeting.

General

Set forth below is information with respect to the Fund’s outstanding capital stock as of April 17, 2023:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Stock Held by the Fund or for its Own Account
Common Stock	992,397,100	0	19,437,681
Preferred Stock (Perpetual Preferred Shares Series A)	1,500	0	0
Preferred Stock (MRPS Series B)	1,400	0	0
Preferred Stock (MRPS Series C)	7,600,000	0	6,080,000

Common Stock

Each share of Common Stock represents an equal proportionate interest in the assets of the Fund with each other share of Common Stock in the Fund. Common Stockholders will be entitled to the payment of distributions when, as and if declared by the Board. Under the stable distribution policy, in certain circumstances, the Fund may be required to sell a portion of its investment portfolio to fund distributions. Therefore, these payments may represent a reduction of the stockholder’s principal investment. The 1940 Act or the terms of any borrowings or preferred stock may limit the payment of distributions to the Common Stockholders. Each whole Share of Common Stock shall be entitled to one (1) vote as to matters on which it is entitled to vote pursuant to the terms of the Articles of Incorporation on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all claims and obligations of the Fund and the liquidation preference with respect to any outstanding preferred stock, and (upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection), the directors may distribute the remaining assets of the Fund among the holders of the Common Stock.

In general, except as provided in the following paragraph, when there are any borrowings, including preferred stock and/or notes outstanding, the Fund may not be permitted to declare any cash distribution on its Common Stock, unless at the time of such declaration, (i) all accrued distributions on preferred stock or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred stock (expected to equal the aggregate original purchase price of the outstanding preferred stock plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of the preferred stock or notes from a NRSRO. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its Common Stock could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a regulated investment company for federal income tax purposes. The Fund intends, however, to the extent possible to purchase or redeem preferred stock or notes or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred stock in certain circumstances in connection with any such impairment of the Fund’s status as a regulated investment company. See “Distributions.” Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred stock to the holders thereof.

Any offerings of the Fund’s Common Stock, if made, will require approval of the Board. Any additional offering will not be sold at a price per Share of Common Stock below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Stockholders or with the consent of a majority of the Fund’s outstanding Common Stockholders. The Shares of Common Stock have no preemptive rights.

The Fund currently issues its Common Stock without certificates.

The Fund is authorized to issue 1,000,000,000 Shares of Common Stock. All Shares of Common Stock have equal voting, dividend, distribution and liquidation rights. The Shares of Common Stock outstanding are, and the Shares of Common Stock issuable upon the exercise of the Rights, when issued and paid for pursuant to the terms of any offering, will be, fully paid and non-assessable. Shares of Common Stock are not redeemable and have no preemptive rights, conversion rights, cumulative voting rights or appraisal rights.

The Fund’s Common Stock is publicly held and is listed and traded on the NYSE American under the symbol “NHS”. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per Share of Common Stock along with (i) the highest and lowest closing NAV and (ii) the highest and lowest premium or discount from NAV represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)		NAV on Date of NYSE American Market Price(1)		Market Premium/ (Discount) to NAV on Date of NYSE American Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low
January 31, 2023	$9.13	$8.13	$8.92	$8.45	2.35%	-3.79%
October 31, 2022	$9.74	$7.46	$9.74	$8.32	0.00%	-10.34%
July 31, 2022	$9.69	$7.78	$10.36	$8.84	-6.47%	-11.99%
April 30, 2022	$11.74	$9.76	$10.94	$10.48	7.31%	-6.87%
January 31, 2022	$13.20	$11.17	$12.31	$11.87	7.23%	-5.90%
October 31, 2021	$13.16	$12.47	$12.35	$12.58	6.56%	-0.87%
July 31, 2021	$13.53	$12.57	$12.79	$12.54	5.79%	0.24%
April 30, 2021	$13.05	$11.88	$12.69	$12.66	2.84%	-6.16%
January 31, 2021	$12.04	$10.79	$12.53	$11.78	-3.91%	-8.40%

(1)	Source: Bloomberg

(2)	Data presented are with respect to a short period of time and are not indicative of future performance.

On April 17, 2023, the Fund’s NAV was $8.53 and the last reported sale price of a Share of Common Stock on the NYSE American was $9.04, representing a premium to NAV of 5.98%. The Fund’s shares of Common Stock have historically traded at both a premium and discount to NAV.

Preferred Stock and Notes Outstanding

The Fund has outstanding PNs with an aggregate principal value of $46,000,000 and MRPS with an aggregate liquidation preference of $76,000,000. The PNs have a maturity date of September 18, 2023 and the MRPS have a maturity date of August 3, 2023. The interest on the PNs is accrued daily and paid quarterly. The MRPS have a liquidation preference of $12.50 per share plus any accumulated unpaid distributions, whether or not earned or declared by the Fund, but excluding interest thereon.

The Articles of Incorporation authorize the issuance of 1,000,000,000 of capital stock, including preferred stock, having a par value of $0.0001 per share, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Stockholders. To the extent the Directors authorize the issuance of any preferred stock, the Directors are also permitted to amend or supplement the Articles of Incorporation, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such preferred stock.

Prior to issuance of additional preferred stock, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for Common Stockholders or otherwise be in their best interest.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred stock, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred stock. If the Fund seeks a rating of the preferred stock, asset coverage requirements, in addition to those set forth in the 1940 Act, may be imposed. The liquidation value of the preferred stock is expected to equal their aggregate original purchase price plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred stock, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s charter) if and when it authorizes the preferred stock. The Fund may issue preferred stock that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred stock may also enable the Fund to lengthen such intervals. At times, the distribution rate on the Fund’s preferred stock may exceed the Fund’s return after expenses on the investment of proceeds from the preferred stock, resulting in a lower rate of return to Common Stockholders than if the preferred stock were not outstanding.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred stock may entitle the holders of preferred stock to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus the applicable redemption premium, if any, together with accrued and unpaid distributions, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to Common Stockholders. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred stockholders would not be entitled to any further participation in any distribution of assets by the Fund.

If issued, the Fund expects that holders of preferred stock, voting as a class, shall be entitled to elect at least two of the Fund’s directors. Under the 1940 Act, if at any time distributions on the preferred stock are unpaid in an amount equal to two (2) full years’ distributions thereon, the holders of all outstanding preferred stock, voting as a class, will be allowed to elect at least a majority of the Fund’s Directors with the number of Directors increased appropriately to the extent necessary to effectuate such rights until all distributions in arrears have been paid or declared and set apart for payment. The 1940 Act also requires that, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred stock and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. In addition, if required by a NRSRO rating the preferred stock or if the Board determines it to be in the best interests of the Common Stockholders, issuance of the preferred stock may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the preferred stock may be entitled to elect a majority of the Fund’s Board in other circumstances, for example, if one payment on the preferred stock is in arrears.

The Fund expects that the affirmative vote of the holders of a majority of any outstanding preferred stock, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred stock so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of preferred stock. The class vote of holders of preferred stock described above will in each case be in addition to any other vote required to authorize the action in question.

The Fund currently has ratings from an NRSRO on its Private Securities and currently intends that, as long as the Private Securities are outstanding, the composition of its portfolio will reflect guidelines established by such NRSRO. In order to maintain these ratings, the Fund is required to comply with asset coverage requirements that are currently more restrictive than those under the 1940 Act, restrictions on certain portfolio investments and investment practices, requirements that the Fund maintain a portion of its assets in short-term, high-quality investments at certain times and certain mandatory redemption or prepayment requirements relating to the Private Securities.

The Fund also may enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures and forward contracts, options and other derivative transactions. As of the date of this prospectus, to the extent that the Fund covers its obligations under such other transactions, as described in this prospectus, such transactions should not be treated as borrowings for purposes of the 1940 Act. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. Further, the Fund may incur losses on such transactions (including the entire amount of the Fund’s investment in such transaction) even if they are covered.

Subscription Rights

The Fund may issue subscription rights to holders of our common stock to purchase additional common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of our common stock, the Fund will provide a Prospectus Supplement to Common Stockholders as of the record date set for determining the stockholders eligible to receive subscription rights in such subscription rights offering.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered, along with general risks associated with subscription rights such as risks relating to dilution, market price volatility and undersubscription:

•	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the number of such subscription rights issued in respect of each share of common stock;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares of common stock at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights would be exercisable as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon expiration of any rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in a prospectus supplement the Fund would issue, as soon as practicable, the shares of common stock purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than Stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in an applicable prospectus supplement.

REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND

Because shares of closed-end management investment companies frequently trade at a discount to their net asset values, the Board of Directors has determined that from time to time it may be in the interest of Common Stockholders for the Fund to take action. The Board, in consultation with NBIA, periodically reviews the possibility of various actions, which may include tender offers for Common Stock and/or open market repurchases and considers in connection with such review such factors as the market price of the Common Stock, the net asset value of Common Stock, the liquidity of the assets of the Fund, effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a regulated investment company or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions, which may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will decide to undertake any actions or, if undertaken, that such actions will result in the Fund’s shares of Common Stock trading at a price which is equal to or approximates their net asset value.

The Fund may be converted to an open-end management investment company at any time if approved by (i) both (a) a majority of the Board of Directors, including a majority of the directors who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, and (b) the holders of seventy-five percent (75%) of the outstanding shares of the Fund’s Common Stock or (ii) if approved by the affirmative vote of 75% of the directors, including a majority of the directors who are not “interested persons” of the Fund, as that term is defined in the 1940 Act, in addition to any requirements under federal or Maryland law. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment companies unless significant changes in portfolio holdings, which might be difficult and could involve losses, and investment policies are made. Conversion of the Fund to an open-end management investment company also would require the redemption of any outstanding preferred stock and could require the repayment of borrowings, which would reduce the leveraged capital structure of the Fund with respect to the Common Stock. In the event of conversion, the Common Stock would cease to be listed on the NYSE American or other national securities exchange or market system. The Board believes the closed-end structure is desirable, given the Fund’s investment objective and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the Fund to an open-end management investment company. Common Stockholders of an open-end management investment company can require the company to redeem their stock at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. If converted to an open-end fund, the Fund expects to pay all redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, it is likely that new Common Stock would be sold at NAV plus a sales load.

Tax Matters

The following discussion briefly summarizes certain rules applicable to federal income taxation of the Fund and its stockholders. This discussion does not purport to be complete or to deal with all aspects of that taxation that may be relevant to Stockholders in light of their particular circumstances. It is based on current provisions of the Code and the Treasury regulations and judicial decisions and administrative pronouncements published at the date hereof, all of which are subject to change, some of which may be retroactive. Record Date Stockholders and potential future Rights holders are urged to consult with their own tax advisers for more detailed information and for information regarding other federal tax considerations and any state, local, or foreign taxes concerning their continued investment in the Fund and of their receipt and exercise of any Rights.

The Fund has elected to be treated and to qualify each year as a regulated investment company (a “RIC”) under the Code. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its total assets and to distribute substantially all of its net income and net short-term capital gain (after reduction by net long-term capital loss and any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying U.S. federal income or excise tax thereon. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to U.S. federal income tax on income paid to its stockholders in the form of dividends or capital gain distributions.

At least annually, the Fund intends to distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gain and pay U.S. federal income tax on the retained gain. As provided under U.S. federal tax law, Common Stockholders of record as of the end of the Fund’s taxable year will include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of holding period in Common Stock), and will be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. Common Stockholders of record for the retained capital gain also will be entitled to increase their tax basis in their Common Stock by an amount equal to the deemed distribution less the tax credit. Distributions of the Fund’s net capital gain (“capital gain distributions”), if any, are taxable to Common Stockholders as long-term capital gain, regardless of their holding period in Common Stock. Distributions of the Fund’s net realized short-term capital gain will be taxable as ordinary income.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a return of capital to each Common Stockholder (up to the amount of the Common Stockholder’s basis in his or her Common Stock) and thereafter as gain from the sale of Common Stock (assuming Common Stock is held as a capital asset). The amount treated as a return of capital reduces the Common Stockholder’s adjusted basis in his or her Common Stock, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Common Stock. See below for a summary of the current maximum tax rates applicable to long-term capital gain (including capital gain distributions).

For federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss incurred in any taxable year, for an unlimited period to offset net capital gains, if any, during its taxable years following the year of the loss. Capital losses carried forward will retain their character as either short-term or long-term capital losses. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the Fund and would not be distributed as such to stockholders.

To qualify as a RIC for income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gain from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gain from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the Fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the value of the Fund’s assets can be invested in securities (other than U.S. government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the Fund fails to meet the annual gross income test described above, the Fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure, and (ii) the Fund pays an excise tax equal to the excess non-qualifying income. If the Fund fails to meet the asset diversification test described above with respect to any quarter, the Fund will nevertheless be considered to have satisfied the requirements for such quarter if the Fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure and pays an excise tax.

As a RIC, the Fund generally will not be subject to federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividend paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its stockholders, provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The Fund intends to distribute to its stockholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income and net capital gain. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no U.S. federal income tax.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the stockholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate stockholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate stockholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gain, pay substantial taxes and interest, and make certain distributions.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate DRD as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain loss or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the income requirement that applies to RICs. While it may not always be successful in doing so, the Fund will seek to avoid or minimize the adverse tax consequences of its investment practices.

The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gain on short sales generally are short-term capital gain. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

The Fund will inform Common Stockholders of the source and tax status of all distributions promptly after the close of each calendar year.

Selling Common Stockholders generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Common Stockholder’s adjusted tax basis in the Common Stock sold. If Common Stock is held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gain recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less (currently 37%), or (ii) for gain recognized on the sale of capital assets held for more than one year (as well as any capital gain distributions), 20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year. An additional 3.8% Medicare tax will also apply in the case of some individuals.

Any loss on a disposition of Shares of Common Stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to those Shares of Common Stock. For purposes of determining whether Shares of Common Stock have been held for six months or less, the holding period is suspended for any periods during which the Common Stockholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of Common Stock will be disallowed to the extent those Shares of Common Stock are replaced by other Common Stock within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of Common Stock (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement Common Stock will be adjusted to reflect the disallowed loss.

An investor should be aware that, if Common Stock is purchased shortly before the record date for any taxable distribution (including a capital gain distribution), the purchase price likely will reflect the value of the distribution and the investor then would receive a taxable distribution that is likely to reduce the trading value of such Common Stock, in effect resulting in a taxable return of some of the purchase price.

Taxable distributions to certain individuals and certain other non-corporate Common Stockholders, including those who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” U.S. federal income tax withholding at the fourth lowest rate of tax applicable to a single individual (24%). Backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against such stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

An investor also should be aware that the benefits of the reduced tax rate applicable to long-term capital gain and qualified dividend income may be impacted by the application of the alternative minimum tax to individual stockholders.

The Fund’s investments in non-U.S. securities may be subject to foreign withholding taxes on dividends, interest, or capital gain, which will decrease the Fund’s yield. Foreign withholding taxes may be reduced under income tax treaties between the U.S. and certain foreign jurisdictions.

Depending on the number of non-U.S. stockholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Stockholders of investing in Common Stock, reflects the U.S. federal tax law as of the date of this Prospectus, and does not address special tax rules applicable to certain types of investors, such as corporate and non-U.S. investors. A more complete discussion of the tax rules applicable to the Fund and the Common Stockholders can be found in the SAI that is incorporated by reference into this Prospectus. Unless otherwise noted, this discussion assumes that an investor is a U.S. person and holds Common Stock as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

Anti-Takeover Provisions in the Articles of Incorporation

The Fund’s Articles of Incorporation and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. The Articles require a vote by either (1) both of (a) a majority of the Fund’s Directors, including a majority of the Directors who are not “interested persons” of the Fund, as defined in the 1940 Act (“Independent Directors”) and (b) the holders of at least 75% of the Fund’s capital stock outstanding and entitled to vote or (2) the affirmative vote of at least 75% of the Fund’s Directors, including a majority of the Independent Directors, in addition to any requirements under federal or Maryland law, except as described below, to authorize the following types of actions:

1.	Merger, consolidation or statutory share exchange of the Fund with or into any other corporation or entity, including a trust;

2.	Issuance of any securities of the Fund to any Principal Stockholder for cash, except as part of an offering in which the Principal Stockholder has no special right to participate as compared to (1) other holders of the same class of stock, or (2) investors at large;

3.	Sale, lease, or exchange of all or any substantial part of the assets of the Fund to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

4.	Sale, lease, or exchange to the Fund, in exchange for securities of the Fund, of any assets of any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

5.	The conversion of the Fund from a closed-end investment company to an open-end investment company;

6.	A change in the nature of the business of the Fund so that it would no longer be an investment company registered under the 1940 Act; or

7.	The dissolution or liquidation of the Fund.

The term “Principal Stockholder” shall mean any corporation, person, entity, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of the capital stock of the Fund and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Stockholder. For the purposes of this Article, in addition to the shares of capital stock which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any shares of capital stock of the Fund (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of capital stock of the Fund, or which is its “affiliate” or “associate” as so defined. For purposes of determining a Principal Stockholder, calculation of the outstanding shares of capital stock of the Fund shall not include shares deemed owned through application of clause (1) above.

The percentage vote required under these provisions is higher than that required under Maryland law or by the 1940 Act. The Board believes that the provisions of the Articles relating to such a higher vote threshold are in the best interest of the Fund and its Common Stockholders. Even if agreed to by the Fund, however, certain of the transactions described above may be prohibited by the 1940 Act unless exemptive or other relief is sought from the SEC. In addition, preferred stockholders vote together with Common Stockholders on all matters on which Common Stockholders vote. The 1940 Act requires approval of the holders of a majority of the outstanding preferred stock, tallied separately, for any conversion from a closed-end to an open-end management investment company. As the 1940 Act also prohibits doing indirectly what cannot be done directly, a vote of the preferred stockholders may be required to effect some of the other transactions described above if the effective result would be conversion of the Fund from a closed-end to an open-end structure.

The Board is classified into three classes, each with a term of three years with only one class of Directors standing for election in any year. Such classification may prevent replacement of a majority of the Directors for up to a two-year period. Directors may be removed from office only for cause and only by vote of the holders of at least 75% of the stock entitled to be voted for such Director in an election of directors.

The Fund has opted in to the Maryland Business Combination Act. In general, the Maryland Business Combination Act prohibits an interested stockholder (a stockholder that holds 10% or more of the voting power of the outstanding stock of the corporation) of a Maryland corporation, or affiliates of such interested stockholder, from engaging in a business combination (generally defined to include a merger, consolidation, share exchange, sale of a substantial amount of assets, a transfer of the corporation’s securities and similar transactions to or with the interested stockholder or an entity affiliated with the interested stockholder) with the corporation for a period of five years after the most recent date on which the interested stockholder became an interested stockholder.

While some of the provisions described above are permitted by Maryland law, certain of the provisions described above are neither permitted nor prohibited by Maryland law. A final judgment by a court about these provisions has not been made as of the date of this Prospectus and it is not clear what judgment a court would reach regarding these provisions.

The Fund has opted in to the Maryland Control Share Acquisition Act (the “MCSAA”), which provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Stock owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from stock entitled to vote on the matter. Control shares are voting stock of stock which, if aggregated with all other stock of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the stock are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

There is currently litigation challenging these types of provisions in other fund’s bylaws. If ultimately determined that these types of provisions are inconsistent with the 1940 Act, it is possible that a court could ultimately determine that such a ruling applies to the Fund’s decision to opt in to the MCSAA.

Reference should be made to the Articles on file with the SEC for the full text of these provisions. See the SAI under “Certain Provisions in the Articles of Incorporation and Bylaws” for a discussion of the voting requirements applicable to certain other transactions.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

State Street Bank and Trust Company serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111. American Stock Transfer & Trust Company, LLC serves as Transfer Agent, Dividend Paying Agent and Registrar. The principal business address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219.

PLAN OF DISTRIBUTION

The Fund may sell Common Stock, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of the Fund’s Securities, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of shares of Common Stock issuable upon the exercise of each right and the other terms of such rights offering.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of shares of Common Stock may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on an exchange or sales made to or through a market maker other than on an exchange.

The Fund may sell its Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the Securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered Securities directly.

In connection with the sale of Securities, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received and any profit realized by them on the resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. The Fund will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements. In connection with any rights offering to existing shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase shares of Common Stock remaining unsubscribed after the rights offering.

If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Fund against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with the Fund, or perform services for the Fund, in the ordinary course of business.

To the extent permitted under the Investment Company Act and the rules and regulations promulgated thereunder, any underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of the Fund’s portfolio transactions after such underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. Such underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for Internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, our Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL OPINIONS

Certain legal matters in connection with the Common Stock will be passed on for the Fund by K&L Gates LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of and for the fiscal year ended October 31, 2022 are incorporated by reference in the SAI have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal place of business of Ernst & Young is located at 200 Clarendon Street, Boston, MA 02116. Ernst & Young provides audit services, tax return preparation, and consultation with respect to the preparation of filings with the SEC.

ADDITIONAL INFORMATION

The Prospectus and the SAI do not contain all of the information set forth in the registration statement that the Fund has filed with the SEC (File No. 811-22396) and available at www.sec.gov. The SAI can be obtained without charge by calling (877) 461-1899.

Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference. To the extent they would be material to an investor’s decision to invest in the Offer, the terms of any such contract or other document are described in the Prospectus or will be described in a Prospectus Supplement thereto.

TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION